As filed with the Securities and Exchange Commission on March 18, 2008

File No: 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHINA GROWTH ALLIANCE LTD.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	6770	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 409, 4/F Aetna Tower
107 Zunyi Road
Shanghai, 200051, China
Tel: (86) 21-62375486
Fax: (86) 21-62375482

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Dr. Bin Zhou
Co-Chief Executive Officer
China Growth Alliance Ltd.
233 Needham Street, Suite 300
Newton, MA 02464
Tel: 617-658-1988
Fax: 617-454-1001

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Douglas S. Ellenoff, Esq. Lawrence A. Rosenbloom, Esq. Ellenoff Grossman & Schole LLP 150 East 42nd Street, 11th Floor New York, NY 10017 (212) 370-1300 (212) 370-7889 — Facsimile	Arthur S. Marcus, Esq. Kristin J. Angelino, Esq. Jaclyn Amsel, Esq. Gersten Savage LLP 600 Lexington Avenue New York, New York 10022 (212) 752-9700 (212) 980-5192 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐     Accelerated filer  ☐     Non-accelerated filer  ☐     Smaller reporting company  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)		Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Unit(1)	Amount of Registration Fee
Units, each consisting of one Subunit and one Class A Warrant(2)	8,050,000 Units		$8.00	$64,400,000	$2,530.92
Subunits included within the Units, each consisting of one ordinary share, $0.0004348 par value, and one Class B Warrant	8,050,000 Subunits		—	—	—	(3)
Class A Warrants included as part of the Units(2)	8,050,000 Warrants		—	—	—	(3)
Ordinary shares underlying the Class A Warrants included in the Units(4)	8,050,000 Shares		$6.00	$48,300,000	$1,898.19
Ordinary shares included as part of the Subunits(2)	8,050,000 Shares		—	—	—	(3)
Class B Warrants included as part of the Subunits	8,050,000 Warrants		—	—	—	(3)
Ordinary shares underlying the Class B Warrants included in the Subunits(4)	4,025,000 Shares	(5)	$6.00	24,150,000	$949.10
Class A Warrants reserved for issuance upon automatic conversion of Class B Warrants(4)(5)	4,025,000 Warrants		—	—	—	(3)
Underwriters’ Unit Purchase Option	1 Option		$100	$100	—	(3)
Units underlying the Underwriters’ Unit Purchase Option (“Underwriters’ Units”)(4)	350,000 Units		$10.00	$3,500,000	$137.55
Subunits included within the Units underlying Underwriters’ Units	350,000 Subunits		—	—	—	(3)
Class A Warrants included as part of the Underwriters’ Units(4)	350,000 Warrants		—	—	—	(3)
Ordinary shares underlying the Class A Warrants included in the Underwriters’ Units(4)	350,000 Shares		$7.50	$2,625,000	$103.16
Ordinary shares included as part of Subunits underlying the Underwriters’ Units(4)	350,000 Shares		—	—	—	(3)
Class B warrants included as part of Subunits underlying the Underwriters’ Units(4)	350,000 Warrants		—	—	—	(3)
Ordinary shares underlying the Class B Warrants included in the Underwriters’ Units(4)	175,000 Shares	(5)	$7.50	$1,312,500	$51.58
Class A Warrants reserved for issuance upon automatic conversion of Class B Warrants included in the Underwriters’ Units(4)(5)	175,000 Warrants		—	—	—	(3)
Total					$5,670.50

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes: (i) 1,050,000 subunits, (ii) 1,050,000 ordinary shares and 1,050,000 Class B warrants underlying such subunits and (iii) 1,050,000 Class A warrants underlying such units, which may be issued on exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.
(5)	If the Registrant consummates a business combination, every two Class B warrants will automatically convert into one Class A warrant and the Class B warrants will no longer be outstanding. The 4,025,000 shares registered as underlying the Class B warrants are the same as the shares underlying the Class A warrants into which such Class B warrants convert.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED MARCH 18, 2008

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

$56,000,000

China Growth Alliance Ltd.

7,000,000 units

China Growth Alliance Ltd. is a recently incorporated Cayman Islands exempted company. We are a blank check company formed for the purpose of acquiring, engaging in a capital stock exchange, share reconstruction and amalgamation or contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination of an unidentified operating business. We intend to focus on identifying a prospective business with its primary operationsin the People’s Republic of China. Our efforts in identifying a prospective target business will be limited geographically to a business with its primary operations in China, but not to any particular industry sector. We do not have any specific business combination under consideration or contemplated and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with potential targets regarding such a transaction.

This is an initial public offering of our securities. Each unit is being sold at a purchase price of $8.00 per unit. Each unit consists of: (i) one subunit and (ii) one Class A warrant. Each subunit consists of one ordinary share and one Class B warrant.

Each Class A warrant entitles the holder to purchase one of our ordinary shares at a price of $6.00. Each Class A warrant will become exercisable on the later of our completion of a business combination or [      ], 2009 [one year from the date of this prospectus], and will expire on [      ], 2012 [four years from the date of this prospectus], or earlier upon redemption or liquidation. We may redeem the Class A warrants following our business combination on the terms set forth in this prospectus. The Class B warrants are identical to the Class A warrants except: (i) each Class B warrant entitles the holder to purchase one half (1/2) of one of our ordinary shares and (ii) the Class B warrants will not trade separately, and will trade as a subunit with the ordinary shares until the time of our business combination. If we consummate a business combination, the subunits will automatically separate, every two Class B warrants will automatically convert into one Class A warrant and the subunits and Class B warrants will no longer be outstanding.

Currently, there is no public market for our units, subunits, ordinary shares or warrants. We have applied to have our units, subunits and Class A warrants listed on the American Stock Exchange under the symbols CGN.U, CGN. and CGN.WS, respectively, on or promptly after the date of this prospectus. The subunits and Class A warrants comprising the units will begin separate trading on the 10th business day following the earlier to occur of: (i) the expiration of the underwriters’ overallotment option or (ii) its exercise in full.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 24 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commissions(1)	Proceeds, Before Expenses, to us(1)
Per unit	$8.00	$0.32	$7.68
Total	$56,000,000	$2,240,000	$53,760,000

(1)	Does not include: (i) a non-accountable expense allowance in the amount of $560,000 ($0.08 per unit) payable to the underwriters, of which 50% ($280,000, or $0.04 per unit) will only be payable to the underwriters upon consummation of a business combination and (ii) deferred underwriting discounts and commissions in the amount of $1,400,000 ($0.20 per unit), or $1,610,000 if the underwriters’ over-allotment option is exercised in full, payable to the underwriters only upon consummation of a business combination and then only with respect to those units as to which the component subunits have not been redeemed for cash by those shareholders who voted against the business combination and exercised their redemption rights. If a business combination is not consummated, such deferred non-accountable expense allowance and deferred discount will be forfeited by the underwriters.

Of the proceeds we receive from this offering and the private placement to be made immediately prior to the consummation of this offering to an affiliate of our sponsor, $54,880,000 ($7.84 per unit) will be deposited into the trust account at J.P. Morgan Chase, N.A. maintained by American Stock Transfer & Trust Company acting as trustee. This amount includes: (i) deferred underwriting discount and commissions in the amount of $1,400,000, or $1,610,000 if the underwriters’ over-allotment option is exercised in full, payable to the underwriters only upon consummation of a business combination and then only with respect to those units as to which the component subunits have not been redeemed for cash by those shareholders who voted against the business combination and exercised their redemption rights and (ii) a deferred underwriters’ non-accountable expense allowance of $280,000. If we do not complete a business combination within the time periods specified in this prospectus, we will implement a plan of dissolution and liquidation and the funds in the trust account will be distributed to our public shareholders, in each case as set forth in this prospectus.

We are offering the units for sale on a firm-commitment basis. Ferris, Baker Watts, Incorporated and Jesup & Lamont Securities Corporation, the co-managing underwriters, expect to deliver our securities to investors in the offering on or about           , 2008.

Ferris, Baker Watts Incorporated	Jesup & Lamont Securities Corporation
Maxim Group LLC

The date of this prospectus is , 2008

Our sponsor is Fair Value Capital Ltd., a Samoa company which focused on investments in the People’s Republic of China. Our sponsor is owned and controlled by Dr. Zhou and Messrs. Zhu and Ma, our Chairman and Co-Chief Executive Officer, Vice Chairman and Co-Chief Executive Officer, and Vice Chairman and President, respectively.

Fair Value Opportunity Ltd., a Samoa company of which our sponsor is the manager and of which more than a majority of the interests are collectively owned by Dr. Zhou and Messrs. Zhu and Ma, has agreed to purchase 2,666,667 warrants, or private placement warrants, from us at a price of $0.75 per warrant, in accordance with Regulation S under the Securities Act of 1933, as amended, to be completed immediately prior to this offering. Of the $2,000,000 of proceeds received from the sale of the private placement warrants, $1,900,000 will be placed in the trust account described in this prospectus, and $100,000 will initially be held outside the trust account and used for working capital purposes. The private placement warrants will be identical to the Class A warrants sold in this offering but will be non-redeemable and may be exercised on a “cashless” basis at any time after the later to occur of a business combination or one year from the date of this prospectus, in each case if held by their initial holders or their permitted assigns. The holder of private placement warrants will not have any right to any liquidation distributions with respect to the shares underlying such private placement warrants in the event we fail to consummate a business combination, in which event the private placement warrants will expire worthless.

In order to fund our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution), we will be permitted to draw, as earned, up to 75% of the cumulative interest earned on the funds held in the trust account, after taxes, per month for the first 12 months following the consummation of this offering, and thereafter 50% cumulative interest earned on the funds held in the trust account per month, after taxes; however, if the underwriters’ over-allotment option is exercised in full, we will not be permitted to draw such amounts until $168,000 (or a lesser amount if less than the full over-allotment option is exercised, pro rata based on the amount of the over-allotment exercised) of interest shall have been earned on the trust account with the resulting effect that there shall be a minimum of $7.84 per unit held in the trust account. We will be permitted to draw no more than an aggregate of $2,000,000 of such interest.

We have granted the underwriters a 45-day option to purchase up to 1,050,000 additional units (over and above the 7,000,000 units referred to above) solely to cover over-allotments, if any.

We have also agreed to sell to the underwriters for $100, as additional compensation, an option to purchase up to 350,000 units at a per unit exercise price of $10.00. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the redeemable warrants included in the units sold in the offering). The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

You should rely only on the information contained in this registration statement of which this prospectus forms a part. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

This prospectus contains forward-looking statements that involve substantial risks and uncertainties as they are not based on historical facts, but rather are based on current expectations, estimates and projections about Chinese markets, our beliefs, and our assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You should not place undue reliance on any forward-looking statements, which apply only as of the date of this prospectus.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

•	references to “we,” “us,” “our” or “our company” refer to China Growth Alliance Ltd.;
•	references to “business combination” mean our initial acquisition of one or more assets or operating businesses with a fair market value of at least 80.0% of our net assets held in the trust account prior to the exercise of shareholder redemption rights described herein (net of: (i) taxes paid or reserved for and (ii) interest which we may draw from the trust account as provided for herein to pay for our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution) and excluding the amount held in the trust account representing a portion of the underwriters’ discount and non-accountable expense allowance) at the time of the acquisition through a capital stock exchange, asset or stock acquisition, exchangeable share transaction, share reconstruction and amalgamation, joint venture, contractual control arrangement or other similar business combination, pursuant to which we will require that a majority of the ordinary shares voted by the public shareholders are voted in favor of the acquisition and less than 30.0% of the public shareholders both exercise their redemption rights and vote against the proposed acquisition;
•	references to “China” means the People’s Republic of China as well as the Hong Kong Special Administrative Region and the Macau Special Administrative Region, but does not include Taiwan.
•	references to “Companies Law” means the Companies Law (2007 Revision) of the Cayman Islands;
•	references to “existing shareholders” are to shareholders before this offering;
•	references to “Foreign Subsidiary” are to a foreign (non-U.S. or non-Cayman) subsidiary that we may choose to form and utilize to make the acquisition in connection with a proposed business combination;
•	references to “private placement” are to the sale of 2,666,667 warrants to an affiliate of our sponsor at a price of $0.75 per warrant, for an aggregate purchase price of $2,000,000, in a private placement in accordance with Regulation S under the Securities Act of 1933, as amended (which we refer to herein as the “Securities Act”), that will occur immediately prior to the consummation of this offering;
•	references to “private placement warrants” are to the warrants to purchase an aggregate of 2,666,667 of our ordinary shares being purchased by an affiliate of our sponsor in the private placement;
•	references to “public shareholders” are to the holders of ordinary shares sold as part of the units in this offering or acquired in the aftermarket, including any existing shareholder to the extent they acquire such shares (and solely with respect to such shares);
•	references to our “sponsor” or “Fair Value Capital” refers to Fair Value Capital Ltd.;
•	references to “subunits” are to the subunits which form a part of the units being sold in this offering, with each subunit consisting of: (i) one ordinary share and (ii) one Class B warrant;
•	references to a “target business” are to one or more operating businesses which, after completion of this offering, we may target for a potential business combination; and

Unless expressly stated to the contrary, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option. All share and price information in the prospectus gives effect to a 1.15-for-1 stock split which occurred on March 14, 2008. The 262,500 of our ordinary shares currently held by our existing shareholders as a result of such split will be forfeited by such shareholders pro rata in accordance with the exercise, if any, of the underwriter’s over-allotment option. The purpose of the split was to allow our existing shareholders to maintain their 20.0% ownership of the outstanding ordinary shares if the underwriter’s over-allotment option is exercised in full or in part.

Our Business

We are a recently incorporated blank check company, incorporated under the laws of the Cayman Islands on August 10, 2007. We were formed for the purpose of acquiring, merging with, engaging in a capital stock exchange with, purchasing all or substantially all of the assets of, or engaging in a contractual control arrangementor any other similar business combination of an unidentified operating business.

We intend to focus on identifying a prospective business with its primary operations in the People’s Republic of China by leveraging the business experience that our management team has in China. Our efforts in identifying a prospective target business will be limited geographically to China (although we may acquire an entity that is not incorporated in China but has its principal business and/or material operations in China) but not to any particular industry sector. We do not have any specific business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with potential targets regarding such a transaction.

Our Management Team and the Opportunity in China

We believe our ability to effect a business combination will be based in large part on the strength of our management team, including our executive officers, Dr. Bin Zhou, Mr. Peifeng Zhu and Mr. Dongbing Ma, our Chairman and Co-Chief Executive Officer, Vice Chairman and Co-Chief Executive Officer, and Vice Chairman and President, respectively. All of our executive officers were born in mainland China and have diverse business backgrounds, both in China and abroad, including extensive capital markets and investment experience in mainland China as well as in Hong Kong and the United States. Each executive officer is either a principal, advisor or substantial shareholder of a public company listed on the Hong Kong Main Board market. In addition, two independent members of our board of directors have significant experience with Chinese government regulations and practices, having served in the governments of Anhui and Fujian Provinces.

As a result, we believe our management team understands the rapidly growing and evolving Chinese business environment and evolving business regulations, and it is this understanding that we believe will be critical in executing a business combination in China. Through their involvement with our sponsor, Fair Value Capital, a private equity firm focusing on investments in China, and through other relevant experience, Dr. Zhou and Messrs. Zhu and Ma have extensive business experience of running and expanding private businesses as well as working with Chinese state-owned companies in private restructuring and merger and acquisition activities. They also have experience working with the provincial and local business communities and local governments in China.

As a result of this background, we believe our team has the necessary skills and experience required to evaluate, negotiate and consummate a business combination in China.

We also believe that current market conditions in China will permit us to find a suitable business combination target in China. Recently, opportunities for market expansion have emerged for businesses with operations in China due to certain changes in China’s political, economic and social policies as well as certain fundamental changes affecting China and its neighboring countries. We believe that China represents both a favorable environment for making acquisitions and an attractive operating environment for a target business for several reasons, including, among other things:

•	the existence of a prolonged economic expansion within China, with gross domestic product growth of approximately 9.4% on average since 1988, and growth of 9.9% for 2005, according to the International Monetary Fund’s Report on World Economic Outlook;
•	attractive valuations for target businesses within China;
•	increased government focus within China on privatizing assets, improving foreign trade and encouraging business and economic activity; and

•	access to a highly trained and educated workforce, as well as favorable labor rates and efficient, low-cost manufacturing capabilities.

Moreover, we believe that the relaxation of currency control, the trend towards urbanization and commercialization in China and China’s active capital markets will foster the ability of the business we acquire to realize long-term growth.

Our Business Combination Plans

We intend to acquire an operating business through a stock exchange, asset acquisition or other similar business combination; however, for certain foreign investment restricted industries, we may seek to acquire control of the target business through contractual arrangements with licensed companies operating in China, and their owners. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target acquisition or had any discussions, formal or otherwise, with potential targets regarding a transaction. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers and directors and any of their potential contacts or relationships regarding a potential business combination. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

If we are unable to consummate a business combination within the allotted time periods set forth in this prospectus and in our Amended and Restated Memorandum and Articles of Association, we will liquidate and distribute our trust account and any other assets to our public shareholders.

While we may seek to effect business transactions with more than one target acquisition, our business combination must be with a target acquisition (or acquisitions) whose fair market value is at least equal to 80.0% of our assets held in the trust account prior to the exercise of shareholder redemption rights described herein (net of: (i) taxes paid or reserved for and (ii) interest which we may draw as provided for herein to pay for our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution) and excluding the amount held in the trust account representing a portion of the underwriters’ discount and non-accountable expense allowance) at the time of such acquisition. Consequently, initially we may have the ability to complete only a single business combination, although this may entail our acquisition of one or more individual assets, properties or entities.

As described elsewhere in this prospectus, public shareholders voting against a business combination will be entitled to cause us to redeem their subunits for a pro rata cash portion of the trust account, plus interest earned on their portion of the trust account (net of taxes payable and amounts of trust account interest we are permitted to draw for working capital), if the business combination is approved and completed. If our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many shareholders may exercise such redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of shareholders exercise their redemption rights than we expect. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds.

We may further seek to acquire a target acquisition that has a fair market value significantly in excess of 80.0% of our assets held in the trust account prior to the exercise of shareholder redemption rights described herein (net of: (i) taxes paid or reserved for and (ii) interest which we may draw as provided for herein to pay for our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution) and excluding the amount held in the trust account representing a portion of the underwriters’ discount and non-accountable expense allowance). In order to do so, we may seek to raise additional funds through a private offering of debt or equity securities, and we may effect a business combination using the proceeds of such offering rather than using the amounts held in the trust account. We could thus pursue a transaction in which we issue a substantial number of new shares. As a result, our shareholders immediately prior to such transaction could own substantially less than a majority of our outstanding shares subsequent to such transaction. In any case, although our shareholders prior to the business combination might own less than a majority interest post-business combination, we will not purchase a minority or passive interest in a target business, as this would subject us to the Investment Company Act of 1940.

In the case of a business combination funded with assets other than the trust account assets, the proxy materials disclosing the business combination for which we would seek shareholder approval would disclose the terms of the financing as well and, if required by law, regulation or a rule of the American Stock Exchange, we would seek shareholder approval of such financing. In the absence of a requirement by law, regulation or a rule of the American Stock Exchange, we would not seek separate shareholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans that would allow us to acquire a company with a fair market value in an amount greater than 80.0% of our net assets held in the trust account at the time of the acquisition. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Our initial business combination may also take the form of a joint venture wherein we acquire less than a 100.0% ownership interest in certain properties, assets or entities. Even if we acquire less than 100% of one or more target businesses in our initial business combination: (a) we would not enter into any business combination wherein we acquired less than a majority of the outstanding voting or control rights of such target business and (b) the aggregate fair market value of the interests we acquire must equal at least 80% of the amount held in the trust account prior to the exercise of shareholder redemption rights described herein (net of: (i) taxes paid or reserved for and (ii) interest which we may draw as provided for herein to pay for our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution) and excluding the amount held in the trust account representing a portion of the underwriters’ discount and non-accountable expense allowance), with such interests being calculated based upon generally accepted valuation metrics (which may include cash flow, multiples of revenue and/or EBITDA (earnings before interest, taxes, depreciation and amortization), net profit, profit margin, growth rate, book value and other methods). In such case, however, the remaining ownership interest may be held by third parties who may or may not have been involved with the properties, assets or entities prior to our acquisition of such ownership interest. With a joint venture, we will face additional risks, including the additional costs and time required to investigate and otherwise conduct due diligence on potential joint venture partners and to negotiate joint venture agreements. Moreover, the subsequent management and control of a joint venture will entail risks associated with multiple owners and decision makers.

We intend to acquire an operating business through a capital stock exchange, asset acquisition or other similar business combination; however, the Chinese government has restricted or limited foreign ownership of certain kinds of assets and companies operating in a wide variety of industries, including certain aspects of telecommunications, advertising, food production and heavy equipment manufacturers. The Chinese government may apply these restrictions to other industries in the future. In addition, there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or having “famous Chinese brand names” or “well established Chinese brand names.” Subject to the review requirements of the Chinese Ministry of Commerce and other relevant agencies for acquisitions of assets and companies in China, and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted Chinese parties. To the extent that such agreements are employed, they may be for control of specific assets or control of blocks of the equity ownership interests of a company. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of Chinese parties who would likely be designated by our company.

While we do not intend to pursue a business combination with any company that is affiliated with our sponsor, executive officers or directors, we are not prohibited from pursuing such a transaction. In the event we seek to complete a business combination with such a company, we would obtain an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority, Inc., or FINRA, and is reasonably acceptable to the underwriters, that such a business combination is fair to our shareholders from a financial point of view. Such opinion would be included in our proxy statement relating to the business combination. Although our management has not consulted with any investment banker in connection with such an opinion (either for potential affiliated transaction or in order to assist our management in determining whether the 80% net asset test for a proposed business combination has ben met), it is possible that we may not be able to obtain such an opinion due to, among other factors, timing and cost issues. In considering such costs, we will need to consider the cost of procuring a fairness opinion, and we expect to seek such an opinion unless the cost is substantially in excess of what it would be otherwise. In the event that we cannot obtain an opinion, we will include appropriate explanatory disclosure in the business combination proxy statement.

In the event we ultimately determine to simultaneously acquire several assets or properties and such assets or properties are owned by different sellers, we may need for each of such sellers to agree that our purchase is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and consequently delay our ability, to complete the business combination. If we choose to effect multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the multiple assets or properties into a single operating entity.

Private Placement

Fair Value Opportunity Ltd., a Samoa company of which our sponsor is the manager and of which more than a majority of the interests are collectively owned by Dr. Zhou and Messrs. Zhu and Ma, has agreed to purchase 2,666,667 warrants from us at a price of $0.75 per warrant, in a private placement totaling $2,000,000, in accordance with Regulation S under the Securities Act, to be completed prior to the date of this prospectus. Such purchase price was the result of negotiations between our sponsor and the underwriters. Of the $2,000,000 of proceeds received from the sale of the private placement warrants, $1,900,000 will be placed in the trust account described in this prospectus, and $100,000 will initially be held outside the trust account and used for working capital purposes. The private placement warrants will be identical to the Class A warrants sold in this offering but will be non-redeemable and may be exercised on a “cashless” basis at any time after the later to occur of a business combination or one year from the date of this prospectus, in each case if held by their initial holders or their permitted assigns. The holder of private placement warrants will not have any right to any liquidation distributions with respect to the shares underlying such private placement warrants in the event we fail to consummate a business combination, in which event the private placement warrants will expire worthless.

Principal Offices

Our principal executive offices are located at Room 409, 4/F Aetna Tower, 107 Zunyi Road, Shanghai, 200051, China and our telephone number at that address is +(86) 21-62375486.

The Offering

Sponsor
Our sponsor is Fair Value Capital Ltd., a Samoa company which focused on investments in the People’s Republic of China. Our sponsor is owned and controlled by Dr. Zhou and Messrs. Zhu and Ma, our Chairman and Co-Chief Executive Officer, Vice Chairman and Co-Chief Executive Officer, and Vice Chairman and President, respectively.
Securities offered
7,000,000 units, at $8.00 per unit, each unit consisting of:
• one subunit; and
• one Class A warrant.
Each subunit consists of:
• one ordinary share; and
• one Class B warrant.
Proposed AMEX symbols for our:
Units
“CGN.U”
Subunits
“CGN.”
Class A Warrants
“CGN.WS”
Trading commencement and separation of the subunits and Class A warrants
The units will begin trading on or promptly after the date of this prospectus. The subunits and Class A warrants which form a part of the units (but not our Class B warrants, which will continue to be attached as a subunit to our ordinary shares until following our business combination) will begin separate trading on the 10th business day following the earlier to occur of: (i) the expiration of the underwriters’ overallotment option or (ii) its exercise in full.
In no event will the subunits and Class A warrants begin to trade separately until we have filed a Form 6-K with the Securities and Exchange Commission, or SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this
Form 6-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of commencement of trading of the subunits and Class A warrants. If the over-allotment option is exercised following the initial filing of such Form 6-K, a second or amended Form 6-K will be filed to provide information to reflect the exercise of the over-allotment option.
Following the date that the subunits and Class A warrants are eligible to trade separately, the units will continue to be listed for trading, and any securityholder may elect to break apart a unit and trade the subunits or Class A warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent securityholder owning subunits and Class A warrants may elect to combine them together and trade them as a unit. Securityholders will have the ability to trade our securities as units until such time as the Class A warrants expire or are redeemed. Although we will not distribute copies of the Form 6-K to individual unit holders, the Form 6-K will be available on the SEC’s website after the filing. See the section appearing elsewhere in this prospectus entitled “Where You Can Find Additional Information.”
Ordinary shares:
Number outstanding before this offering
2,012,500 shares, which includes 262,500 shares received upon the occurrence of a 1.15-for-1 split of our outstanding shares which occurred on March 14, 2008. Such 262,500 shares are subject to forfeiture, pro rata, based on the amount of the underwriter’s over-allotment option exercised.
Number to be outstanding after this offering
8,750,000 shares, assuming no exercise of the underwriter’s over-allotment option and the resulting forfeiture of 262,500 shares currently held by our existing shareholders.
Class A Warrants and Class B Warrants:
Number outstanding before this offering
0 warrants
Number to be outstanding after this offering
7,000,000 Class A warrants 7,000,000 Class B warrants
Exercisability
Each Class A warrant is exercisable for one ordinary share. Each Class B warrant is exercisable for one-half (1/2) of one ordinary share.
Exercise price
$6.00
The exercise price and number of ordinary shares issuable upon exercise of the Class A warrants and Class B warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, share reconstruction and amalgamation or consolidation. None of the Class A warrants or Class B warrants (which will be converted into Class A warrants on a 2-for-1 basis following our business combination) may be exercised until after the consummation of our business combination and, thus, after the funds in the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.
Exercise period; Fractional Shares
The Class A warrants will be exercisable only if we provide for an effective registration statement covering the ordinary shares underlying the Class A warrants. The Class A warrants (including Class A warrants received upon automatic conversion of the Class B warrants to

Class A warrants on a 2-for-1 basis following our business combination) will become exercisable on the later of:
• the completion of a business combination, and
• [ ], 2009 [one year from the effective date of the registration statement].
The Class A warrants will expire at 5:00 p.m., New York City time, on [ ], 2012 [four years from the effective date of the registration statement] or earlier upon redemption or liquidation. Holders of our Class A warrants (including Class A warrants received upon automatic conversion of the Class B warrants to Class A warrants on a 2-for-1 basis following our business combination) will be able to exercise the warrants only if: (i) a current registration statement under the Securities Act relating to the ordinary shares underlying the warrants is then effective and (ii) such ordinary shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside (and, in the case of our Class B warrants, only if the holder thereof has not elected to cause us to redeem the subunit to which the Class B warrant will be attached).
No fractional ordinary shares will be issued upon exercise of the Class A warrants. If, upon exercise of the Class A warrants (including Class A warrants received upon automatic conversion of the Class B warrants to Class A warrants on a 2-for-1 basis following our business combination), a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of ordinary shares to be issued to the Class A warrant holder.
Redemption
Following the business combination, we may redeem the outstanding Class A warrants (including Class A warrants received upon automatic conversion of the Class B warrants to Class A warrants on a 2-for-1 basis following our business combination and the Class A warrants issued upon exercise of the underwriters’ unit purchase option):
• in whole and not in part,
• at a price of $0.01 per Class A warrant at any time after the warrants become exercisable,
• upon not less than 30 days’ prior written notice of redemption, and

•

if, and only if, the last sales price of our ordinary shares equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

In addition, we may not redeem the Class A warrants unless such warrants and the ordinary shares underlying such warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption. The redemption provisions for our Class A warrants has been established at a price which is intended to provide warrant holders a premium to the initial exercise price. There can be no assurance, however, that the price of the ordinary shares will exceed either the redemption price of $11.50 or the warrant exercise price of $6.00 after we call the warrants for redemption.
Subunits; Class B Warrants Will Not Trade Separately; Odd Lots
The Class B warrants will not trade separately and will be attached to and trade as a subunit with the ordinary shares included within our units.
If we consummate a business combination, the subunits will automatically separate and, pursuant to our warrant agreement with American Stock Transfer & Trust Company, our warrant agent, every two Class B warrants will automatically convert into one Class A warrant and the subunits and Class B warrants will no longer be outstanding.
For every odd lot Class B warrant so converted, we will pay to each holder thereof on a record date which is the first trading day following our business combination cash in an amount equal to one half of the fair market price of the Class A Warrants, which will be calculated by the volume weighted average trading price of the Class A warrants for the 15 trading days prior to the date of the vote by our shareholders on our business combination.
Class B Warrants Subject to Forfeiture
The Class B warrants are subject to forfeiture if the holder elects to cause us to redeem the subunit of which the Class B warrant forms a part for such holder’s pro rata cash portion of our trust account in connection with such holder’s vote against a business combination. See “Redemption rights for shareholders voting to reject a business combination” below.
Private Placement
Fair Value Opportunity Ltd., a Samoa company of which our sponsor is the manager and of which more than a majority of the interests are collectively owned by Dr. Zhou and Messrs. Zhu and Ma, has agreed to purchase 2,666,667 warrants, or private placement warrants, from us at a price of $0.75 per warrant, in accordance with Regulation S under the Securities Act of 1933, as amended, to be completed immediately prior to this offering. Of the $2,000,000 of proceeds received from the sale of the private placement warrants, $1,900,000 will be placed in the trust account described in this prospectus, and $100,000 will initially be held outside the trust account and used for working capital purposes. The private placement warrants will be identical to the

Class A warrants sold in this offering but will be non-redeemable and may be exercised on a “cashless” basis at any time after the later to occur of a business combination or one year from the date of this prospectus, in each case if held by their initial holders or their permitted assigns. The holder of private placement warrants will not have any right to any liquidation distributions with respect to the shares underlying such private placement warrants in the event we fail to consummate a business combination, in which event the private placement warrants will expire worthless. See “Proposed Business — Effecting a Business Combination — Automatic dissolution and subsequent liquidation if no business combination” below.
The private placement warrants have terms and provisions that are identical to the Class A warrants being sold in this offering, except that: (i) the private placement warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, (ii) the private placement warrants will be non-redeemable so long as they are held by the initial holders or their permitted assigns and (iii) the private placement warrants are exercisable on a “cashless” basis at any time after the later to occur of a business combination or one year from the date of this prospectus, if: (a) held by the initial holders or permitted assigns and (b) in the absence of an effective registration statement covering the ordinary shares underlying the warrants. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that is occasioned by operation of law or for estate planning purposes, while remaining in escrow.
If our sponsor or any of our officers or directors acquires units, Class A warrants or subunits for their own account in the open market, any such warrants or the warrants included in the subunits will be redeemable by us. If our other outstanding Class A warrants are redeemed and the price of our ordinary shares rises following such redemption, the holder of the private placement warrants could potentially realize a larger gain on exercise or sale of those warrants than is available to other warrant holders, although there is no assurance the price of our ordinary shares would increase following a warrant redemption.
Offering proceeds to be held in trust
Of the proceeds we receive from this offering and the private placement to be made prior to the consummation of this offering to an affiliate of our sponsor, $54,880,000 ($7.84 per unit) will be deposited into the trust account at J.P. Morgan Chase, N.A. maintained by American Stock Transfer & Trust Company acting as trustee. This amount includes the deferred underwriting discount and commissions and non-accountable expense allowance in the aggregate amount of $1,680,000 ($0.24 per unit), or $1,890,000 if the underwriters over-allotment option is exercised in full, payable to the underwriters only upon consummation of a business combination and then only with respect to those units as to which the component subunits have not been redeemed for cash by those shareholders who voted against the business combination and exercised their redemption rights. We believe that the deferment of a portion of the underwriters’ discount and non-accountable expense allowance, along with the placement of such deferred compensation and $1,900,000 of the proceeds of the private placement in the trust account is a benefit to our public shareholders because additional proceeds will be available for distributions to investors if we liquidate our trust account prior to our completing an initial business combination.
The proceeds held in the trust account will not be released until the earlier of the completion of our business combination (with a target acquisition (or acquisitions)) whose fair market value is at least equal to 80.0% of our assets held in the trust account prior to the exercise of shareholder redemption rights described herein (net of: (i) taxes paid or reserved for and (ii) interest which we may draw as provided for herein to pay for our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution) and excluding the amount held in the trust account representing a portion of the underwriters’ discount and non-accountable expense allowance) at the time of such acquisition (or acquisitions) or liquidation of the company.
Unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a business combination, except that, in order to fund our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution), we will be permitted to draw, as earned, up to 75% of the cumulative interest earned on the funds held in the trust account, after taxes, per month for the first 12 months following the consummation of this offering, and thereafter 50% cumulative interest earned on the funds held in the trust account per month, after taxes; however, if the underwriters’ over-allotment option is exercised in full, we will not be permitted to draw such amounts until $168,000 (or a lesser amount if less than the full over-allotment option is exercised, pro rata based on the amount of the over-allotment exercised) of interest shall have been earned on the trust account with the resulting effect that there shall be a minimum of $7.84 per unit held in the trust account. We will be permitted to draw no more than an aggregate of $2,000,000 of such interest.
Upon the consummation of a business combination, the underwriters’ deferred compensation held in trust, reduced pro-rata by the exercise of shareholder redemption rights, shall be released to the underwriters out of the gross proceeds of this offering held in the trust account. The underwriters will be entitled to any interest accrued on the deferred compensation, net of taxes. If we liquidate the trust account, the underwriters have agreed to waive any right they may have to the deferred underwriting compensation held in the trust account, all of which shall be distributed to our public shareholders.
A portion of the funds not held in the trust account will be used to repay a $175,000 loan made to us by our sponsor to cover offering related expenses. It is possible that we could use a portion of the funds not in the trust account or which we are permitted to draw to make a deposit or down payment to fund a “no-shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would liquidate the company and liquidate our trust account.
Limited payments to insiders
Prior to the completion of a business combination, there will be no fees, reimbursements or cash payments made to our sponsor or our officers and directors other than:
• repayment of a $175,000 loan bearing no interest made by our sponsor to cover offering expenses;

•

payment to Shanghai Fair Value Investment Company Limited, an affiliate of our sponsor, of $7,500 per month for certain general and administrative services, including but not limited to reception, secretarial and general office services.

• reimbursement for any expenses incident to the offering and finding a suitable business combination.

Shareholders must approve business combination
We will seek shareholder approval before effecting any business combination, even if the business combination would not ordinarily require shareholder approval under applicable Cayman Islands law. Since we are a Cayman Islands company, any proxy materials we utilize to obtain shareholder approval of the business combination will be prepared in accordance with Cayman Islands law. In connection with the shareholder vote required to approve any business combination, our sponsor and all of our existing shareholders have agreed to vote the ordinary shares owned by them prior to this offering in the same manner as a majority of ordinary shares voted by the public shareholders. Our sponsor and our existing shareholders have also agreed that if they acquire ordinary shares in or following this offering, they will vote such acquired shares in favor of a business combination.
In addition, given the interest that they have in a business combination being consummated, it is possible that we or our existing shareholders, officers, directors and their respective affiliates may acquire securities from public shareholders who have elected to redeem their subunits (as described below) in order to obtain the requisite level of approval for the business combination. We expect that each of such purchases, should they occur at all, would be: (i) isolated, privately negotiated transactions with one or a discrete group of shareholders who have elected to exercise their redemption rights and (ii) negotiated after the time when shareholders have voted against the proposed business combination and elected to redeem their subunits.
Although we and our existing shareholders, officers, directors and their respective affiliates have no intention of entering into purchase arrangements with any of our shareholders subsequent to this offering and have not entered into any agreements, arrangements or understandings (formal or otherwise) with respect to any such purchases, we and they may do so in the future both as an expression of confidence in the value of our ordinary shares following the initial business combination and as a means of increasing the likelihood that the initial business combination will be approved.
Any shares purchased from shareholders by us or our existing shareholders, officers, directors, their respective affiliates would be purchased for cash or other consideration at a price to be negotiated between such shareholders on the one hand and us, our existing shareholders, officers, directors or their respective affiliates on the other hand. Such price would depend on a variety of factors including, but not limited to, the size of the shareholders’ position in our company and the method and timing of payment to such shareholder. Should such purchases be negotiated, it is possible that the value of the purchase price for such shares would exceed the per share amount to be distributed from trust upon liquidation. We have agreed with the underwriters, however, that if we enter into any such privately negotiated transactions, we may only pay to applicable public shareholders funds up to the per share redemption price set forth in this prospectus; negotiated premiums above the redemption price, if any, would thus need to be paid by someone other than us, which would most likely be our existing shareholders, officers, directors, their respective affiliates or third parties and would not be paid by us. Even if we or our existing shareholders, officers, directors, their respective affiliates were to undertake such purchases, such purchases could be subject to limitations under applicable securities laws and regulations, including Regulation M and regulations regarding tender offers.
We expect that any such purchases would be conducted in conformance will applicable securuties laws.
We will proceed with a business combination only if a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and public shareholders owning less than 30.0% of the ordinary shares included within the subunits sold in this offering both exercise their redemption rights described below and vote against the business combination. Voting against the business combination alone will not result in redemption of a shareholder’s subunits for a pro rata cash portion of the trust account. Such shareholder must also exercise its redemption rights described below.
Our threshold for redemption rights has been established at 30.0% in order for our offering to be consistent with the recent trend of other blank check companies currently in the market, although historically blank check companies have used a 20.0% threshold. This structural change to a 30.0% threshold is consistent with other consummated blank check offerings as well as current filings with the SEC and it will increase the likelihood of an approval of any proposed business combination by making it easier for us to consummate a business combination with which some public shareholders may not agree. However, the 30.0% threshold entails certain risks described under the headings, “Risk Factors — Unlike most other blank check offerings, we allow up to one share less than 30.0% of our public shareholders to exercise their redemption rights. This higher threshold will make it easier for us to consummate a business combination with which you may not agree, and you may not receive the full amount of your original investment upon exercise of your redemption rights” and “Risk Factors — Unlike most other blank check offerings, we allow up to one share less than 30.0% of our public shareholders to exercise their redemption rights. The ability of a larger number of our shareholders to exercise their redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.” For more information, see the section entitled “Proposed Business — Effecting a Business Combination — Opportunity for shareholder approval of business combination.”
For purposes of seeking approval of the majority of the ordinary shares voted by the public shareholders, non-votes will have no effect on the approval of a business combination once a quorum is obtained. Upon the completion of our initial business combination, unless required by Cayman Islands law, the federal securities laws and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek shareholder approval for any subsequent acquisitions.
Redemption rights for shareholders voting to reject a business combination
Public shareholders voting against a business combination will be entitled to cause us to redeem their subunits for a pro rata cash portion of the trust account, plus interest earned on their portion of the trust account (net of taxes payable and amounts of trust account interest we are permitted to draw for working capital), if the business combination is approved and completed. If a business combination is approved, shareholders that vote against the business combination and elect to have their subunits redeemed for cash also will be entitled to receive their pro-rata portion of the $1,680,000 ($0.24 per unit) of deferred underwriting compensation held in the trust account. Public shareholders will not be entitled to their pro rata cash portion of the trust account simply by voting against the business combination; each shareholder must also affirmatively exercise its redemption rights in order to receive its pro rata cash portion of the trust account. However, if public shareholders of 30.0% or more in interest of our ordinary shares included within our subunits vote against the business combination and elect to redeem their subunits, we will not proceed with such business combination. Public shareholders that elect to cause us to redeem their subunits for their pro rata cash portion of the trust account will continue to have the right to exercise or continue to trade any Class A warrants they may hold but will automatically forfeit the Class B warrants associated with the redeemed subunits.
Our existing shareholders are not entitled to cause us to redeem any of their securities for a pro rata cash portion of the trust account. However, if our existing shareholders acquire subunits in or after this offering, they will be entitled to a pro rata cash portion of the trust account upon the liquidation of the trust account in the event we do not consummate a business combination within the required time period. The existing shareholders have waived their right to receive any share of the trust account upon such liquidation of the trust account with respect to the ordinary shares owned by them immediately prior to this offering.
Notwithstanding the foregoing, our Amended and Restated Memorandum and Articles of Association provides a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from seeking redemption rights with respect to more than 10% of the shares sold in this offering. Such a public shareholder would still be entitled to vote against a proposed business combination with respect to all shares owned by such holder or such holder’s affiliates. We believe this restriction will discourage shareholders from accumulating large blocks of shares before the vote held to approve a proposed business combination and subsequent attempts by such holders to use their redemption right as a means to force us or our management to purchase their shares at a significant premium to the then current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than 10% of the shares sold in this offering could threaten to vote against a proposed business combination and seek redemption, regardless of the merits of the transaction, if such holder’s shares are not purchased by us or our management at a premium to the then current market price or on other undesirable terms. By limiting our shareholders’ ability to cause us to redeem only 10% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block a transaction which is favored by our other public shareholder. However, nothing in our Amended and Restated Memorandum and Articles of Association or otherwise restricts the ability of any public shareholder from voting all of their shares against a proposed business combination.
Liquidation if no business combination
Our Amended and Restated Memorandum and Articles of Association provides that we will continue in existence only until 24 months from the consummation of this offering. If we have not completed a business combination by such date and amended our Amended and Restated Memorandum and Articles of Association in connection therewith, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. At that time, we will become subject to a voluntary liquidation procedure under the Companies Law. Our liquidator would give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors. Following such notice we anticipate the trust account would be liquidated shortly following expiration of the 21 day period.
Additionally, in any liquidation proceedings of our company under Cayman Islands law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders the liquidation amounts payable to them. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. While we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. To date, we do not have waiver agreements in place with respect to any party that is currently providing services to us.
In order to protect the amounts held in the trust account, our sponsor has agreed to indemnify us for claims of creditors, vendors, service providers and target businesses who have not executed a valid and binding waiver of their right to seek payment of amounts due to them out of the trust account. The only obligations not covered by such indemnity are with respect to claims ofcreditors, vendors, service providers and target businesses that have executed a valid and binding waiver of their right to seek payment of amounts due to them out of the trust account. Although we have a fiduciary obligation to pursue our sponsor to enforce its indemnification obligations, and intend to pursue such actions as and when we deem appropriate, there can be no assurance that our sponsor will be able to satisfy those obligations, if required to do so.
As a result of the foregoing, we cannot assure you that the per share distribution from the trust account, if we liquidate, will not be less than $7.84, plus interest then held in the trust account.

On an automatic dissolution and subsequent liquidation of the trust account due to our failure to complete a business combination within 24 months of this offering, the funds, if any, held by us outside of the trust account will be returned to all shareholders pursuant to applicable law. However, a liquidator of our company might seek to hold a shareholder liable to contribute to our estate to the extent of distributions received by the shareholder pursuant to the dissolution of the trust account beyond the date of dissolution of the trust account. This may result in your having to return funds received by you upon our liquidation.
If we are unable to consummate a transaction within the necessary time periods, our purpose and powers will be limited to winding up and ultimately dissolving our company. Upon notice from us, the trustee of the trust account will distribute the amount in our trust account to our public shareholders as part of our plan of dissolution and distribution. Concurrently, we propose that our liabilities and obligations will be paid from funds not held in trust, although we cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the trust account for such purpose, our sponsor has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only to the extent such parties have not executed valid and enforceable waivers against the trust account. Investors are cautioned, therefore, that our sponsor will not have such obligation if a party that has signed a waiver makes a claim against the trust account, and therefore, if such party were to prevail, the amount in trust distributed to investors could be less than $7.84 per share.
Potential use of Foreign Subsidiary in effecting a Business Combination
Prior to the announcement of a potential business combination, we may form a foreign (non-U.S. and non-Cayman) subsidiary which will be treated as a corporation for U.S. federal income tax purposes, to negotiate, and, if shareholder approval is obtained, ultimately complete, the acquisition of a target business. In the event we choose to complete our initial business combination using a Foreign Subsidiary, we would either combine with such Foreign Subsidiary (with the Foreign Subsidiary being the surviving entity) or we would dissolve and liquidate our assets to our shareholders, which would include the equity securities we own in the Foreign Subsidiary. In the event that we do choose to combine with such Foreign Subsidiary or dissolve, liquidate and distribute our ownership of such Foreign Subsidiary to our shareholders, the agreement relating to the transaction would provide: (i) for each issued and outstanding ordinary share to be converted into a similar right to receive ordinary shares or their equivalents in the subsidiary and (ii) that each of our outstanding warrants will be assumed by the subsidiary with the same terms and restrictions, except that they will be exercisable for ordinary shares or their equivalents of the subsidiary. Each alternative is discussed in greater detail in the section “Taxation — United States Federal Income Taxation — U.S. Holders — Tax and Reporting Issues as to Formation of Foreign Subsidiary.”
Escrow of existing shareholders’ shares
On the effective date of the registration statement, our existing shareholders will place the ordinary shares that they owned prior to this offering into an escrow account maintained by American Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), such ordinary shares will not be transferable until the earlier of: (i) one year after the consummation of a business combination, (ii) three years from the date of this prospectus, or (iii) the consummation of a liquidation, share reconstruction and amalgamation, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to our consummating a business combination with a target acquisition, at which time such ordinary shares will be released from escrow, unless we were to engage in a transaction after the consummation of the initial business combination that results in all of the shareholders of the combined entity having the right to exchange their ordinary shares for cash, securities or other property. The private placement warrants will not be transferable, except in limited circumstances, until after the consummation of a business combination.
Underwriters’ purchase option
We have also agreed to sell to the underwriters for $100, as additional compensation, an option to purchase up to a total of 350,000 units, with the Class A warrants and Class B warrants issued as part of the associated subunits exercisable at $7.50 per share (125% of the exercise price of the warrants included in the units sold in the offering). The units issuable upon exercise of this option are identical to the other units offered by this prospectus. This option is exercisable at $10.00 per unit, commencing on the later of the consummation of a business combination or one year from the effective date of the registration statement and expiring five years from the effective date of the registration statement. The exercise price and the number of units issuable upon exercise of the option may be adjusted in certain circumstances.
Status as Foreign Private Issuer
As a foreign private issuer, we are exempt from the proxy rules promulgated under the Securities Exchange Act of 1934, as amended, which prescribe the form and content of proxy statements and materials. Because of this exemption, at the time we seek approval from our shareholders of our initial business combination, we will not be required to file with the SEC preliminary proxy solicitation materials regarding our business combination, but will rather prepare and mail proxy solicitation materials in accordance with Cayman Islands law and, as required, file such materials with the SEC after mailing. Investors are therefore cautioned that such materials will not have been reviewed by the SEC and will likely not have all of the material disclosures required under U.S. proxy rules.
Investors are further cautioned that circumstances may arise (including changes in the location of our assets or the location of our officers and directors) which could preclude our ability to claim that we are a foreign private issuer, or the SEC may disagree with our assessment of our status as a foreign private issuer. In such a case, we would be required to file reports and proxy materials with the SEC as if we were a domestic issuer (including, potentially, the proxy materials for our initial business combination).
Determination of offering amount
In consultation with our underwriters, we determined the size of this offering based on our beliefs concerning the capital that could be raised given market conditions, our company’s business plan, our management team and other factors, including AMEX listing requirements. With an equity base equivalent to the net proceeds of this offering and the private placement, we believe we will have the ability to consider a broad range of potential target businesses possessing the scale of operations and developed infrastructure that will allow us to execute a business plan which will leverage our skills and resources. The determination of the offering price of our units and the valuation accorded to our company is more arbitrary than the pricing of securities for, or valuation of, operating companies in general.

Risks

In making your decision on whether to invest in our securities, you should take into account the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 24 of this prospectus. Some of our other risks include the following:

•	We are a recently incorporated, development stage company with no operating results to date. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to effect a business combination.
•	We have no available cash or working capital and our sponsor has only committed to advance us $175,000 to fund the expenses necessary to complete this offering. Our ability to continue as a going concern is thus dependent on funds raised in this offering.

•	The discretion of our officers and directors in identifying and selecting a suitable target acquisition may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest.
•	If we are unable to find a suitable target acquisition that would result in a business combination, the funds being held in the trust account may not be returned to you until , 2010 [24 months from the date of this prospectus].
•	If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share liquidation price received by shareholders will be less than the approximately $7.84 per share held in trust.
•	Our ability to effect a business combination and to operate our business thereafter will be totally dependent upon the efforts of our officers, directors and others, who may not continue with us following a business combination.
•	Our officers, directors and their affiliates currently are, and may in the future become affiliated with additional entities that are, engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
•	Initially, we may only be able to complete one business combination, which may cause us to be solely dependent on a single asset or operation. By consummating a business combination with only a single asset or operation, our lack of diversification may subject us to numerous economic and competitive developments.
•	Investors in this offering have no basis to evaluate the merits or risks of a business combination as we have not yet selected any target acquisition with which to complete a business combination.
•	We are not required to use all or any of the amount in the trust account for our initial business combination as long as we consummate an initial business combination with one or more target acquisitions with a fair market value equal to at least 80.0% of our assets held in the trust account prior to the exercise of shareholder redemption rights described herein (net of: (i) taxes paid or reserved for and (ii) interest which we may draw as provided for herein to pay for our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution) and excluding the amount held in the trust account representing a portion of the underwriters’ discount and non-accountable expense allowance). We may use any remaining proceeds released to us from the trust account following the business combination as our Board of Directors may determine.

SUMMARY FINANCIAL DATA
(In Thousands, Except for per Share Data)

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	September 27, 2007
	Actual	As Adjusted
Balance Sheet Data:
Working capital/(deficiency)	$(81,293)	$53,319,982
Total assets	$203,090	$54,999,982
Total liabilities(1)	$183,108	$1,680,000
Value of subunits which may be redeemed for cash in connection with a business combination vote (approximately $7.84 per subunit)(2)		$16,463,992
Shareholders’ equity	$19,982	$36,855,990

(1)	The total assets and total liabilities (as adjusted) include the $1,680,000 ($0.24 per unit), being held in the trust account that will either be paid to the underwriter upon consummation of our initial business combination or to our public shareholders in the event we do not consummate a business combination within the required time period. However, if the maximum of 2,099,999 subunits are redeemed for cash in connection with our initial business combination, the underwriters’ fee would be reduced by $0.24 per share, or approximately $504,000.
(2)	If the business combination is consummated, public shareholders who voted against the business combination and exercised their redemption rights, would be entitled to receive approximately $7.84 per subunit.

The “as adjusted” information gives effect to the sale of the units we are offering (other than pursuant to the underwriters’ over-allotment option), including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities to be made.

The “as adjusted” working capital and total assets amounts include the $53,200,000 from the proceeds of the offering (including the $1,900,000 purchase price of the private placement warrants to be held in the trust account), which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. The adjusted working capital and total assets amounts includes the $1,680,000 being held in the trust account ($1,890,000 if the underwriters’ over-allotment option is exercised in full) representing the underwriters’ deferred discount and non-accountable expense allowance. If we have not consummated a business combination by         , 2010 [24 months from the date of this prospectus], our corporate existence will cease by operation of law and we will promptly distribute only to our public shareholders the amount in our trust account (including the amounts representing deferred underwriting compensation, any accrued interest, net of taxes payable, which taxes shall be paid from the trust account and amounts of interest we are permitted to draw for working capital purposes) plus any remaining net assets, subject to our obligations under Cayman Islands law to provide for claims of creditors. Our existing shareholders have agreed to waive their rights to participate in any liquidating distributions occurring upon our failure to consummate a business combination and subsequent liquidation with respect to the ordinary shares owned by them immediately prior to this offering.

We will not proceed with a business combination if public shareholders owning 30.0% or more of the ordinary shares sold in this offering vote against the business combination and exercise their redemption rights. Accordingly, we may effect a business combination if public shareholders owning up to one share less than 30.0% of the ordinary shares sold in this offering exercise their redemption rights. If this occurred and a business combination is completed, we could be required to redeem for cash from the trust account up to one share less than 30.0% of the 7,000,000 ordinary shares and associated Class B warrants sold as part of the subunits in this offering, or 2,099,999 subunits, at an initial per-subunit redemption price of approximately $7.84, without taking into account interest earned on the trust account (net of taxes payable, which taxes shall be paid from the trust account, and amounts of trust account interest we are permitted to draw for working capital). The actual per-subunit redemption price will be equal to:

•	the amount in the trust account, including all accrued interest (net of taxes payable and amounts of interest we are permitted to draw for working capital purposes) as of two business days prior to the proposed consummation of the business combination, divided by
•	the number of ordinary shares sold in the offering.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. If any of the following or similar risks occur, or if we become faced with risks of which we are currently unaware, our business, financial condition or results of operations may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Related to Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to identify and potentially acquire a prospective business in China. Our efforts in identifying a prospective target business will not be limited to any particular industry or geographic region within China. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective target business with respect to a business combination.

We have no present revenue and will not generate any revenues (other than interest income on the proceeds from this offering) until, at the earliest, after the completion of a business combination. We cannot assure you as to when or if a business combination will occur. The report of our independent registered public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

We will liquidate if we do not consummate a business combination.

Pursuant to our Amended and Restated Memorandum and Articles of Association, we have 24 months in which to complete a business combination. If we fail to consummate a business combination within the required time frame, our corporate existence will, in accordance with our Amended and Restated Memorandum and Articles of Association, cease except for the purposes of winding up our affairs and liquidating. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business. We view this obligation to liquidate as an obligation to our shareholders and that investors will make an investment decision, relying, at least in part, on this provision. Neither we nor our board of directors will take any action to amend or waive any provision of our Amended and Restated Memorandum and Articles of Association to allow us to survive for a longer period of time. In addition, we will not support, directly or indirectly, or in any way endorse or recommend, that shareholders approve an amendment or modification to such provision if it does not appear we will be able to consummate a business combination within the foregoing time periods. Our existing shareholders have waived their rights to participate in any liquidation distribution with respect to the ordinary shares owned by them prior to this offering. There will be no distribution from the trust account with respect to our Class A or Class B warrants, which will expire worthless. We will pay the costs of liquidation, which we currently estimate to be up to $15,000, from our remaining assets outside of the trust account. In addition, our sponsor has agreed to indemnify us for all claims of creditors to the extent that we fail to obtain valid and enforceable waivers from vendors, service providers, prospective target business or other entities in order to protect the amounts held in trust.

You will not have any rights or interest in funds from the trust account, except under certain limited circumstances.

Our public shareholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to redeem their respective subunits for cash upon a business combination which the shareholder voted against and which is completed by us. In no other circumstances will a shareholder have any right or interest of any kind in the trust account.

If we are forced to liquidate before the completion of a business combination and distribute the proceeds of the trust account, our public shareholders may receive significantly less than $7.84 per share and our Class A and Class B warrants will expire worthless.

We must complete a business combination with a fair market value of at least 80.0% of our assets held in the trust account prior to the exercise of shareholder redemption rights described herein (net of: (i) taxes paid or reserved for and (ii) interest which we may draw as provided for herein to pay for our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution) and excluding the amount held in the trust account representing a portion of the underwriters’ discount and non-accountable expense allowance) at the time of acquisition by             , 2010 [24 months from the date of this prospectus]. If we are unable to complete a business combination within the prescribed time frame and are forced to liquidate the trust account, the per-share liquidation price received by our public shareholders from the trust account will be less than $7.84 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Upon the liquidation of the trust account, public shareholders will be entitled to receive (unless there are claims not otherwise satisfied by the amount not held in the trust account, the funds made available under the indemnification provided by our sponsor) approximately $7.84 per share plus interest earned on their pro rata cash portion of the trust account (net of taxes payable and amounts of trust account interest we are permitted to draw for working capital), which includes $1,680,000 ($0.24 per unit) of deferred underwriting discounts, commissions and non-accountable expense allowances, or $1,890,000 if the underwriters’ over-allotment option is exercised in full, and $1,900,000 of the purchase price of the private placement warrants.

Our sponsor has agreed to indemnify us for all creditor claims to the extent we do not obtain valid and enforceable waivers from vendors, service providers, prospective target businesses or other entities, in order to protect the amounts held in the trust account. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received a return of funds from the liquidation of our trust account could be liable for claims made by our creditors. We assume that in the event we liquidate we will not have to adopt a plan to provide for payment of claims that may potentially be brought against us. Should this assumption prove to be incorrect, we may have to adopt such a plan upon our liquidation, which could result in the per-share liquidation amount to our shareholders being significantly less than $7.84 per share. Furthermore, there will be no distribution with respect to our outstanding Class A warrants or Class B warrants, which will expire worthless if we liquidate the trust account in the event we do not complete a business combination within the prescribed time periods. For a more complete discussion of the effects on our shareholders if we are unable to complete a business combination, see the section below entitled “Proposed Business — Effecting a Business Combination — Automatic dissolution and subsequent liquidation if no business combination.”

Additionally, if we are forced to declare insolvency or a case for involuntary liquidation is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable Cayman Islands insolvency law, and may be included in our estate and subject to the claims of third parties with priority over claims of our public shareholders. To the extent any such claims deplete the trust account, we cannot assure you we will be able to return to public shareholders the amounts payable to them upon a liquidation of the trust account.

If we are unable to consummate a business combination, our public shareholders will be forced to wait the full 24 months before receiving liquidation distributions.

We have 24 months in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought redemption of their subunits. Only after the expiration of this full time period will public shareholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until such date or thereafter, depending on whether we consummate a business combination and the timing of our liquidation.

Being a foreign private issuer exempts us from certain Securities and Exchange Commission requirements that provide stockholders the protection of information that must be made available to stockholders of United States public companies, including with respect to our business combination.

We are a “foreign private issuer” within the meaning of the rules promulgated under the Securities Exchange Act of 1934, as amended. As such, we are exempt from certain provisions applicable to United States public companies including:

•	The rules requiring the filing with the SEC of quarterly reports on Form 10-Q or Current Reports on Form 8-K (although we plan to comply with the rules and regulations under the Exchange Act prescribing the requirements and filing deadlines for Current Reports on Form 8-K and will file reports on Form 6-K complying with those rules and regulations);
•	The sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;
•	Provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and
•	The sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short swing” trading transactions (i.e., a purchase and sale, or a sale and purchase, of the issuer's equity securities within less than six months).

Because of these exemptions, our shareholders will not be afforded the same protections or information generally available to investors holding shares in public companies organized in the United States. In particular, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy materials. Because of this exemption, at the time we seek approval from our shareholders of our initial business combination, we will not be required to file with the SEC preliminary proxy solicitation materials regarding our business combination, but will rather prepare and mail proxy solicitation materials in accordance with Cayman Islands law and, as required, file such materials with the SEC after mailing. Investors are therefore cautioned that such materials will not have been reviewed by the SEC and will likely not have all of the material disclosures required under U.S. proxy rules.

Also, investors are cautioned that circumstances may arise (including changes in the location of our assets or the location of our officers and directors) which could preclude our ability to claim that we are a foreign private issuer, or the SEC may disagree with our assessment of our status as foreign private issuer. In such a case, we would be required to file reports and proxy statements with the SEC as if we were a domestic issuer (including, potentially, the proxy materials for our initial business combination).

We may have insufficient resources to cover our operating expenses and the expenses of pursuing a business combination and, if necessary, effecting our dissolution and liquidation.

Our management’s estimates of the expenses associated with effecting a business combination may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. We will be permitted to draw no more than an aggregate of $2,000,000 of interest on the proceeds of the trust account to fund such expenses, and if we do not have sufficient proceeds available to cover our expenses, we may be forced to obtain additional financing from our management, our sponsor or third parties. We may not be able to obtain additional financing on favorable terms, if at all, and neither our sponsor nor our management is obligated to provide any additional financing.

We will not have an operating business in the period prior to our business combination and will therefore be primarily dependent on interest earned on the trust account to fund our search for a target company and otherwise fulfill our business purposes.

Before we complete a business combination, we will not maintain an operating business. We will therefore be dependent primarily upon interest earned on the trust account (up to a maximum of $2 million) to provide us with the working capital we will need to engage in these activities. If interest rates were to decline substantially, we may not have sufficient funds available to fulfill our business purpose. In such event, we would need to find other sources of funds, which may not be available on favorable terms, if at all, or be forced to liquidate.

We may choose to redeem our outstanding Class A warrants at a time that is disadvantageous to our warrant holders.

Subject to there being a current prospectus under the Securities Act with respect to the ordinary shares issuable upon exercise of our Class A warrants (including Class A warrants received upon automatic conversion of the Class B warrants to Class A warrants on a 2-for-1 basis following our business combination), we may redeem our Class A warrants issued as a part of our units and subunits at any time after such warrants become exercisable in whole and not in part, at a price of $.01 per Class A warrant, upon a minimum of 30 days prior written notice of redemption, if and only if, the last sales price of our ordinary shares equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. In addition, we may not redeem the Class A warrants unless the warrants and the ordinary shares underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption.

Redemption of the Class A warrants could force the warrant holders: (i) to exercise the warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then-current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants. We expect most purchasers of our warrants will hold their securities through one or more intermediaries and consequently you are unlikely to receive notice directly from us that the warrants are being redeemed. If you fail to receive notice of redemption from a third party and your warrants are redeemed for nominal value, you will not have recourse against us.

Although we are required to use our best efforts to have an effective registration statement covering the issuance of the ordinary shares underlying our Class A warrants at the time that our warrant holders exercise their warrants, we cannot guarantee that a registration statement will be effective, in which case our warrant holders may not be able to exercise our Class A warrants or Class B warrants and therefore such warrants could expire worthless.

Holders of our Class A warrants (including Class A warrants received upon automatic conversion of the Class B warrants to Class A warrants on a 2-for-1 basis following our business combination) will be able to exercise the warrants only if: (i) a current registration statement under the Securities Act relating to the ordinary shares underlying the warrants is then effective and (ii) such ordinary shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside (and, in the case of our Class B warrants, only if the holder thereof has not elected to cause us to redeem the subunit to which the Class B warrant will be attached). Although we have undertaken in our warrant agreement relating to our warrants, which we refer to herein as our warrant agreement, and therefore have a contractual obligation, to use our best efforts to maintain a current registration statement covering the ordinary shares underlying the Class A warrants and Class B warrants following completion of this offering to the extent required by federal securities laws, there is a risk that we will not be able to do so. The value of the Class A warrants and Class B warrants may be greatly reduced if a registration statement covering the ordinary shares issuable upon the exercise of the warrants is not kept current and the warrants could expire worthless if they can not be exercised. Such expiration would result in each holder paying the full unit purchase price solely for the ordinary shares underlying the unit.

Our inability to register the ordinary shares underlying the Class A warrants and Class B warrants under applicable “blue sky” laws could impair their value and cause them to expire worthless, even if we still maintain the right to redeem the warrants.

We have agreed to use our reasonable efforts to register the ordinary shares underlying the Class A warrants and Class B warrants under the blue sky laws of the states of residence of the existing warrantholders, to the extent an exemption is not available. The value of the Class A warrants and Class B warrants may be greatly reduced if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Also, holders of Class A warrants and Class B warrants who reside in jurisdictions in which the ordinary shares underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market (including, in the case of the Class B warrants, the ordinary share to which such Class B warrant is attached as a subunit) or allow them to expire unexercised. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

The holders of our warrants will not be entitled to net cash settlement as a remedy for our failure to keep a registration for the shares underlying such warrants current, thus limiting such holders’ remedies in the event of such failure.

Pursuant to the warrant agreement, the holders of Class A warrants and Class B warrants will not be entitled to net cash settlement as a remedy for our failure to maintain a current registration statement covering the ordinary shares underlying the warrants. As a result, this will limit the remedies of such holders if we fail in this regard.

Unlike many other blank check offerings, we allow up to one share less than 30.0% of our public shareholders to exercise their redemption rights. This higher threshold will make it easier for us to consummate a business combination with which you may not agree, and you may not receive the full amount of your original investment upon exercise of your redemption rights.

When we seek shareholder approval of a business combination, each public shareholder (but not our existing shareholders with respect to any shares owned prior to the consummation of this offering) will have the right to cause us to redeem his, her or its subunits for cash if the shareholder votes against the business combination and the business combination is approved and consummated. We will consummate the initial business combination only if the following two conditions are met: (i) a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and (ii) public shareholders owning 30.0% or more of the subunits sold in this offering do not vote against the business combination and exercise their redemption rights. Many other blank check companies have a redemption threshold of 20.0%, which makes it more difficult for such companies to consummate their initial business combination. Thus, because we permit a larger number of shareholders to exercise their redemption rights, it will be easier for us to consummate an initial business combination with a target business which you may believe is not suitable for us, and you may not receive the full amount of your original investment upon exercise of your redemption rights.

Unlike many other blank check offerings, we allow up to one share less than 30.0% of our public shareholders to exercise their redemption rights. The ability of a larger number of our shareholders to exercise their redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

When we seek shareholder approval of a business combination, each public shareholder (but not our existing shareholders with respect to any shares owned prior to the consummation of this offering) will have the right to cause us to redeem his, her or its subunits for cash if the shareholder votes against the business combination and the business combination is approved and consummated. Such holder must both vote against such business combination and then exercise his, her or its redemption rights to receive a pro rata cash portion of the trust account. Unlike many other blank check offerings which have a 20.0% threshold, we allow up to one share less than 30.0% of our public shareholders to exercise their redemption rights. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many shareholders may exercise such redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of shareholders exercise their redemption rights than we expect. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

Exercise of redemption rights must be effected pursuant to a specific process which may take time to complete and may result in the expenditure of funds by shareholders seeking redemption.

When we seek shareholder approval of our initial business combination, a shareholder requesting redemption of his, her or its subunits for cash may do so at any time after the mailing to our shareholders of the proxy statement and prior to the vote taken with respect to a proposed business combination. A shareholder would have from the time we send out our proxy statement through the vote on the business combination to tender (either electronically or through the delivery of physical stock certificates) such shareholder’s subunits if he, she or it wishes to seek to exercise his, her or its redemption rights. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. There may be additional mailing and other nominal charges depending on the particular process used to tender the subunits. Although we believe the time period, costs and other potential burdens associated with the tendering process are not onerous for an average investor, this process may result in additional burdens for shareholders, including mis-delivery or any other defect in the tendering process.

Additionally, if a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until twenty four months from the date of this prospectus. If the initial business combination is not approved or completed for any reason, public shareholders voting against our initial business combination who exercised their redemption rights would not be entitled to redeem their subunits into a pro rata cash portion of the aggregate amount then on deposit in the trust account. In such case, if we have required public shareholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public shareholder. In such case, they would then have to comply with the tendering process again for any vote against a subsequent business combination.

The ability of our shareholders to exercise their redemption rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek shareholder approval of any business combination, we will offer each public shareholder (but not our existing shareholders with respect to shares held by them prior to this offering) the right to have his, her or its subunits redeemed for cash if the shareholder votes against the business combination and the business combination is approved and completed. Such holder must both vote against such business combination and then exercise his, her or its redemption rights to receive a pro rata cash portion of the trust account. Abstentions are not considered to be voting “for” or “against” the transaction. Any shareholder who abstains from voting would be bound by the decision of the majority of shareholders who do vote. As a result, an abstaining shareholder will lose the ability to receive a pro rata cash portion of the amounts in the trust account, including accrued interest (net of the amounts described in this prospectus), which would be available to a shareholder that votes against the initial business combination and exercises its redemption rights. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many shareholders may exercise such redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of shareholders exercise their redemption rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our Amended and Restated Memorandum and Articles of Association provides that we will continue in existence only until 24 months from the consummation of this offering. If we have not completed a business combination by such date and amended this provision in connection thereto, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. At this time, we will become subject to a voluntary liquidation procedure under the Companies Law. Our liquidator would give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the Cayman Islands Official Gazette. We anticipate the trust account should be liquidated shortly following expiration of the 21 day period. As soon as the affairs of the company are fully wound-up, the liquidator must lay his final report and accounts before a final general meeting which must be called by a public notice at least one month before it takes place. After the final meeting, the liquidator must make a return to the Registrar confirming the date on which the meeting was held and three months after the date of such filing the company will be dissolved.

Additionally, in any liquidation proceedings of the company under Cayman Islands law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account we cannot assure you we will be able to return to our public shareholders the liquidation amounts payable to them. Furthermore, a liquidator of the company might seek to hold a shareholder liable to contribute to our estate to the extent of distributions received by them pursuant to the dissolution of the trust account beyond the date of dissolution of the trust account. Additionally, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us, although this would be limited to the extent of the distribution made to such shareholder upon liquidation. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims for having paid public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

If we are unable to consummate a transaction within the necessary time periods, our purpose and powers will be limited to winding up and ultimately dissolving. Upon notice from us, the trustee of the trust account will distribute the amount in our trust account to our public shareholders as part of our plan of dissolution and distribution. Concurrently, we propose that our liabilities and obligations will be paid from funds not held in trust, and we cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the trust account for such purpose, our sponsor has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only to the extent such parties have not executed valid and enforceable waivers against the trust account.

Our placing of funds in the trust account may not protect those funds from third party claims against us.

Third party claims may include contingent or conditional claims and claims of directors and officers entitled to indemnification under our Amended and Restated Memorandum and Articles of Association. We intend to pay any claims, to the extent sufficient to do so, from our funds not held in trust. Although we will seek to have all vendors, service providers and prospective target businesses or other entities with which we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements. Even if they execute such agreements, they could bring claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our shareholders if such third party refused to waive such claims.

Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is a risk that such entities will not agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason. Accordingly, the proceeds held in the trust account could be subject to claims that could take priority over the claims of our public shareholders and the per-share liquidation price could be less than the $7.84 per share held in the trust account, plus interest (net of any taxes due on such interest and taxes, which taxes shall be paid from the trust account), due to claims of such creditors. If we are unable to complete a business combination and liquidate the company, our sponsor will be liable if we did not obtain a valid and enforceable waiver from any vendor, service provider, prospective target business or other entity of any rights or claims to the trust account, to the extent necessary to ensure that such claims do not reduce the amount in the trust account. We cannot assure you that our sponsor will have the requisite funds to satisfy those obligations. The indemnification provisions are set forth in a letter agreement executed by our sponsor. Such letter specifically sets forth that in the event we obtain a valid and enforceable waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our shareholders from a vendor, service provider, prospective target business or other entity, the indemnification from our sponsor will not be available.

Additionally, if we are forced to declare insolvency or a case for involuntary liquidation is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable Cayman Islands insolvency law, and may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders their pro-rata share of the liquidation amount otherwise payable to them.

Public shareholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group”, will be restricted from exercising redemption rights with respect to more than 10% of the shares sold in this offering.

When we seek shareholder approval of any business combination, we will offer each public shareholder (but not our existing shareholders) the right to cause us to have his, her or its ordinary shares redeemed for cash if the shareholder votes against the business combination, elects redemption of his, her or its ordinary shares and the business combination is approved and completed. Notwithstanding the foregoing, our Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate or any other person with whom such holder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended) will be restricted from exercising redemption rights with respect to more than 10% of the shares sold in this offering. Accordingly, if you purchase more than 10% of the shares sold in this offering and a proposed business combination is approved, you will not be able to seek redemption rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. There is a risk that the value of such additional shares will not appreciate over time following a business combination or that the market price of the ordinary shares will exceed the per-share redemption price.

Our disinterested independent directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

Our sponsor has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only to the extent we have not obtained a valid and enforceable waiver from such parties. In the event that the proceeds in the trust account are reduced and our sponsor asserts that it is unable or unwilling to satisfy its obligations or that they have no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against our sponsor to enforce their indemnification obligations. While we currently expect that our independent directors would take action on our behalf against our sponsor to enforce its indemnification obligations, it is possible that our independent directors in exercising their business judgment may choose not to do so. If our independent directors choose not to enforce the indemnification obligations of our sponsor, the amount of funds in the trust account available for distribution to our public shareholders may be reduced and the per share liquidation distribution could be less than the initial $7.84 per share held in the trust account.

Our disinterested independent directors may decide not to enforce the obligations of our officers and directors to present us with business combination opportunities, which may have the effect of decreasing the number and, potentially, the quality of potential business targets we evaluate.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our sponsor and or officers and directors has agreed, pursuant to letter agreements with our company and the underwriters, that until the earlier of a business combination, our liquidation (or, in the case of our officers and directors, until such time as he ceases to be an officer or director), to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Cayman Islands law, taking into account any pre-existing fiduciary obligations they might have. While we currently expect that our independent directors would take action on our behalf against, as applicable, our sponsor, officers and/or directors to enforce these obligations, it is possible that our independent directors in exercising their business judgment may choose not to do so. If our independent directors choose not to enforce these obligations of our sponsor, the number and, potentially, the quality of potential business targets we will have the opportunity to evaluate could be impaired.

Our existing shareholders and their affiliates may become subject to conflicts of interest if they elect to purchase subunits from shareholders who would otherwise choose to vote against a proposed business combination and elect redemption of their subunits.

Our existing shareholders own ordinary shares that will be worthless if we do not consummate a business combination. In addition, an affiliate of our sponsor is purchasing warrants exercisable for our ordinary shares (for an aggregate of $2,000,000), which will also be worthless if we do not consummate a business combination. We believe the current equity value for the shares owned by our existing shareholders is significantly lower than the value of such shares calculated at the $8.00 per unit offering price because: (i) the units being sold in this offering include a warrant which the existing shareholders did not receive, (ii) the offering may not succeed and even if it does succeed, the holders of these shares will not be able to sell or transfer them while such shares remain in escrow, except in certain limited circumstances (such as transfers to relatives and trusts for estate planning purposes and transfers among our sponsors, officers and directors) and (iii) these shares are not entitled to any proceeds in case we liquidate if we do not consummate a business combination.

Given the interest that our existing shareholders and their affiliates have in a business combination being consummated, it is possible that we or our existing shareholders, officers, directors or their respective affiliates will acquire subunits from public shareholders who have elected to redeem their subunits in order to obtain the requisite level of approval for the business combination (which could result in a business combination being approved even if, after the announcement of the business combination, 30.0% or more of our public shareholders would have elected to exercise their redemption rights and more than 50.0% of our public shareholders would have voted against the business combination, but for the purchases made by our existing shareholder). In making such acquisitions and negotiating the terms thereof, there is a risk that the purchaser of such securities may value their own interest in the consummation of a business combination more than the interests of our public shareholders, resulting in a conflict of interest, which may not necessarily be resolved in the best interests of our public shareholders (including that the proposed business combination may more likely be consummated).

Our existing shareholders and their affiliates could effect the outcome of a business combination vote if they elect to purchase, or if they choose not to or are precluded from purchasing, subunits from shareholders who would otherwise choose to vote against a proposed business combination.

Any privately negotiated transaction to purchase the subunits of a shareholder who would otherwise choose to vote against a proposed business combination would include a contractual acknowledgement that such shareholder, although still the record holder of our subunits is no longer the beneficial owner thereof and therefore agrees to vote the applicable ordinary shares as directed by our existing shareholders. In the event that we or our existing shareholders, officers, directors or their respective affiliates purchase subunits in privately negotiated transactions from public shareholders who have already cast votes against a proposed business acquisition and requested redemption of their subunits, such selling shareholders would be required to revoke their prior votes against the proposed acquisition and to revoke their prior elections to redeem their shares and to cast new votes in favor of the proposed acquisition. The revocation of prior negative votes and substitution therefor of votes in favor of the proposed acquisition would have the effect of reducing redemptions and increasing votes in favor of the proposed acquisition, thereby making it more likely that a proposed business combination would be approved. In addition, we have agreed with the underwriters that if we enter into any such privately negotiated transactions, we may only pay to applicable public shareholders funds up to the per share redemption price set forth in this prospectus; negotiated premiums, if any, to such per share redemption price would thus need to be paid by someone other than us, which would most likely be our existing shareholders, officers, directors, their respective affiliates or third parties and would not be paid by us.

Investors are cautioned that neither we nor our existing shareholders, officers, directors and their respective affiliates nor any third parties have agreed to purchase any such subunits or pay any such premiums, and the failure to so agree at the applicable time could adversely impair our ability to effect a business combination. Moreover, even if we or our existing shareholders, officers, directors, their respective affiliates were to undertake such purchases, such purchases could be subject to limitations under applicable securities laws and regulations, including Regulation M and regulations regarding tender offers. The inability of such persons to effect such purchases could adversely impair our ability to effect a business combination.

In certain circumstances, our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing itself and our company to claims of punitive damages.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public shareholders promptly after the termination of our existence by operation of law, this may be viewed or interpreted as giving preference to our public shareholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. Since the trust account will be maintained in London in order to preserve our status as a foreign private issuer, it will be unlikely that an involuntary bankruptcy proceeding can be filed in the United States since the trust funds will not be maintained within the United States. Since we expect to have no assets in the United States and since we are formed off-shore, any bankruptcy claim would likely have to be initiated elsewhere.

If the net proceeds of this offering and the private placement not being placed in the trust account together with interest earned on the trust account available to us are insufficient to allow us to operate for at least the next 24 months, we may not be able to complete a business combination.

We currently believe that, upon consummation of this offering and the private placement, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Based upon the experience of the members of our board and consultation with them regarding a reasonable budget for consummating a transaction of this kind and nature, and a review of budgets publicly disclosed by blank-check companies, we determined that this was an appropriate approximation of the expenses. If costs are higher than expected we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any potential target acquisitions. In such event, we would need to obtain additional funds from our initial shareholders or another source to continue operating. The $100,000 not held in the trust account will be reserved for working capital purposes. We could use a portion of these funds to pay due diligence costs in connection with a potential business combination or to pay fees to consultants to assist us with our search for a target acquisition. We could also use a portion of these funds as a down payment, “reverse break-up fee” (a provision in an acquisition agreement designed to compensate the target for any breach by the buyer which results in a failure to close the transaction), or to fund a “no-shop” provision (a provision in letters of intent designed to keep target acquisitions from “shopping” around for transactions with others on terms more favorable to such target acquisitions) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from a target acquisition and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise) or if we agree to a reverse break-up fee and subsequently were required to pay such fee as a result of our breach of the acquisition agreement, we might not have sufficient funds to continue searching for, or conduct due diligence with respect to any other potential target acquisitions. In such event, we would need to obtain additional funds from our initial shareholders or another source to continue operations.

Negotiated retention of officers and directors after a business combination may create a conflict of interest.

If, as a condition to a potential business combination, our existing officers negotiate to be retained after the consummation of the business combination, such negotiations may result in a conflict of interest. The ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. In making the determination as to whether current management should remain with us following the business combination, we will analyze the experience and skill set of the target business’ management and negotiate as part of the business combination that our existing officers and directors remain if it is believed that it is in the best interests of the combined company after the consummation of the business combination. We cannot assure you that our assessment of these individuals will prove to be correct.

There may be material tax consequences associated with our acquisition, holding and disposition of target companies and assets.

We may incur significant taxes in connection with:

•	effecting a business combination;
•	holding, receiving payments from, and operating target companies and assets; and
•	disposing of target companies and assets.

You should not invest in our company in the expectation that we will not be subject to material tax risks.

There are certain aspects of Cayman Islands law which may impair our ability to structure and effect certain business combination structures.

Cayman Islands law does not provide for “mergers” as that expression is understood under United States corporate law. However, there are statutory provisions under Cayman Islands law that facilitate the reconstruction and amalgamation of companies in certain circumstances which have substantially the same effect as a merger. In the event that a business combination was sought pursuant to these statutory provisions, the relevant statutory provisions provide that the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. If such reconstruction or amalgamation is presented to shareholders with the request to approve a business combination, the higher majority required to approve the business combination will, as a matter of fact, apply, as one cannot be carried without the other.

In addition, Cayman Islands law provides that amendments to a company’s memorandum and articles of association require the approval of the holders of two-thirds of the outstanding ordinary shares. As result, if we were required to amend our Amended and Restated Memorandum and Articles of Association in order to structure a business combination, such higher percentage vote would need to be obtained.

These aspects of Cayman Islands law could impair our ability to structure certain business combinations.

Because of our limited resources and the significant competition for business combination opportunities, including numerous companies with a business plan similar to ours, it may be more difficult for us to complete a business combination.

Based on publicly available information, we believe there are approximately 155 similarly structured blank check companies have completed initial public offerings since August 2003, and numerous others have filed registration statements. Of these companies, only 47 companies have consummated a business combination, while 21 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations, but have not yet consummated such business combinations and another 11 have liquidated. Accordingly, there are approximately 76 blank check companies with approximately $13.9 billion in trust that have filed registration statements and are or will be seeking to enter into a business combination. While some of these companies have specific industries in which they must identify a potential target business, a number of these companies may consummate a business combination in any industry and/or geographic location they choose. As a result, we may be subject to competition from these and other companies seeking to consummate a business combination within any of our target sectors, which, in turn, will result in an increased demand for privately-held companies in these industries. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies, and other entities, domestic and international, competing for the type of businesses that we may intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in Asian countries, including China. Many of these competitors possess greater technical, human and other resources, or more local knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous target acquisitions that we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target acquisitions that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target acquisitions. Furthermore, the obligation we have to seek shareholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding Class A warrants and Class B warrants and the future dilution they potentially represent may not be viewed favorably by certain target acquisitions. Also, our obligation to redeem our subunits for cash in certain instances may reduce the resources available for a business combination. Any of these obligations may place us at a competitive disadvantage in negotiating a business combination.

We may be unable to compete for an attractive business combination. Additionally, because of this competition, we cannot assure you we will be able to effectuate a business combination within the prescribed time period. If we are unable to consummate a business combination within the prescribed time period, we will be forced to liquidate.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with an unidentified target acquisition, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the consummation of this offering and will file a Form 6-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules, such as entitlement to all the interest earned on the funds deposited in the trust account. Because we are not subject to these rules, including Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances than we would if we were subject to such rule.

Since we have not yet selected any target acquisition with which to complete a business combination, we are unable to currently ascertain the merits or risks of the business’ operations and investors will be relying on management’s ability to source business transactions.

Because we have not yet identified a prospective target acquisition, investors in this offering currently have no basis to evaluate the possible merits or risks of the target acquisition. We cannot assure you that our management will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a target acquisition. Except for the limitation that a target acquisition have a fair market value of at least 80.0% of our assets held in the trust account prior to the exercise of shareholder redemption rights described herein (net of: (i) taxes paid or reserved for and (ii) interest which we may draw as provided for herein to pay for our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution) and excluding the amount held in the trust account representing a portion of the underwriters’ discount and non-accountable expense allowance) at the time of the acquisition, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate in China. Investors will be relying on management’s ability to source business transactions, evaluate their merits, conduct or monitor diligence and conduct negotiations. For a more complete discussion of our selection of a target acquisition, see the section below entitled “Proposed Business — Effecting a Business Combination — We have not identified a target acquisition.”

We may issue shares of our capital stock to complete a business combination, which would reduce the equity interest of our shareholders and likely cause a change in control of our ownership.

Our Amended and Restated Memorandum and Articles of Association authorizes the issuance of up to 90,000,000 ordinary shares, par value $0.0004348 per share, and 10,000,000 preferred shares, par value $0.0005 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option and the resulting forfeiture of 262,500 shares currently held by our existing shareholders), there will be 67,208,333 authorized but unissued shares of our ordinary shares available for issuance (after appropriate reservation for the issuance of ordinary shares upon full exercise of our outstanding private placement warrants, Class A warrants and Class B warrants and the unit purchase option granted to the underwriters) and all of the 10,000,000 preferred shares available for issuance. Although we have no commitment as of the effective date of the registration statement, we are likely to issue a substantial number of additional shares of our common or preferred shares, or a combination of common and preferred shares, to complete a business combination. The issuance of additional shares of our ordinary shares or any number of shares of our preferred shares:

•	may significantly reduce the equity interest of our shareholders;
•	may subordinate the rights of holders of ordinary shares if preferred shares are issued with rights senior to those afforded to the holders of our ordinary shares;
•	will likely cause a change in control if a substantial number of our ordinary shares are issued, which will likely result in the resignation or removal of our present officers and directors; and
•	may adversely affect prevailing market prices for our ordinary shares.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Proposed Business — Effecting a Business Combination — We have not identified a target acquisition.”

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete a business combination. The incurrence of debt could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination is insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;
•	covenants that limit our ability to acquire capital assets or make additional acquisitions;
•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;
•	our inability to pay dividends on our ordinary shares;
•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares, working capital, capital expenditures, acquisitions and other general corporate purposes;
•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry or country in which we operate;
•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and
•	limitations on our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and other disadvantages compared to our competitors who have less debt.

We may in the future enter into joint venture arrangements, which are risky since our joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on a co-venturers’ financial condition and disputes between us and our co-venturers.

We may in the future co-invest with third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in or sharing responsibility for managing the affairs of a target business, partnership, joint venture or other entity. In such circumstances, we may not be in a position to exercise sole decision-making authority regarding a target business, partnership, joint venture or other entity. Investments in partnerships, joint ventures or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become insolvent or fail to fund their share of required capital contributions. Partners or co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the partner or co-venturer would have full control over the partnership or joint venture. Disputes between us and partners or co-venturers may result in litigation or arbitration that would increase our expenses and distract our officers and/or directors from focusing their time and effort on our business. Consequently, actions by, or disputes with, partners or co-venturers might result in subjecting assets owned by the partnership or joint venture to additional risk. We may also, in certain circumstances, be liable for the actions of our third-party partners or co-venturers. For example, in the future we may agree to guarantee indebtedness incurred by a partnership, joint venture or other entity. Such a guarantee may be on a joint and several basis with our partner or co-venturer in which case we may be liable in the event such party defaults on its guaranty obligation.

We may face particular risks if we try to acquire several assets or properties.

In the event we ultimately determine to simultaneously acquire several assets or properties and such assets or properties are owned by different sellers, we may need for each of such sellers to agree that our purchase is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and consequently delay our ability, to complete the business combination. If we choose to effect multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the multiple assets or properties into a single operating entity.

Our ability to effect a business combination and to operate our business thereafter will be totally dependent upon the efforts of our key personnel, including our officers, directors and others who may not continue with us following a business combination.

Our ability to effect a business combination is dependent upon the efforts of our key personnel. Our key personnel will also be officers, directors, and/or members of other entities. There is a risk such key personnel will not be able to devote either sufficient time, effort or attention to us when we need it. None of our key personnel, including our executive officers will have entered into employment or consultant agreements with us.

Furthermore, our key personnel may not continue to provide services to us after the consummation of a business combination if we are unable to negotiate employment or consulting agreements with them in connection with or subsequent to the business combination, the terms of which would be determined at such time between the respective parties. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target acquisition, the ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. In addition, if we acquire a target business in an all cash transaction, it would be more likely that our existing officers and our directors would remain with us if they chose to do so. If a business combination were structured such that the shareholders of the target company were to receive a large percentage of equity in the combined company, following a business combination, it may be less likely that our existing officers or directors would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement.

There is a risk that we may not be able to fully evaluate the management of our proposed target business.

While we intend to closely scrutinize any individuals we engage after a business combination, we may be subject to timing, resource and other constraints that would impair or limit our ability to fully evaluate the incumbent management of our target business. Additionally, we cannot assure you that our assessment of any of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various operational issues which may adversely affect our operations.

Our officers and directors will, in the aggregate, allocate most of their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. These conflicts could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination, and our three principal executive officers, Dr. Zhou and Messrs. Zhu and Ma, expect to only spend an average of approximately 50% of their business time in the period prior to a business combination on the business of our company. Our independent directors expect to spend even less time than our principal executive officers on the business of our company. Our executive officers and directors are currently employed by other entities and are not obligated to devote any specific number of hours to our affairs. If other entities require them to devote more substantial amounts of time to their business and affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor. For a discussion of potential conflicts of interest that you should be aware of see the section below entitled “Management — Conflicts of Interest.”

We may engage in a business combination with one or more target businesses that have relationships or are affiliated with our existing shareholders, directors or officers, which may raise potential conflicts.

We may engage in a business combination with one or more target businesses that have relationships or are affiliated (as defined in Rule 405 of the Securities Act) with our existing shareholders, directors or officers, which may raise potential conflicts such as competing fiduciary duties, which could potentially place our company at a negotiating disadvantage in relation to the proposed target business. Also, the completion of a business combination between us and an entity owned by a business in which one of our directors or officers may have an interest could enhance their prospects for future business from such client. To minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity that is affiliated with our existing shareholders unless we obtain an opinion from an unaffiliated, independent third party appraiser, which may or may not be an investment banking firm that is a member of the Financial Industry Regulatory Authority, Inc. (formerly the NASD), that the business combination is fair to our shareholders from a financial point of view. For a more detailed discussion of our management’s business affiliations and the potential conflicts of interest of which you should be aware, see the sections entitled “Management — Directors and Executive Officers” and “Certain Relationships and Related Party Transactions.”

Our officers and directors currently are, and may in the future become affiliated with additional entities that are, engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

None our officers or directors have been or currently are a principal of, or affiliated or associated with, a blank check company. Additionally, our officers and directors may in the future become affiliated with additional entities, including other “blank check” companies which may be engaged in activities similar to those intended to be conducted by us. Our officers and directors may also become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties or other contractual obligations. No procedures have been established to determine how conflicts of interest that may arise due to duties or obligations owed to other entities will be resolved.

Our existing shareholders currently own ordinary shares which will not participate in the liquidation of the trust account and a conflict of interest may arise in determining whether a particular target acquisition is appropriate for a business combination.

Our existing shareholders have waived their right to receive distributions with respect to those ordinary shares upon the liquidation of the trust account if we are unable to consummate a business combination. Additionally, an affiliate of our sponsor has agreed to purchase an aggregate of 2,666,667 warrants directly from us in a private placement transaction in accordance with Regulation S under the Securities Act prior to the consummation of the offering at a purchase price of $0.75 per warrant for a total purchase price of $2,000,000. The ordinary shares acquired prior to this offering and any warrants owned by our sponsor or its affiliates will be worthless if we do not consummate a business combination. The personal and financial interests of our officers and our directors, who control and own our sponsor, may influence their motivation in timely identifying and selecting a target acquisition and completing a business combination. Consequently, our officers’ discretion, and the discretion of our directors, in identifying and selecting a suitable target acquisition may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest and, as a result of such conflicts, management may choose a target acquisition that is not in the best interests of our shareholders.

The requirement that we complete a business combination by             , 2010 [24 months from the date of this prospectus] may give potential target businesses leverage over us in negotiating a business combination.

We will liquidate and promptly distribute only to our public shareholders the amount in our trust account (subject to our obligations under Cayman Islands law for claims of creditors) plus any remaining net assets if we do not effect a business combination by             , 2010 [24 months from the date of this prospectus]. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target businesses may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any target business. This risk will increase as we get closer to the time limits referenced above.

The requirement that we complete a business combination by             , 2010 [24 months from the date of this prospectus] may motivate our officers and directors to approve a business combination during that time period so that they may get their out-of-pocket expenses reimbursed.

Each of our officers and directors may receive reimbursement for out-of-pocket expenses incurred by him in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The funds for such reimbursement will be provided from the money not held in trust. In the event that we do not effect a business combination by             , 2010 [24 months from the date of this prospectus], then any expenses incurred by such individuals in excess of the money being held outside of the trust account will not be repaid as we will liquidate at such time. On the other hand, if we complete a business combination within such time period, those expenses will be repaid by the target business. Consequently, our officers, who are also our directors, may have an incentive to complete a business combination for reasons other than what is in the best interest of our shareholders.

None of our officers or directors, or any of their affiliates, has ever been associated with a blank check company and such lack of experience could adversely affect our ability to consummate a business combination.

None of our officers or directors, or any of their affiliates, has ever been associated with a blank check company. Accordingly, you may not have sufficient information with which to evaluate the ability of our management team to identify and complete a business combination using the proceeds of this offering. Our management’s lack of experience in operating a blank check company could adversely affect our ability to consummate a business combination and could result in our having to liquidate our trust account. If we liquidate, our public shareholders could receive less than the amount they paid for our securities, causing them to incur significant financial losses.

Other than with respect to the business combination, our officers, directors, our sponsor and its respective affiliates may have a pecuniary interest in certain transactions in which we are involved, and may also compete with us.

Other than with respect to the business combination, we have not adopted a policy that expressly prohibits our directors, officers, securityholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us.

Initially, we may only be able to complete one business combination, which will cause us to be solely dependent on a single asset or property.

The net proceeds from this offering and the private placement (excluding $1,680,000 held in the trust account which represents the deferred underwriting discount and non-accountable expense allowance) will provide us with approximately $54,880,000 which will be held in the trust account and may be used by us to complete a business combination. We currently have no restrictions on our ability to seek additional funds through the sale of securities or through loans. As a consequence, we could seek to acquire a target business that has a fair market value significantly in excess of 80.0% of our assets held in the trust account prior to the exercise of shareholder redemption rights described herein (net of: (i) taxes paid or reserved for and (ii) interest which we may draw as provided for herein to pay for our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution) and excluding the amount held in the trust account representing a portion of the underwriters’ discount and non-accountable expense allowance). Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions, we could seek to fund such a business combination by raising additional funds through the sale of our securities or through loan arrangements. However, if we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination. Consequently, it is probable that we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several assets or closely related operating businesses at the same time. However, should our management elect to pursue more than one acquisition of target businesses simultaneously, our management could encounter difficulties in consummating all or a portion of such acquisitions due to a lack of adequate resources, including the inability of management to devote sufficient time to the due diligence, negotiation and documentation of each acquisition. Furthermore, even if we complete the acquisition of more than one target business at substantially the same time, we may not be able to integrate the operations of such target businesses. Accordingly, the prospects for our ability to effect our business strategy may be:

•	solely dependent upon the performance of a single business; or
•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Furthermore, since our business combination may entail the simultaneous acquisitions of several assets or operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their assets or businesses is contingent upon the simultaneous closings of the other acquisitions.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the private placement will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target acquisition to acquire, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the private placement prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in the course of searching for suitable target acquisition that we can afford to acquire, or the obligation to redeem for cash a significant number of subunits from dissenting shareholders, we will be required to seek additional financing. We cannot assure you that any additional financing will be available to us on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target acquisition candidate. In addition, it is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding a suitable business combination without securing additional financing. If we are unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would liquidate the trust account, resulting in a loss of a portion of your investment. In addition, if we consummate a business combination, we may require additional financing to fund continuing operations and/or growth. The failure to secure additional financing if required could have a material adverse effect on our ability to continue to develop and grow, even if we consummate a business combination. Neither our sponsor nor any of our officers, directors or shareholders is required to provide any financing to us in connection with or after a business combination. For a more complete discussion regarding the liquidation of our trust account if we cannot consummate a business combination, see “Proposed Business — Effecting a Business Combination — Automatic dissolution and subsequent liquidation if no business combination.”

Our existing shareholders control a substantial interest in us and thus may influence certain actions requiring a shareholder vote.

Upon consummation of our offering, our existing shareholders (consisting of our sponsor and our officers and directors) will beneficially own 20.0% of our issued and outstanding ordinary shares (assuming they do not also purchase units in this offering). This ownership interest, together with any other acquisitions of our ordinary shares (or warrants which are subsequently exercised), could allow the existing shareholders to influence the outcome of matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions after completion of our initial business combination. The interests of our existing shareholders and your interests may not always align and taking actions which require approval of a majority of our shareholders, such as selling our company, may be more difficult to accomplish.

We could be liable for up to the amount of the purchase price of the private placement warrants plus interest to our sponsor, who will purchase the private placement warrants in a private placement conducted concurrently with this offering.

We have agreed to sell in a private placement, in accordance with Regulation S under the Securities Act, occurring immediately prior to the consummation of the offering, an aggregate of 2,666,667 private placement warrants to an affiliate of our sponsor. This private placement is being made in reliance on an exemption from registration under the Securities Act. This exemption requires that there be no general solicitation of investors with respect to the sales of the private placement warrants. If this offering were deemed to be a general solicitation with respect to the private placement warrants, the offer and sale of such securities would not be exempt from registration and the purchasers of those securities could have a right to rescind their purchases. Rescinding purchasers could seek to recover the purchase price paid, with interest, or if they no longer own the securities, to receive damages. The subscription agreement for the private placement warrants contains provisions under which the purchasers waive any and all rights to assert present or future claims, including the right of rescission, against us with respect to their purchase of the private placement warrants and agree to indemnify and hold us and the underwriters harmless from all losses, damages or expenses that relate to claims or proceedings brought against us or the underwriters by the purchasers of the private placement warrants, although it is unclear whether these waivers and indemnifications would be enforceable.

If we redeem our Class A warrants, the private placement warrants, which are non-redeemable, could provide the purchasers thereof with the ability to realize a larger gain than the public warrant holders.

The Class A warrants (including Class A warrants received upon automatic conversion of the Class B warrants to Class A warrants on a 2-for-1 basis following our business combination) held by our public warrant holders may be called for redemption at any time after the warrants become exercisable:

•	in whole and not in part,
•	at a price of $0.01 per Class A warrant at any time after the warrants become exercisable,
•	upon not less than 30 days’ prior written notice of redemption, and
•	if, and only if, the last sales price of our ordinary shares equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

In addition, we may not redeem the Class A warrants unless such warrants and the ordinary shares underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption.

As a result of the private placement warrants not being subject to the redemption feature that our publicly-held warrants are subject to, holders of the private placement warrants, or their permitted transferees, could realize a larger gain than our public warrant holders in the event we redeem our public warrants.

Our sponsor paid an aggregate of $25,000, or approximately $0.0124 per share, for its 2,012,500 ordinary shares issued and outstanding prior to this offering and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per share and the pro forma net tangible book value per share of our ordinary shares after this offering constitutes the dilution to the investors in this offering. Our sponsor acquired its ordinary shares at a nominal price, significantly contributing to this dilution. Assuming the offering is completed (and assuming no exercise of the underwriter’s over-allotment option and the resulting forfeiture of 262,500 shares currently held by our existing shareholders), you and the other new investors will incur an immediate and substantial dilution of approximately 31% or $2.46 per share (the difference between the pro forma net tangible book value per share of $5.54, and the initial offering price of $8.00 per unit), not including the effect of certain offering costs for which payment is deferred until consummation of a business transaction.

Our outstanding Class A warrants and Class B warrants may have an adverse effect on the market price of ordinary shares and make it more difficult to effect a business combination.

In connection with this offering, we will be issuing Class A warrants and Class B warrants to purchase up to an aggregate of 10,500,000 ordinary shares (assuming no exercise of the underwriters’ over-allotment option). In addition, we: (a) will sell to an affiliate of our sponsor warrants to purchase up to 2,666,667 ordinary shares immediately prior to consummation of this offering, (b) have agreed to issue up to an additional 1,050,000 Class B warrants and 1,050,000 Class A warrants (and the ordinary shares thereunder) underlying, respectively, the subunits and unitsincluded as part of the underwriters’ over-allotment option and (c) have agreed to grant to the underwriters a unit purchase option to purchase up to 350,000 ordinary shares, Class A warrants to purchase up to an additional 350,000 ordinary shares and Class B warrants to purchase up to an additional 175,000 ordinary shares. To the extent we issue ordinary shares to effect a business combination, the potential for the issuance of a substantial number of additional ordinary shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target acquisition. Such securities, when exercised, will increase the number of issued and outstanding shares of our ordinary shares and reduce the value of the ordinary shares issued to complete the business combination. Therefore, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target acquisition. Additionally, the sale, or even the possibility of sale, of the ordinary shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

Although we have applied to have our securities listed on the American Stock Exchange, as of the date of this prospectus, there is currently no market for our securities. Prospective shareholders therefore have no access to information about prior trading history on which to base their investment decision. If we are listed on the American Stock Exchange, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established or sustained.

The American Stock Exchange may not list our securities and may, even if listed, later delist our securities, which could limit investors’ ability to transact in our securities, subject us to additional trading restrictions and potentially limit our ability to issue additional securities or obtain additional financing.

We have applied to have our securities approved for listing on the American Stock Exchange upon consummation of this offering. We cannot assure you that our securities will be listed and, if listed, will continue to be listed on the American Stock Exchange. Additionally, it is likely that the American Stock Exchange would require us to file a new initial listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements, at the time of our initial business combination. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

•	a limited availability for market quotations for our securities;
•	reduced liquidity with respect to our securities;
•	a determination that our ordinary shares is a “penny stock,” which will require brokers trading in our ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our ordinary shares;
•	limited amount of news and analyst coverage for our company; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

In addition, we would no longer be subject to American Stock Exchange rules, including rules requiring us to have a certain number of independent directors and to meet other corporate governance standards.

We or, should we form one, our Foreign Subsidiary, may become a “passive foreign investment company”, which could result in material adverse U.S. tax consequences to U.S. investors.

If we are determined to be a “passive foreign investment company”, known as a “PFIC,” U.S. Holders (as defined in the section of this prospectus captioned “Taxation — United States Federal Income Taxation  — General”) could be subject to material adverse United States federal income tax consequences. Specifically, if we are determined to be a PFIC for any taxable year, each U.S. holder of our securities may be subject to increased U.S. federal income tax and may be subject to additional reporting requirements. In general, we will be classified as a PFIC for any taxable year in which either: (1) at least 75% of our gross income is passive income or (2) at least 50% of the value (determined on the basis of a quarterly average) of our assets is attributable to assets that produce or are held for the production of passive income. For purposes of these tests, cash, including working capital, and investments are considered assets that produce or are held for the production of passive income. Given our proposed plan of operations and the timeframes we have set to complete a business combination, there is a risk that we will be a PFIC in the future.

For the first taxable year in which we earn gross income (the “start-up year”) at least 75% of our gross income may consist of, and/or at least 50% of the average value of the assets held by us during such year may produce or may be held for the production of, passive income. Therefore we may be a PFIC in our start-up year. However, if a corporation would otherwise be a PFIC in its start-up year, it will not be treated as a PFIC in that taxable year, provided that: (1) no predecessor corporation was a PFIC; (2) it is established to the IRS’ satisfaction that we will not be a PFIC in either of the two years after the start-up year; and (3) we are not, in fact, a PFIC for either of the two years after the start-up year. In the event that we cannot satisfy this three-part test above, we will be a PFIC.

We realized a de minimus amount of gross income in 2007 from interest earned on a money market account in which we temporarily deposited the proceeds from our sponsor’s loan to us. The IRS could take the view as a result that our start-up year is 2007 (as opposed to 2008) and therefore we would need to be conducting an operating business by December 31, 2008 in order to avoid being a PFIC. As such, we would need to complete our business combination by such date, which is much shorter than the 24 months we are afforded under our Articles of Association. No assurances can be given regarding whether 2007 or 2008 will be deemed to be our start-up year and no assurances can be given that we will be able to complete a business combination under an accelerated timeframe should we be required to do so under the PFIC rules.

In addition, at some time prior to the announcement of a potential business combination, we may form a foreign (non-U.S. or non-Cayman) subsidiary which will be treated as a corporation for U.S. federal income tax purposes. In the event we form the Foreign Subsidiary, and such subsidiary were determined to be a PFIC, U.S. Holders (as defined in the section of this prospectus captioned “Taxation — United States Federal Income Taxation — General”) could be subject to adverse United States federal income tax consequences. Specifically, if the Foreign Subsidiary were determined to be a PFIC for any taxable year, each U.S. Holder may be subject to increased U.S. federal tax income tax liability and may be subject to additional reporting requirements. We cannot assure you that the Foreign Subsidiary will not be a PFIC.

The rules dealing with PFICs and related matters are very complex and are affected by various factors. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders —  Passive Foreign Investment Company Rules.”

A U.S. Holder of a Class A warrant and/or Class B warrant may have adverse U.S. federal income tax consequences if such warrant becomes exercisable into shares of the Foreign Subsidiary and the Foreign Subsidiary were to be classified as a PFIC.

As discussed in the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules,” if a Class A warrant or Class B warrant held by a U.S. Holder becomes exercisable into shares of the Foreign Subsidiary, and the Foreign Subsidiary were to be classified as a PFIC, the U.S. Holder of the warrant generally will be subject to adverse U.S. federal income tax consequences. Unlike a U.S. Holder of our ordinary shares (who will be deemed to own a portion of the shares of the Foreign Subsidiary), a U.S. Holder of Class A warrants and Class B warrants generally will not be able to mitigate these adverse tax consequences by making a qualified electing fund (“QEF”) election with respect to its warrants. A U.S. Holder of Class A warrants and Class B warrants is urged to consult its own tax advisor concerning the adverse tax consequences that may result to such holder by reason of the application of the PFIC rules to a warrant under such holder’s particular circumstances.

An investment in this offering may involve adverse U.S. federal income tax consequences because the redemption or liquidation price per share is greater than an investor’s initial tax basis in our ordinary shares.

There is a risk that an investor’s entitlement to receive payments in excess of the investor’s initial tax basis in our ordinary shares (see “Taxation — United States Federal Income Taxation — U.S. Holders —  Allocation of Purchase Price Between Ordinary Shares and Warrants”) upon exercise of the investor’s redemption right or upon our liquidation will result in constructive income to the investor, which could affect the timing and character of income recognition and result in an immediate U.S. federal income tax liability to the investor without the investor’s receipt of cash from us. Prospective investors are urged to consult their own tax advisors with respect to these tax risks, as well as the specific tax consequences to them of purchasing, holding or disposing of our units.

U.S. investors may recognize gain for U.S. federal income tax purposes on the actual or deemed transfer of our assets to a foreign corporation.

In the event we form the Foreign Subsidiary and transfer all or substantially all of our assets to it, or we otherwise are deemed to have been converted to a foreign corporation for U.S. federal income tax purposes, U.S. Holders may recognize gain (but not loss) to the extent of their share of any appreciation in the value of our assets at the time of such deemed or actual transfers and may also be subject to certain reporting obligations. U.S. Holders are urged to consult their own tax advisors concerning the tax consequences of such transactions, including any reporting requirements with respect thereto.

A U.S. Holder of our Class A warrants and Class B warrants may have adverse U.S. federal income tax consequences if we were to liquidate pursuant to a shareholder vote following the formation of and the transfer of our assets to the Foreign Subsidiary.

As discussed in the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders — Tax and Reporting Issues as to Formation of Foreign Subsidiary,” in the event we form and transfer all or substantially all of our assets to the Foreign Subsidiary in connection with a proposed business combination, under certain circumstances (particularly if we were to then liquidate our company or combine our company with the Foreign Subsidiary pursuant to a separate shareholder vote in which our Class A and Class B warrant holders would not participate), the Foreign Subsidiary will assume our obligations under such warrants, and a U.S. Holder of such warrants will have the right, under certain conditions, to exercise such warrants for shares in the Foreign Subsidiary (and not for an Interest in us). While we expect that this assumption and right (which is provided for under the original terms of the warrants) should not result in a taxable event to a U.S. Holder of such warrants, such U.S. Holder should nevertheless consult its own tax advisor concerning the tax consequences of such transaction under such holder’s particular circumstances.

An investor may be subject to adverse U.S. federal income tax consequences in the event the Internal Revenue Service (“IRS”) were to disagree with the U.S. federal income tax consequences described herein.

As described in the section of this prospectus captioned “Taxation — United States Federal Income Taxation — General,” we have not sought a ruling from the IRS or an opinion of counsel as to any U.S. federal income tax consequences described herein. The IRS may disagree with the descriptions of U.S. federal income tax consequences contained herein, and its determination may be upheld by a court. Any such determination could subject an investor or our company to adverse U.S. federal income tax consequences that would be different than those described herein. Accordingly, each prospective investor is urged to consult a tax advisor with respect to the specific tax consequences of the acquisition, ownership and disposition of our ordinary shares, Class A warrants and Class B warrants, including the applicability and effect of state, local or non-U.S. tax laws, as well as U.S. federal tax laws.

If our ordinary shares become subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If our ordinary shares become subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

If at any time we have net tangible assets of $5,000,000 or less and our subunits or ordinary shares have a market price per share of less than $5.00, transactions in our ordinary shares will be subject to these “penny stock” rules. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;
•	receive the purchaser’s written agreement to the transaction prior to sale;
•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and
•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our existing shareholders and holders of private placement warrants exercise their registration rights, and/or if the underwriters elect to exercise their unit purchase option, it may have an adverse effect on the market price of our ordinary shares and the existence of the registration rights and the purchase option may make it more difficult to effect a business combination.

Our existing shareholders are entitled to require us to register the resale of its ordinary shares at any time after the date on which its ordinary shares are released from escrow, which, except in limited circumstances, will not be before the earlier of one year from the consummation of a business combination or three years from the effective date of this registration statement. If our existing shareholders exercise their registration rights with respect to all ordinary shares beneficially owned by as of the date of this prospectus, then there will be an additional 2,012,500 ordinary shares (262,500 of which are subject to forfeiture to the extent the over-allotment option is not exercised) eligible for trading in the public market. Further, prior to the consummation of the offering, an affiliate of our sponsor will purchase in a private placement an aggregate of 2,666,667 private placement warrants that are identical to the Class A warrants being sold in this offering, except that: (i) the private placement warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, (ii) the private placement warrants will be non-redeemable so long as they are held by the initial holders or their permitted assigns and (iii) the private placement warrants are exercisable (a) on a “cashless” basis at any time after the later to occur of a business combination or one year from the date of this prospectus, if held by the initial holders or their permitted assigns and (b) in the absence of an effective registration statement covering the ordinary shares underlying the warrants. If all of the private placement warrants are exercised, there will be an additional 2,666,667 of our ordinary shares eligible for trading in the public market.

In addition, we have agreed to sell to the underwriters a unit purchase option to purchase up to a total of 350,000 units identical to those units offered by this prospectus except the unit purchase option has a per unit exercise price of $10.00 and the warrants included in the option have an exercise price of $7.50 (in each case, 125% of the exercise price of the units and warrants included in the units sold in the offering). Although the purchase option and its underlying securities have been registered on the registration statement of which this prospectus forms a part, the option grants holders demand and “piggy back” registration rights for periods of five and seven years, respectively, from the date of this prospectus. These rights apply to all of the securities directly and indirectly issuable upon exercise of the option. If this unit purchase option is exercised, and all of the underlying warrants are also exercised, there will be an additional 875,000 of our ordinary shares eligible for trading in the public market. The presence of these additional numbers of securities eligible for trading in the public market may have an adverse effect on the market price of our ordinary shares. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the shareholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our ordinary shares.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination, or we may be required to incur additional expenses if we are unable to liquidate after the expiration of the allotted time periods.

If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and
•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940, as amended. To this end, the proceeds held in the trust account may be invested by the trust account agent only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act of 1940. This offering is not intended for persons who are seeking a return on investments in government securities. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, liquidation and return of the funds held in this trust account to our public shareholders.

If we are deemed to be an investment company at any time, we will be required to comply with additional regulatory requirements under the Investment Company Act of 1940, as amended, which would require additional expenses for which we have not budgeted.

Uncertainties in management’s assessment of a target business could cause us not to realize the benefits anticipated to result from an acquisition.

It is possible that, following our initial acquisition, uncertainties in assessing the value, strengths and potential profitability of, and identifying the extent of all weaknesses, risks, contingent and other liabilities (including environmental liabilities) of, acquisition or other transaction candidates could cause us not to realize the benefits anticipated to result from an acquisition.

The potential loss of key customers, management and employees of a target business could cause us not to realize the benefits anticipated to result from an acquisition.

It is possible that, following our initial acquisition, the potential loss of key customers, management and employees of an acquired business could cause us not to realize the benefits anticipated to result from an acquisition.

The lack of synergy from an acquisition could cause us not to realize the benefits anticipated to result from an acquisition.

It is possible that, following our initial acquisition, the inability to achieve identified operating and financial synergies anticipated to result from an acquisition or other transaction could cause us not to realize the benefits anticipated to result from an acquisition.

The determination for the offering price of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. Factors considered in determining the prices and terms of the units, including the ordinary shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

Our directors may not be considered “independent” and we thus may not have the benefit of independent directors examining our financial statements and the priority of expenses incurred on our behalf subject to reimbursement.

Our existing shareholders hold 2,012,500 ordinary shares (262,500 of which are subject to forfeiture to the extent the over-allotment option is not exercised) which our sponsor purchased at our inception for a purchase price of approximately $0.0124 per share, which is significantly lower than the offering price. No salary or other compensation will be paid to our sponsor, officers or directors for services rendered by them on our behalf prior to or in connection with a business combination. Although we believe that three of the members of our board of directors are “independent” under the rules of the American Stock Exchange, because our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, it is likely that state securities administrators would take the position that we do not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not any directors are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public shareholders.

If we do not obtain an opinion from an unaffiliated third party as to the fair market value of the target acquisition or that the price we are paying for the business is fair to our shareholders, our shareholders will not have the benefit of such opinion in their evaluation of our proposed business combination.

We are not required to obtain an opinion from an unaffiliated third party that either: (a) the target acquisition we select meets the 80.0% of net assets threshold or (b) that the price we are paying is fair to shareholders unless: (i) our board is not able to independently determine that a target acquisition has a sufficient market value or (ii) there is a conflict of interest with respect to the transaction. If no opinion is obtained, our shareholders will be relying on the judgment or our board of directors only and will not have the benefit of the opinion of an unaffiliated independent third party.

Since our directors and officers will live outside the United States and substantially all of our assets will be located outside the United States, investors may not be able to enforce federal securities laws or their other legal rights.

Most of our directors and officers reside outside of the United States and after the consummation of a business combination, substantially all of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited, because we are incorporated under Cayman Islands law and our trust account will be held in London.

We are a company incorporated under the laws of the Cayman Islands, and substantially all of our assets are located outside the United States (with our trust account being located in London so that we may qualify as a foreign private issuer for federal securities laws purposes). As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers or assets.

Our corporate affairs will be governed by our Amended and Restated Memorandum and Articles of Association, the Companies Law (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

The Cayman Islands courts are also unlikely:

•	to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and
•	to impose liabilities against us, in original actions brought in the Cayman Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company. For a discussion of certain differences between the provisions of the Companies Law and the laws applicable to companies incorporated in the United States and their shareholders, see “Cayman Islands Company Considerations.”

Under Cayman Islands law, the requirements and restrictions relating to this offering contained in our Amended and Restated Memorandum and Articles of Association may be amended, which could reduce or eliminate the protection afforded to our shareholders by such requirements and restrictions.

Our Amended and Restated Memorandum and Articles of Association sets forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of a business combination. Specifically, Articles 168 through 173 of our amended and restated Amended and Restated Memorandum and Articles of Association will provide among other things, that:

•	prior to the consummation of our initial business combination, we shall submit such business combination to our shareholders for approval;
•	we may consummate our initial business combination if: (i) approved by a majority of the ordinary shares voted by the public shareholders and (ii) public shareholders not owning more than one share less than 30.0% of the ordinary shares purchased by the public shareholders in this offering exercise their redemption rights in connection with their vote against a business combination.
•	if our initial business combination is approved and consummated, public shareholders who voted against the business combination and exercised their redemption rights will receive their pro rata cash portion of the trust account (net of taxes);
•	if a business combination is not consummated within the time period specified in this prospectus, then our corporate existence will cease by operation of law and we will distribute to all of our public shareholders their pro rata cash portion of the trust account (net of taxes); and
•	we may not consummate any share capital exchange, stock purchase, asset acquisition or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least 80.0% of our assets held in trust prior to the exercise of shareholder redemption rights described herein (net of: (i) taxes paid or reserved for and (ii) interest which we may draw as provided for herein to pay for our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution) and excluding the amount held in the trust account representing a portion of the underwriters’ discount and non-accountable expense allowance) at the time of such business combination.

Our Amended and Restated Memorandum and Articles of Association prohibits the amendment of the above-described provisions. However, the validity of provisions prohibiting amendment of the Amended and Restated Memorandum and Articles of Association under Cayman Islands law has not been settled. A court could conclude that the prohibition on amendment violated the shareholders’ implicit rights to amend the Amended and Restated Memorandum and Articles of Association. In that case, the above-described provisions would be amendable and any such amendment could reduce or eliminate the protection afforded to our shareholders. However, we view the foregoing provisions as obligations to our shareholders and we will not take any actions to waive or amend any of these provisions.

Risks Related to Our Target Business

Because any target business with which we attempt to complete a business combination may be required to provide our shareholders with financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, prospective target businesses may be limited.

In order to seek shareholder approval of a business combination, a proposed target business may be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards. To the extent that a proposed target business does not have financial statements which have been prepared with, or which can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards, we may not be able to complete a business combination with that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may complete a business combination. Furthermore, to the extent that we seek to acquire a target business that does not have financial statements prepared in accordance with United States generally accepted accounting principles, it could make it more difficult for our management to analyze such target business and determine whether it has a fair market value in excess of 80.0% of our net assets held in the trust account at the time of the business combination. It could also delay our preparation of our proxy statement that we will send to shareholders relating to the proposed business combination with such a target business, thereby making it more difficult for us to consummate such a business combination.

After a business combination, substantially all of our assets are likely to be located in China and substantially all of our revenue is likely to be derived from our operations in China. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal developments in China.

Given that our target business will have it primary operations in China, the particular economic, political and social conditions in China, as well as laws, rules, regulations and Chinese government policies, will likely affect our business. Such conditions have been and are expected to continue to be subject to rapid and uncertain change and the failure of our target business to monitor and comply with these conditions will have a material adverse effect on its business.

In addition, our ability to find an attractive target business with which to consummate a business combination is based on the assumption that the Chinese economy will continue to grow. China’s economic growth has been uneven, both geographically and among various sectors of the economy. China’s government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall China economy, but may also have a negative effect on us, depending on the industry in which we engage in a business combination. For example, our financial condition and results of operations may be adversely affected by China’s government control over capital investments or changes in tax regulations that are applicable to a potential target business and a business combination.

Also, a substantial portion of productive assets in China are still owned by China’s government, and China’s government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. We cannot assure you that China’s economic, political or legal systems will not develop in a way that becomes detrimental to our business, results of operations and prospects. For example, China’s government has in the past implemented a number of measures intended to slow down certain segments of China’s economy that the government believed to be overheating, including placing additional limitation on the ability of commercial banks to make loans by raising bank reserve-against-deposit rates. Our activities may be materially and adversely affected by changes in China’s economic and social conditions and by changes in the policies of China’s government, such as measures to control inflation, changes in the rates or method of taxation and the imposition of additional restrictions on currency conversion.

If political relations between China and the Unites States or Europe deteriorate, it could cause potential target businesses or their goods or services to become less attractive.

The relationship between China and the United States and Europe is subject to sudden fluctuation and periodic tension. Relations may also be compromised if the U.S. or Europe becomes a more vocal advocate of Taiwan or proceeds to sell certain military weapons and technology to Taiwan. Changes in political conditions in China and changes in the state of Sino-U.S. relations and Sino-Europe relations are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive. Because we are not limited to any specific industry, there is no basis for investors in this offering to evaluate the possible extent of any impact on our ultimate operations if relations are strained between China and either the United States or Europe.

We may not be able to enforce our rights in China, which could have a material adverse impact on our operations.

The laws of China are likely to govern all of our target business’ material agreements. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available outside of the target regions. For example, the system of laws and the enforcement of existing laws in the People’s Republic of China may not be as certain in implementation and interpretation as in the United States. The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. The inability to enforce or obtain a remedy under any of our future agreements may have a material adverse impact on our operations.

If we acquire a target business through contractual arrangements with one or more operating businesses in China, such contracts may not be as effective in providing operational control as direct ownership of such businesses and may be difficult to enforce.

To comply with applicable Chinese regulations, we may effect a business combination by paying consideration to the owners of the target business and then making contractual arrangements between our company, subsidiaries and/or affiliates and Chinese companies holding the licenses required to engage in the specific industry of the target business and its stockholders. In that case, the target business would be owned by Chinese residents (most likely designated by our company) rather than directly by our company. If we choose to effect this type of business combination, we would expect to negotiate agreements that are designed to give us the full economic benefits and control comparable to those we would enjoy with full direct ownership. However, these contractual arrangements may not be as effective in providing us with the same economic benefits or control over a target business as direct ownership would. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under Chinese law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

Moreover, we expect that the contractual arrangements upon which we would be relying would be governed by Chinese law and would be the only basis of providing resolution of disputes which may arise through either arbitration or litigation in China. Accordingly, these contracts would be interpreted in accordance with Chinese law and any disputes would be resolved in accordance with Chinese legal procedures. Uncertainties in the Chinese legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control or receive the full economic benefits of full direct ownership over the target business.

If China imposes restrictions to reduce inflation, future economic growth in China could be severely curtailed, which could lead to a significant decrease in our profitability following a business combination.

While the economy of China has experienced rapid growth, this growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the supply of money and rising inflation. If prices for the products of our ultimate target business rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. In order to control inflation in the past, China has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. If similar restrictions are imposed, it may lead to a slowing of economic growth. Because we are not limited to any specific industry, the ultimate industry that we operate in may be affected more severely by such a slowing of economic growth.

Many industries in China are subject to government regulations that limit or prohibit foreign investments in such industries, which may limit the potential number of acquisition candidates.

The Chinese government has imposed regulations in various industries that would limit foreign investors’ equity ownership or prohibit foreign investments altogether in companies that operate in such industries. As a result, the number of potential acquisition candidates available to us may be limited.

If we acquire a target business through contractual arrangements with one or more operating businesses in China, such contracts may not be as effective in providing operational control as direct ownership of such businesses and may be difficult to enforce.

To comply with applicable Chinese regulations, we may effect a business combination by paying consideration to the owners of the target business and then making contractual arrangements between our company, subsidiaries and/or affiliates and Chinese companies holding the licenses required to engage in the specific industry of the target business and its stockholders. In that case, the target business would be owned by Chinese residents (most likely designated by our company) rather than directly by our company. If we choose to effect this type of business combination, we would expect to negotiate agreements that are designed to give us the full economic benefits and control comparable to those we would enjoy with full direct ownership. However, these contractual arrangements may not be as effective in providing us with the same economic benefits or control over a target business as direct ownership would. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under Chinese law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

Moreover, we expect that the contractual arrangements upon which we would be relying would be governed by Chinese law and would be the only basis of providing resolution of disputes which may arise through either arbitration or litigation in China. Accordingly, these contracts would be interpreted in accordance with Chinese law and any disputes would be resolved in accordance with Chinese legal procedures. Uncertainties in the Chinese legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control or receive the full economic benefits of full direct ownership over the target business.

If China enacts regulations in more industry segments which forbid or restrict foreign investment, our ability to consummate a business combination could be severely impaired.

Many of the rules and regulations that companies face in China are not explicitly communicated. If new laws or regulations forbid foreign investment in industries in which we want to complete a business combination, they could severely impair our choice of candidate pool of potential target businesses. Additionally, if the relevant Chinese authorities find us or the target business with which we ultimately complete a business combination to be in violation of any existing or future Chinese laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•	levying fines;
•	revoking our business and other licenses;
•	requiring that we restructure our ownership or operations; and
•	requiring that we discontinue any portion or all of our business.

Recent changes in China’s currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

Historically, China “pegged” its currency to the United States dollar. This meant that each unit of Chinese currency had a set ratio for which it could be exchanged for United States currency, as opposed to having a floating value like other countries’ currencies. Many countries argued that this system of keeping the Chinese currency low when compared to other countries gave Chinese companies an unfair price advantage over foreign companies. Due to mounting pressure from outside countries, China recently reformed its economic policies to establish a floating value. As a result of this policy reform, potential target companies may be adversely affected since the competitive advantages that existed as a result of the former policies will cease. We cannot assure you that a target business with which we consummate a business combination will be able to compete effectively with the new policies in place.

Restrictions on currency exchange may limit our ability to utilize our cash flow effectively following a business combination.

Following a business combination, we will be subject to China’s rules and regulations on currency conversion. In China, the State Administration for Foreign Exchange (“SAFE”) regulates the conversion of the Chinese Renminbi into foreign currencies. Currently, foreign investment enterprises (“FIEs”) are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following a business combination, the entity in which we invest in China will likely be a FIE as a result of our ownership structure. FIEs holding such registration certificates, which must be renewed annually, are allowed to open foreign currency accounts including a “basic account” and “capital account.” Currency translation within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the “capital account,” including capital items such as direct investments, loans, and securities, require approval of the SAFE. We cannot assure you that the Chinese regulatory authorities will not impose further restrictions on the convertibility of the Chinese currency. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of China.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If you are a U.S. holder, you will be taxed on the U.S. dollar value of your dividends, if any, at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

Regulations relating to the transfer of state-owned property rights in enterprises may increase the cost of our acquisitions and impose an additional administrative burden on us.

The legislation governing the acquisition of a China state-owned company contains stringent governmental regulations. The transfer of state-owned property rights in enterprises must take place through a government approved “state-owned asset exchange”, and the value of the transferred property rights must be evaluated by those Chinese appraisal firms qualified to do “state-owned assets evaluation”. The final price must not be less than 90% of the appraisal price. Additionally, bidding/auction procedures are essential in the event that there is more than one potential transferee. In the case of an acquisition by foreign investors of state-owned enterprises, the acquirer and the seller must make a resettlement plan to properly resettle the employees, and the resettlement plan must be approved by the Employees’ Representative Congress. The seller must pay all unpaid wages and social welfare payments from the existing assets of the target company to the employees. These regulations may adversely effect our ability to acquire a state-owned business or assets.

Cultural and managerial differences may result in the reduction of our overall performance after the consummation of a business combination.

While Chinese mergers and acquisitions are increasing in frequency, assimilating cultural and managerial differences are still problematic. Friction may also result with the consolidation of management teams from different cultural backgrounds. These factors may make effecting a business combination and running the acquired business more difficult.

Political instability in China could harm our business.

We may target businesses in China that have operations associated with developing countries in Asia where political, economic and social transition is taking place. Some Asian countries, including China, have experienced political instability, expropriation or nationalization of property, civil strife, strikes, acts of war and insurrections. Any of these conditions occurring could disrupt or terminate our operations, causing our operations to be curtailed or terminated in these areas or our operations to decline and could cause us to incur additional costs.

Fluctuations in the value of the Renminbi relative to foreign currencies could affect our operating results.

We will prepare our financial statements in United States dollars, but payroll and other costs of non-United States operations will be payable in foreign currencies, primarily Renminbi, the Chinese currency. To the extent future revenue is denominated in non-United States currencies, we would be subject to increased risks relating to foreign currency exchange rate fluctuations that could have a material adverse affect on our business, financial condition and operating results. The value of Renminbi against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. As our operations will be primarily in China, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert United States dollars into Chinese Renminbi for our operations, appreciation of this currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Renminbi we convert would be reduced.

If we were to acquire assets, it is highly unlikely that proxy materials provided to our shareholders would include historical financial statements and, accordingly, investors will not have historical financial statements on which to rely in making their decision whether to vote for the acquisition.

If we were to acquire assets, it is highly unlikely that the proxy statement we would send to shareholders would, unless otherwise required by applicable law and regulations, contain historical financial statements with respect to the operation of such assets. Although we would provide such historical financial statement if required by applicable law or regulations, such historical financial statements are not often required, and, therefore, shareholders voting on a proposed transaction would not have the benefit of financial statements of past operations. Although we would not be required to include financial information in the proxy statement, we would send to our shareholders the same information that would typically be provided in the prospectus for an initial public offering of a start-up company, such as: (i) historical and prevailing market rates for assets on the basis of type, age and proposed employment; (ii) our expectations of future market trends and proposed strategy for operation of the assets; (iii) our anticipated operational (overhead) expenses; and (iv) the valuation of the assets generally, all of which, in turn, depend on the sector and country in which we consummate such a business combination. Thus, you would not necessarily be able to rely on historical financial statements when deciding whether to approve a business combination involving the acquisition of assets.

To the extent that our business combination consists of the acquisition of assets that do not have historical financial information, we will determine whether such business combination has a fair market value of at least 80.0% of the amount in our trust account prior to the exercise of shareholder redemption rights described herein (net of: (i) taxes paid or reserved for and (ii) interest which we may draw from the trust account as provided for herein to pay for our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution) and excluding the amount held in the trust account representing a portion of the underwriters’ discount and non-accountable expense allowance) at the time of the acquisition, as determined by the experience and advice of our management and financial advisors consistent with industry practice.

Uninsured claims and litigation could adversely impact our operating results.

After a business combination, we expect to secure insurance coverage against operating hazards. However, we may not be able to procure insurance for the particular risks associated with our target business on favorable economic terms if at all, and the nature and amount of that insurance may not be sufficient to fully indemnify us against liabilities arising out of pending and future claims and litigation. This insurance typically has deductibles or self-insured retentions and contains certain coverage exclusions. In addition, this insurance typically does not cover damages from breach of contract by us or based on alleged fraud, gross negligence, misrepresentation or other deceptive trade practices. Insurance and customer agreements do not provide complete protection against losses and risks, and our results of operations could be adversely affected by unexpected claims not covered by insurance.

We may re-incorporate in another jurisdiction in connection with a business combination, and the laws of such jurisdiction will likely govern all of our material agreements and we may not be able to enforce our legal rights.

In connection with a business combination, we may relocate the home jurisdiction of our business from the Cayman Islands to another jurisdiction. If we determine to do this, the laws of such jurisdiction would likely govern all of our material agreements. We cannot assure you that the system of laws and the enforcement of existing laws in such jurisdiction would be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Any such reincorporation and the international nature of our business will likely subject us to foreign regulation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward looking statements. Such forward-looking statements include statements regarding, among others: (a) our expectations about possible business combinations, (b) our growth strategies, (c) our future financing plans, and (d) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “approximate,” “estimate,” “believe,” “intend,” “plan,” “budget,” “could,” “forecast,” “might,” “predict,” “shall” or “project,” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found in this prospectus. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, the events anticipated in the forward-looking statements may or may not occur.

Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in local, regional, national or global political, economic, business, competitive, market (supply and demand) and regulatory conditions and the following:

•	our status as a development stage company;
•	our liquidation prior to a business combination;
•	the reduction of the proceeds held in the trust account due to third party claims;
•	our selection of a prospective target business or asset;
•	our issuance of our share capital or incurrence of debt to complete a business combination;
•	listing or delisting of our securities from the American Stock Exchange or the ability to have our securities listed on the American Stock Exchange following our initial business combination;
•	our ability to consummate an attractive business combination due to our limited resources and the significant competition for business combination opportunities;
•	conflicts of interest of our officers and directors;
•	potential current or future affiliations of our officers and directors with competing businesses;
•	our ability to obtain additional financing if necessary;
•	the control by our existing shareholders of a substantial interest in us;
•	the adverse effect the outstanding warrants and options may have on the market price of our ordinary shares;
•	the existence of registration rights with respect to the securities owned by our existing shareholders;
•	the lack of a market for our securities;
•	our being deemed an investment company;
•	our dependence on our key personnel;
•	our dependence on a single company after our business combination;

•	business and market outlook;
•	our growth as a whole;
•	our and our customers’ business strategies;
•	environmental, permitting and other regulatory risks;
•	foreign currency fluctuations and overall political risk in foreign jurisdictions;
•	our operating and capital expenditures;
•	our competitive position;
•	outcomes of legal proceedings;
•	expected results of operations and/or financial position;
•	future effective tax rates; and
•	compliance with applicable laws and regulations in the U.S., China, the Cayman Islands and elsewhere as applicable.

These risks and others described under “Risk Factors” are not exhaustive.

Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it, and is expressly qualified in its entirety by the foregoing cautionary statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds(1)
Offering gross proceeds	$56,000,000	$64,400,000
Proceeds from sale of private placement warrants	2,000,000	2,000,000
Total gross proceeds	$58,000,000	$66,400,000
Offering expenses(2)
Underwriting discount (4% of gross proceeds)(3)	$2,240,000	$2,576,000
Nonaccountable expense allowance (0.5% of gross proceeds)(4)	280,000	280,000
Deferred underwriting discount (2.5% of gross proceeds)(5)	1,400,000	1,610,000
Deferred nonaccountable expense allowance (0.5% of gross proceeds)(4)	280,000	280,000
Legal fees and expenses	270,000	270,000
Printing and engraving expenses	60,000	60,000
Accounting fees and expenses	40,000	40,000
SEC registration fee	5,670	5,670
FINRA registration fee	12,500	12,500
AMEX listing fee	70,000	70,000
Miscellaneous expenses	41,830	41,830
Total offering expenses	$4,700,000	$5,246,000
Net proceeds from offering and from sale of private placement warrants	$53,300,000	$61,154,000
Not held in trust account (from private placement)	$100,000	$100,000
Held in the trust account for our benefit	$53,200,000	$61,054,000
Aggregate net proceeds	$53,200,000	$61,054,000
Deferred underwriting discounts and nonaccountable expense allowance held in trust	$1,680,000	$1,890,000
Total held in trust — $7.84 per unit (98% of unit offering price)(6)	$54,880,000	$62,944,000

	Amount	Percentage
Working capital funded from interest on amount held in trust and net proceeds of private placement not held in the trust account
Legal, accounting and other expenses attendant to the structuring and negotiation of a business combination	$450,000	23.62%
Due diligence of prospective target businesses	400,000	21.00%
Legal and accounting fees relating to SEC reporting obligations	200,000	10.50%
Administrative fees ($7,500 per month for 24 months)	180,000	9.45%
Repayment of loan from our sponsor(2)	175,000	9.18%
Working capital, director and officer liability insurance premiums and reserves (including potential deposits, down payments or funding of a “no-shop” provision in connection with a particular business combination and liquidation obligations and reserves, if any)	500,000	26.25%
Total	$1,905,000	100.00%

(1)	Excludes the payment of $100 from the underwriters for their unit purchase option, and the proceeds from the exercise of any warrants.

(2)	A portion of the offering expenses, including the SEC registration fee and FINRA filing fee, has been paid from the $175,000 loan from our sponsor, as further described below. These funds will be repaid out of the proceeds of this offering.
(3)	Represents 4.0% of the gross proceeds from the sale of the 7,000,000 units in this offering ($2,240,000) and 4.0% of the gross proceeds from the sale of the 1,050,000 units subject to the underwriters’ over-allotment option (an additional $336,000 for a total of $2,576,000).
(4)	A nonaccountable expense allowance of 1.0% of the gross proceeds of this offering (not including units sold to cover over-allotments). Fifty percent (50%) of such amount, or $280,000, will be held in the trust account and will be payable to the underwriters only upon the consummation of a business combination and then only with respect to those units as to which the component subunits have not been redeemed by us from shareholders exercising their redemption rights in connection with their vote against a business combination. If a business combination is not consummated and we are liquidated, such amounts will be distributed among our public shareholders.
(5)	Represents 2.5% of the gross proceeds from the sale of 7,000,000 units ($1,400,000) and 2.5% of the gross proceeds from the sale of the 1,050,000 units subject to the underwriters’ over-allotment option (an additional $210,000 for a total of $1,610,000) that will be deposited into the trust account and paid to the underwriters only upon consummation of a business combination and then only with respect to those units as to which the component subunits have not been redeemed by us from shareholders exercising their redemption rights in connection with their vote against a business combination. If a business combination is not consummated and we are liquidated, such amounts will be distributed among our public shareholders.
(6)	If the underwriters’ over-allotment option is exercised in full, we will not be permitted to draw such amounts until $168,000 (or a lesser amount if less than the full over-allotment option is exercised, pro rata based on the amount of the over-allotment exercised) of interest shall have been earned on the trust account with the resulting effect that there shall be a minimum of $7.84 per unit held in the trust account.

Of the net proceeds of this offering, an aggregate of $54,880,000 (or $62,944,000 if the over-allotment option is exercised in full) including: (i) $1,900,000 from the purchase of private placement warrants and (ii) $1,680,000 (or $1,890,000 if the underwriters’ over-allotment option is exercised in full) of the proceeds attributable to the underwriters’ discount and non-accountable expense allowance will be deposited into the trust account at J.P. Morgan Chase, N.A. maintained by American Stock Transfer & Trust Company, as trustee. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or as part of any liquidation of our trust account. Notwithstanding the foregoing, in order to fund our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution), we will be permitted to draw, as earned, up to 75% of the cumulative interest earned on the funds held in the trust account, after taxes, per month for the first 12 months following the consummation of this offering, and thereafter 50% cumulative interest earned on the funds held in the trust account per month, after taxes. We will be permitted to draw no more than an aggregate of $2,000,000 of such interest.

To the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay any federal, state, local or franchise tax obligations related thereto. The proceeds held in the trust account may be used as consideration to pay the sellers of a target acquisition with which we complete a business combination (excluding the amount held in the trust account representing a portion of the underwriters’ discount and non-accountable expense allowance). Any amounts not paid as consideration to the sellers of the target business will be used to finance our operations, which may include the target business(es) we acquired on the consummation of the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time.

All amounts held in the trust account that are not redeemed for cash or released to us as interest income, net of income taxes, will be released on closing of our initial business combination with a target acquisition having a fair market value of at least 80.0% of the amount in our trust account prior to the exercise of shareholder redemption rights described herein (net of: (i) taxes paid or reserved for and (ii) interest which we may draw as provided for herein to pay for our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution) and excluding the amount held in the trust account representing a portion of the underwriters’ discount and non-accountable expense allowance) at the time of such business combination, subject to a majority of our public shareholders voting in favor of the business combination and less than 30.0% of the public shareholders voting against the business combination and electing their redemption rights. Although we believe that the 30.0% threshold is consistent with the recent trend of other blank check companies currently in the market, the redemption threshold is 20.0% in other blank check companies. This structural change to a 30.0% threshold is consistent with other consummated blank check offerings as well as current filings with the SEC and will increase the likelihood of an approval of any proposed business combination by making it easier for us to consummate a business combination with which some public shareholders may not agree. See “Risk Factors — Unlike most other blank check offerings, we allow up to one share less than 30.0% of our public shareholders to exercise their redemption rights. The ability of a larger number of our shareholders to exercise their redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.”

We have agreed to pay a monthly fee of $7,500 to Shanghai Fair Value Investment Company Limited, an affiliate of our sponsor, for general and administrative services, including but not limited to reception, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business combination, (ii)             , 2010 [24 months from the date of this prospectus] and (iii) the date on which we cease our corporate existence in accordance with our Memorandum and Articles of Association.

We intend to use the $100,000 of net proceeds from the private placement not held in the trust account and the amounts we will be permitted to draw from trust interest for a portion of our due diligence, legal, accounting, fees and expenses of the acquisition including investment banking fees, and other expenses, including structuring and negotiating business combination, as well as a possible down payment, reverse break up fees (a provision in an acquisition agreement which requires a payment to the target company if the financing for an acquisition is not obtained), lock-up or “no-shop” provision (a provision in letters of intent designed to keep target acquisitions from “shopping” around for transactions with other companies on terms more favorable to such target acquisitions), if necessary, to bear the costs of liquidation if in the event we are unable to effect a business combination by             , 2010 [24 months from the date of this prospectus]. While we do not have any current intention to use these funds as a down payment or to fund a “no-shop” provision with respect to a particular proposed business combination, if we were to enter into such a letter of intent where we paid for the right to receive exclusivity from a target acquisition, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target acquisitions. In addition to the use of funds described above, we could also use a portion of these funds to pay fees to consultants to assist us with our search for a target acquisition. We believe that the interest income and the $100,000 from the private placement to an affiliate of our sponsor will be sufficient to cover the foregoing expenses.

To the extent that our capital stock or debt securities are used in whole or in part as consideration to effect a business combination, or in the event that indebtedness from third parties is used, in whole or in part, as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance our operations. In the event that third party indebtedness is used as consideration, our officers and directors would not be personally liable for the repayment of such indebtedness.

We may not use all of the proceeds in the trust account in connection with a business combination, either because the consideration for the business combination is less than the proceeds in the trust account or because we finance a portion of the consideration with our capital stock or debt securities. In such event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance our operations, which may include the target business(es) that we acquire on or after the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time. We may use these funds, among other things, for our working capital, director and officer compensation, change-in-control payments (i.e., to officers or employees of the target business who may be entitled to such payments if they are terminated in connection with the business combination or to shareholders of the target business who are entitled to such payments in connection with the business combination or similar payments), payments to affiliates for expense reimbursement, to finance the operations of the target acquisition, to make other acquisitions and/or to pursue our growth strategy.

Our sponsor has advanced to us a total of $175,000, which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fees, FINRA registration fees, AMEX filing fees and legal and audit fees and expenses. The loan will be payable without interest on the earlier of June 30, 2008, or the consummation of this offering. The loan will be repaid out of the proceeds of this offering.

The proceeds held in the trust account may be invested by the trust account agent only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act of 1940. Notwithstanding our belief that we are not required to comply with the requirements of such act, we will not liquidate and distribute the trust account to holders of our ordinary shares sold in this offering until after our existence terminates by operation of law on             , 2010 [24 months from the date of this prospectus] and, consequently, we may be deemed to be an investment company and thus required to comply with such act. We do not believe that the fees and expenses for due diligence, legal, accounting, acquisition, down payment, lock-up or other activities related to this offering or our business combination will exceed $2,000,000 in the aggregate. Based upon the experience of the members of our board and consultation with them regarding a reasonable budget for consummating a transaction of this kind and nature, and a review of budgets publicly disclosed by blank-check companies, we determined that this was an appropriate approximation of the expenses. If costs are higher than expected we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any potential target acquisitions. In such case, we would need to obtain additional funds from our initial shareholders or another source to continue operations. We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

No compensation of any kind (including finders, consulting or other similar fees) will be paid to any of our existing officers, directors or shareholders, or any of their affiliates, prior to, or for any services that they render in order to effectuate, or in connection with the consummation of the business combination. However, such persons will receive reimbursement, subject to board approval, for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target acquisitions, performing business due diligence on suitable target acquisitions and business combinations, as well as traveling to and from the offices, plants or similar locations of prospective target acquisitions to examine their operations. Reimbursement for such expenses will be paid by us out of the funds not held in the trust account and currently allocated in the above table to “Legal, accounting and other expenses,” “Due diligence of prospective target businesses” and “Working capital.” Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination. In addition, we have agreed to pay a monthly fee of $7,500 to Shanghai Fair Value Investment Company Limited, an affiliate of our sponsor, for general and administrative services.

A public shareholder (but not our existing shareholders with respect to any of our ordinary shares owned immediately before this offering or underlying the private placement warrants purchased in the private placement) will be entitled to receive funds from the trust account (including interest earned on such shareholder’s portion of the trust account, net of taxes payable and amounts of trust account interest we are permitted to draw for working capital) only in the event of our liquidation of the trust account as part of our liquidation upon our failure to complete a business combination, or if such public shareholder elects to cause us to redeem for cash his, her or its subunits for cash in connection with a business combination that the public shareholder voted against and which we actually consummate. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account. Our existing shareholders, directors and officers are not entitled to cause us to redeem for cash any of their ordinary shares acquired prior to this offering for a pro rata cash portion of the trust account.

Upon the consummation of a business combination, the underwriters will be entitled to receive that portion of the proceeds attributable to the underwriters’ discount and non-accountable expense allowance held in the trust account including any accrued interest thereon, net of taxes. In the event that we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to such proceeds and any accrued interest thereon; and (ii) the proceeds attributable to the underwriters’ discount will be distributed on a pro-rata basis among the public shareholders along with any accrued interest thereon.

DILUTION

The difference between the public offering price per ordinary share, assuming no value is attributed to the Class A warrants and Class B warrants included in the subunits, and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to investors in this offering. Net tangible book value per ordinary share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of subunits which may be redeemed for cash in connection with shareholders exercising their redemption rights concurrently with their vote against a business combination), by the number of outstanding ordinary shares.

At September 27, 2007, our net tangible book value was a deficiency of $81,293, or approximately $(0.04) per ordinary share. After giving effect to the sale of 7,000,000 ordinary shares included in the units, and the deduction of underwriting compensation and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 2,099,999 subunits which may be redeemed for cash in connection with shareholders exercising their redemption rights concurrently with their vote against a business combination) at September 27, 2007 would have been $36,856,090 or $5.54 per share, representing an immediate increase in net tangible book value of $5.59 per share to the existing shareholders and an immediate dilution of $2.46 per share or 31% to new investors not exercising their redemption rights.

For purposes of presentation, our pro forma net tangible book value after this offering is $2.46 less than it otherwise would have been because if we effect a business combination, the redemption rights of the public shareholders (but not our existing shareholders, nor any of our officers and directors to the extent that they purchase any ordinary shares in this offering or the aftermarket) may result in the redemption for cash of up to one share less than 30.0% of the aggregate number of the ordinary shares included in the subunits sold in this offering at a per-subunit redemption price equal to the amount in the trust account as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of ordinary shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the Class A warrants and Class B warrants included in the subunits:

Public offering price		$8.00
Net tangible book value before this offering	(0.04)
Increase attributable to new investors	5.59
Pro forma net tangible book value after this offering		5.54
Dilution to new investors		$2.46

The following table sets forth information with respect to our existing shareholders and the new investors:

	Shares Purchased(1)		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing shareholders	1,750,000	20.00%	$25,000	0.01%	$0.0124
New investors	7,000,000	80.00%	$56,000,000	99.99%	$8.00
	8,750,000	100%	$56,025,000	100%

(1)	Assumes: (i) the sale of 7,000,000 units in this offering but not the exercise of 7,000,000 warrants to purchase the ordinary shares sold as part of such units, (ii) no exercise of the underwriter’s over-allotment option and (iii) the forfeiture of 262,500 ordinary shares by our existing shareholders which were issued in a 1.15-for-1 stock split effected on March 14, 2008 in order for our existing shareholders to maintain ownership of 20.0% of our outstanding ordinary shares following this offering.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering and private placement	$(81,293)
Net proceeds from this offering and sale of private placement warrants	54,980,000
Offering costs paid in advance and excluded from net tangible book value before this offering	101,275
Proceeds from sale of option to the underwriters	100
Less: Deferred underwriters’ compensation paid upon consummation of a business combination(1)	(1,680,000)
Less: Proceeds from this offering and sale of private placement warrants held in the trust account subject to redemption to cash ($7.84 × 2,099,999)	$(16,463,992)
$36,856,090
Denominator:
Ordinary shares outstanding prior to this offering and the private placement	1,750,000
Ordinary shares included in the units offered	7,000,000
Less: Ordinary shares subject to redemption (7,000,000 × (30.0%) – 1	(2,099,999)
6,650,001

(1)	For purposes of presentation, this table assumes: (i) that the maximum of 2,099,999 subunits have been redeemed for cash in connection with our initial business combination. This would reduce the underwriters’ fee by $0.24 per share, or approximately $504,000. If the maximum of 2,099,999 subunits were redeemed for cash in connection with our initial business combination our pro forma net tangible book value would be reduced by $1,176,000 in respect of deferred underwriters’ compensation and (ii) no exercise of the underwriter’s over-allotment option and the resulting forfeiture of 262,500 ordinary shares by our existing shareholders which were issued in a 1.15-for-1 stock split effected on March 14, 2008 in order for our existing shareholders to maintain ownership of 20.0% of our outstanding ordinary shares following this offering.

CAPITALIZATION

The following table sets forth our capitalization at September 27, 2007 and as adjusted to give effect to the sale of our units in this offering and the sale of private placement warrants in the private placement, and the application of the estimated net proceeds derived from the sale of our units:

	September 27, 2007
	Actual	As Adjusted(1)
Notes payable to our sponsor(2)	$175,000	$—
Total debt	175,000	—
Ordinary shares, $0.0004348 par value, -0- and, 2,099,999 shares which are subject to possible redemption, shares at redemption value(3)	0	$16,463,992
Preferred shares, $0.0005 par value, 10,000,000 preferred shares authorized; none issued or outstanding	—	—
Ordinary shares, $0.0004348 par value, 90,000,000 ordinary shares authorized; 1,750,000 ordinary shares issued and outstanding; 8,750,000 ordinary shares issued and outstanding (including 2,099,999 shares which are subject to possible redemption)(4)	875	4,375
Additional paid in capital	24,125	36,856,633
Deficit accumulated during the development stage	(5,018)	(5,018)
Total shareholders’ equity	19,982	36,855,990
Total capitalization	194,982	53,319,982

(1)	Assumes: (i) no exercise of the underwriter’s over-allotment option and the resulting forfeiture of 262,500 ordinary shares by our existing shareholders which were issued in a 1.15-for-1 stock split effected on March 14, 2008 in order for our existing shareholders to maintain ownership of 20.0% of our outstanding ordinary shares following this offering and (ii) full payment to the underwriters of the underwriters’ compensation out of the proposed offering less a reduction of the underwriters’ fee by $0.24 per share, or approximately $504,000, assuming the maximum of 2,099,999 subunits are redeemed for cash in connection with our initial business combination. Excludes the payment of $100 from the underwriters for their purchase option, proceeds from the sale of units under the purchase option and proceeds from exercise of any Class A warrants (including Class A warrants received upon automatic conversion of the Class B warrants to Class A warrants on a 2-for-1 basis following our business combination) or private placement warrants.
(2)	Notes payable to our sponsor are payable on the earlier of June 30, 2008 or on the consummation of this offering with respect to our sponsor’s $175,000 loan to us.
(3)	Includes 2,099,999 ordinary shares included in our subunits which are subject to possible redemption in connection with shareholders exercising their redemption rights concurrently with their vote against a business combination. If we consummate a business combination, the redemption rights afforded to our public shareholders (but not to our existing shareholders, nor to any of our officers and directors to the extent that they receive ordinary shares prior to this offering, or purchase any ordinary shares in this offering or the aftermarket) may result in the redemption for cash of up to one share less than 30.0% of the aggregate number of ordinary shares associated with the subunits sold in this offering at a per-subunit redemption price equal to the amount in the trust account, inclusive of any interest thereon (but net of taxes), as of two business days prior to the proposed consummation of a business combination divided by the number of ordinary shares sold in this offering.
(4)	Our Amended and Restated Memorandum and Articles of Association authorizes the issuance of up to 90,000,000 ordinary shares, par value $0.0004348 per share, and 10,000,000 preferred shares, par value $0.0005 per share. Presentation assumes the forfeiture of 262,500 ordinary shares by our existing shareholders which were issued in a 1.15-for-1 stock split effected on March 14, 2008 in order for our existing shareholders to maintain ownership of 20.0% of our outstanding ordinary shares following this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a recently incorporated blank check company formed for the purpose of acquiring, merging with, engaging in a capital stock exchange with, purchasing all or substantially all of the assets of, or engaging in any contractual control arrangementor other similar business combination of an unidentified operating business. We intend to focus on identifying a prospective business with its primary operations in the People’s Republic of China by leveraging the business experience that our management team has in China. Our efforts in identifying a prospective target business will be limited geographically to China (although we may acquire an entity that is not incorporated in China but has its principal business and/or material operations in China) but not to any particular industry sector. We do not have any specific business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with potential targets regarding such a transaction.

We have not commenced operations since our inception on August 10, 2007. All activities and expenses incurred to date are related to our formation and preparation of the proposed offering. We have neither engaged in any operations nor generated revenue to date. We are considered to be in the development stage and are therefore subject to the risks associated with activities of development stage companies. As a result, we developed our financial statements at what was viewed by management as the first complete picture of the development stage company with our initial funding (in the form of a loan) and reflecting the first time that our financial statements could reasonably be audited. On September 27, 2007, we opened our own bank account, our cash was able to be classified as such in accordance with United States generally accepted accounting principles and thus September 27, 2007 was selected for the as of date of our initial audit. While we could have set our initial audit as of date as of September 30, 2007, management determined that a month end was not required and that the results would not have been materially different.

We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt, or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our shareholders;
•	may subordinate the rights of holders of ordinary shares if preferred shares are issued with rights senior to those afforded to the holders of our ordinary shares;
•	will likely cause a change in control if a substantial number of our ordinary shares are issued, which will likely also result in the resignation or removal of our present officers and directors; and
•	may adversely affect prevailing market prices for our ordinary shares.

Similarly, if we incur substantial debt, it could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination is insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;
•	covenants that limit our ability to acquire capital assets or make additional acquisitions;
•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;
•	our inability to pay dividends on our ordinary shares;

•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares, working capital, capital expenditures, acquisitions and other general corporate purposes;
•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry or country in which we operate;
•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and
•	limitations on our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and other disadvantages compared to our competitors who have less debt.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units in this offering and the sale of private placement warrants in the private placement, when combined with the aggregate deferred underwriters’ compensation, will be approximately $54,880,000 (or $62,944,000 if the underwriters’ over-allotment option is exercised in full). This entire amount will be held in trust. We intend to use substantially all of the net proceeds of this offering and the private placement, including the funds held in the trust account, to effect a business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account (excluding the amount held in the trust account representing a portion of the underwriters’ discount and non-accountable expense allowance) as well as any other net proceeds not expended will be used to finance our operations, which may include the operations of the target business(es) we acquire on the consummation of the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time.

We believe that, upon consummation of this offering and the private placement, the funds not held in trust ($100,000) plus the trust interest we will be permitted to draw monthly will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. In order to fund our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution), we will be permitted to draw, as earned, up to 75% of the cumulative interest earned on the funds held in the trust account, after taxes, per month for the first 12 months following the consummation of this offering, and thereafter 50% cumulative interest earned on the funds held in the trust account per month, after taxes. We will be permitted to draw no more than an aggregate of $2,000,000 of such interest; however, if the underwriters’ over-allotment option is exercised in full, we will not be permitted to draw such amounts until $168,000 (or a lesser amount if less than the full over-allotment option is exercised, pro rata based on the amount of the over-allotment exercised) of interest shall have been earned on the trust account with the resulting effect that there shall be a minimum of $7.84 per unit held in the trust account. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target acquisitions, traveling to and from the property and asset locations that represent prospective target acquisitions, reviewing corporate, title, environmental, and financial documents and material agreements regarding prospective target acquisitions, selecting the target acquisition to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately $450,000 of expenses for the due diligence and investigation of a target acquisition, $500,000 of expenses for legal, accounting and other expenses attendant to the structuring and negotiating of a business combination, $180,000 under an administrative agreement with our sponsor, $100,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $500,000 for general working capital that will be used for miscellaneous expenses and reserves including the cost of liquidation, which we currently estimate to be up to $15,000 if our corporate existence terminates on       , 2010 [24 months from the date of this prospectus], and including approximately $150,000 for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us.

We believe there should be sufficient funds available outside of the trust account to fund the costs and expenses associated with our liquidation if our corporate existence terminates on         , 2010 [24 months from the date of this prospectus], although we cannot give any assurances thereof. Our sponsor has agreed to indemnify us for these expenses to the extent there are insufficient funds available from the proceeds not held in the trust account and interest released to us, as described above under “The Offering — Liquidation if no business combination.”

As of the date of this prospectus, our sponsor has advanced an aggregate of $175,000 to us for payment of offering expenses on our behalf. The loan will be payable without interest on the earlier of June 30, 2008 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering.

We have agreed to sell to the underwriters, for $100, an option to purchase up to a total of 350,000 units. The sale of the option will be accounted for as a cost attributable to the proposed offering. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $782,250, using an expected life of four years after the first anniversary of the effective date of this registration statement, volatility of 38.48%, and a risk-free rate of 4.20%. However, because our units do not have a trading history, the volatility assumption is based on information currently available to management. We believe the volatility estimate is a reasonable benchmark to use in estimating the expected volatility of our units. Although an expected life of four years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we liquidate, the option will become worthless. For a more complete description of the purchase option, see the section appearing elsewhere in this prospectus entitled, “Description of Securities — Purchase Option.”

The Class A warrants and Class B warrants, the private placement warrants, the underwriters’ unit purchase option and the warrants included in the underwriters’ unit purchase option, are not subject to net cash settlement in the event we are unable to maintain an effective Securities Act registration statement. We must use best efforts to file and maintain the effectiveness of the registration statement for the warrants set forth above as well as the securities issuable upon exercise of the underwriters’ unit purchase option. Except for the private placement warrants, all such warrants are only exercisable to the extent we are able to maintain such effectiveness. The unit purchase option (but not the underlying warrants), however, may be exercised by means of cashless exercise. We shall not be obligated to deliver any warrants underlying the unit purchase option unless the registration statement with respect to such warrants is effective. If a holder of Class A warrants and Class B warrants or the holder of the underwriters’ unit purchase option, or warrants underlying the underwriters’ unit purchase option, does not, or is not able to, exercise such warrants, underwriters’ unit purchase option or warrants underlying such underwriters’ unit purchase option, as applicable, such warrants, underwriter unit purchase option or underlying warrants, as applicable, will expire worthless. This expiration would result in such holders paying the full unit purchase price solely for the ordinary shares underlying such units. Since we are not required to net cash settle the warrants or the unit purchase option, liability classification is not required under Emerging Issues Task Force No. 00-19, “Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled in a Company’s Own Stock,” as amended. We will therefore account for the warrants and the unit purchase option as equity.

We have agreed to pay a monthly fee of $7,500 to Shanghai Fair Value Investment Company Limited, an affiliate of our sponsor, for general and administrative services, including but not limited to reception, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business combination, (ii)         , 2010 [24 months from the date of this prospectus] and (iii) the date on which we cease our corporate existence in accordance with our Memorandum and Articles of Association.

On March 14, 2008, our shareholders approved a 1.15-for-1 split of our outstanding shares. The 262,500 shares issued as a result of such split are subject to forfeiture, pro rata, based on the amount of the underwriter’s over-allotment option exercised. The purpose of the split was to allow our existing shareholders to maintain their 20.0% ownership of the outstanding ordinary shares if the underwriter’s over-allotment option is exercised in full or in part. As a result of the split, and pursuant to Cayman Islands law, the par value of our ordinary shares was reduced from $0.0005 to $0.0004348.

PROPOSED BUSINESS

Background

We are a recently incorporated blank check company, incorporated under the laws of the Cayman Islands on August 10, 2007. We were formed for the purpose of acquiring, merging with, engaging in a capital stock exchange with, purchasing all or substantially all of the assets of, or engaging in a contractual control arrangement orany other similar business combination of an unidentified operating business.

We intend to focus on identifying a prospective business with its primary operations in the People’s Republic of China by leveraging the business experience that our management team has in China. Our efforts in identifying a prospective target business will be limited geographically to China (although we may acquire an entity that is not incorporated in China but has its principal business and/or material operations in China) but not to any particular industry sector. We do not have any specific business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with potential targets regarding such a transaction. Although our Amended and Restated Articles and Memorandum of Association provide that the objects of our company are unrestricted, the object of our company will be the foregoing activities.

The Opportunity in China

We believe that current market conditions in China will permit us to find a suitable business combination target in China. Among these conditions are the desire of the Chinese government to privatize state-owned business and resulting attractive valuations.

In addition, we believe the market in China will foster the ability of the business we acquire to realize long-term growth. In particular, we believe that China’s economy will continue its path of recent high single digit growth in next five years and that the relaxation of currency controls and the high rate of urbanization and commercialization in China, as well as China’s active capital markets, will allow the target we acquire to perform well.

Among the key specific trends in China that we believe make China fertile ground of business combination opportunities are:

•	China’s Government Continues to Restructure its State-Owned Businesses. According to the Chinese government’s State-owned Assets Supervision and Administration Commission of the State Counsel, the Chinese central government has reduced state owned company from 196 to 161 in the 3 years ended 2006 and has set a goal of further reducing the state owned company to less than 100 by the year 2010. The provincial and city governments are also privatizing their state owned business.
•	China’s Private Economy Continues to Grow Steadily. In 2004, the private economy had contributed over 60% to the entire Chinese economy, and China has experienced gross domestic product growth of approximately 9.4% on average since 1988, and had growth of 9.9% for 2005, according to the International Monetary Fund’s Report on World Economic Outlook.
•	Growth in Urbanization. The growth of China’s economy is spreading beyond the traditional hub of its coastal cities such as Shanghai and Shenzhen. Investment and business activities in inner cities such as Chongqing and Shichuan has steadily increased; according to the China National Development and Reform Commission, in the first half of 2007, foreign investment in the central western part of China increased by 21.7%, which was 9.5% above the national average.
•	China’s Urban Population Continues to Grow Very Rapidly. According to the China National Bureau of Statistics, China’s urban population is projected to increase from current 40% to 45% in 2010 and to 65% in 2050. We believe such rapid urban expansion will increase demand for infrastructure spending, real estate development and utility demands.
•	Growth in Consumer Spending. There has been marked increase in consumption of Chinese products within China. According to the China National Bureau of Statistics, from 1997 to 2006, consumer spending has increased at steady rate near 10%, and in 2007, the rate of consumer spending increase is projected to be even higher. We believe this trend is causing structural changes to the Chinese economy towards more balanced and sustainable economic growth.

Although our acquisition target will be not limited to any particular industry or geographic region within China, we will focus on industries that will derive an economic benefit from the continuing increase in China’s urbanization and domestic consumption, areas on which our sponsor has focused in the past. Our ideal target business will:

•	have a strong management team on the ground in China;
•	be a market leader in its industry;
•	have tangible assets (i.e., we will likely avoid emerging or intellectual property-driven companies);
•	demonstrate a strong potential for recurring revenues and stable cash flow; and
•	have a demonstrated record of profitability.

We intend to acquire an operating business through a stock exchange, asset acquisition or other similar business combination; however, for certain foreign investment restricted industries (including telecommunications services, online commerce and advertising), we may seek to acquire control of the target business through contractual arrangements with licensed companies operating in China and/or their owners. We may enter into a business combination in which we, our subsidiaries and/or affiliates, and the target business and its shareholders enter into a series of contracts that are designed to secure for us economic benefits and to assume by us the risk of losses that are substantially similar to full ownership.

Our Sponsor and Management Team

We believe our ability to effect a business combination will be based in large part on the strength of our management team, including our executive officers, Dr. Bin Zhou, Mr. Peifeng Zhu and Mr. Dongbing Ma, our Chairman and Co-Chief Executive Officer, Vice Chairman and Co-Chief Executive Officer, and Vice Chairman and President, respectively. All of our executive officers were born in mainland China and have diverse business backgrounds, both in China and abroad, including extensive capital markets and investment experience in mainland China as well as in Hong Kong and the United States. Each executive officer is either a principal, advisor or substantial shareholder of a public company listed on the Hong Kong Main Board market. In addition, two independent members of our board of directors have significant experience with Chinese government regulations and practices, having served in the governments of Anhui and Fujian Provinces.

As a result, we believe our management team understands the rapidly growing and evolving Chinese business environment and evolving business regulations, and it is this understanding that will be critical in executing a business combination in China. Through their involvement with our sponsor, Fair Value Capital, and through other relevant experience, Dr. Zhou and Messrs. Zhu and Ma have extensive business experience of running and expanding private businesses as well as working with Chinese state-owned companies in private restructuring and merger and acquisition activities. They have strong ties with the provincial and local business communities and good working relationships with local governments. In particular:

•	Dr. Zhou has 19 years of U.S. financial market experience and has worked with U.S. and European investors to invest both in the United States and China.
•	Mr. Zhu has 16 years of Chinese and Asia financial markets experience and extensive knowledge of Chinese capital market regulations. He is also has many contacts in the Chinese securities industry.
•	Mr. Ma has 18 years of business experience in running and growing a company in China. Mr. Ma has many contacts in provincial and local governments and business communities in China.

As a result of this background, we believe our team has the necessary skills and experience required to evaluate, negotiate and consummate a business combination in China.

Our three principal executive officers, Dr. Zhou and Messrs. Zhu and Ma, expect to only spend an average of approximately 50% of their business time in the period prior to a business combination on the business of our company. Our independent directors expect to spend even less time than our principal executive officers on the business of our company. Please see “Risk Factors — Our officers and directors will allocate some portion of their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.”

Effecting a Business Combination

General

We were formed for the purpose of acquiring, merging with, engaging in a capital stock exchange with, purchasing all or substantially all of the assets of, or engaging in any contractual control arrangementor other similar business combination of an unidentified operating business. We intend to focus on identifying a prospective business with its primary operations in the People’s Republic of China by leveraging the extensive business experience of our management team in China. Our efforts in identifying a prospective target business will be limited geographically to China (although we may acquire an entity that is not incorporated in China but has its principal business and/or material operations in China) but not to any particular industry sector. We do not have any specific business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with potential targets regarding such a transaction.

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations.

Subject to the requirement that our business combination must be with a target acquisition having a fair market value that is at least 80.0% of our assets held in the trust account prior to the exercise of shareholder redemption rights described herein (net of: (i) taxes paid or reserved for and (ii) interest which we may draw as provided for herein to pay for our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution) and excluding the amount held in the trust account representing a portion of the underwriters’ discount and non-accountable expense allowance) at the time of such acquisition, there are no limitations on the type of investments we can make or the percentage of our total assets that may be invested in any one investment. Accordingly, other than the requirement that our business combination must be with a target acquisition having a fair market value that is at least 80.0% of our net assets held in the trust account at the time of such acquisition, our investment policies may be changed from time to time at the discretion of our board of directors, without a vote of our shareholders. Additionally, no limits have been set on the concentration of investments in any location or product type.

We Have Not Identified a Target Acquisition

To date, we have not selected any target acquisition on which to concentrate our search for a business combination. None of our officers, directors, promoters and other affiliates is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential capital stock exchange, asset or stock acquisition, share reconstruction and amalgamation, contractual control arrangement or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable target acquisition, nor have we engaged or retained any agent or other representative to identify or locate an acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target acquisition or that we will be able to engage in a business combination on favorable terms.

Subject to the limitation that a target acquisition have a fair market value of at least 80.0% of our assets held in the trust account prior to the exercise of shareholder redemption rights described herein (net of: (i) taxes paid or reserved for and (ii) interest which we may draw as provided for herein to pay for our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution) and excluding the amount held in the trust account representing a portion of the underwriters’ discount and non-accountable expense allowance) at the time of the transaction, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective transaction candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of any target acquisition with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable asset or property, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of such financially unstable property or asset. Although our management will endeavor to evaluate the risks inherent in a particular target acquisition, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Acquisitions

While we have not yet identified any candidates for a business combination, we believe that there are numerous acquisition candidates for us to target. Following the consummation of the offering, we expect to generate a list of potential target opportunities from a host of different sources. Target acquisitions will be brought to our attention by our officers and directors, through their network of joint venture partners and other industry relationships located in China and elsewhere that regularly, in the course of their daily business activities, see numerous varied opportunities. Target acquisitions may also be brought to our attention by such unaffiliated sources such as brokers or others as a result of being solicited by us through calls or mailings. Unaffiliated sources, such as brokers may also introduce us to target acquisitions they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. In no event will any of our existing officers, directors or shareholders or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render, in order to effectuate the consummation of a business combination.

Selection of a Target Acquisition and Structuring of a Business Combination

Subject to the requirement that our business combination must be with a target acquisition having a fair market value that is at least 80.0% of our assets held in the trust account prior to the exercise of shareholder redemption rights described herein (net of: (i) taxes paid or reserved for and (ii) interest which we may draw as provided for herein to pay for our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution) and excluding the amount held in the trust account representing a portion of the underwriters’ discount and non-accountable expense allowance) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting prospective target acquisitions. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target acquisitions. In evaluating a prospective target acquisition, our management will consider, among other factors, the following factors likely to affect the performance of the investment:

•	earnings and growth potential;
•	experience and skill of management and availability of additional personnel;
•	capital requirements;
•	competitive position;
•	financial condition and results of operation;
•	barriers to entry;
•	stage of development of the products, processes or services;
•	breadth of services offered;
•	degree of current or potential market acceptance of the services;
•	regulatory environment of the industry or country; and
•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target acquisition, we will conduct an extensive due diligence review which will encompass, among other things, a review of all relevant financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We will also seek to have all owners of any prospective target acquisition execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective business or owner refused to execute such agreement, it is unlikely we would continue negotiations with such business or owner.

In the case of all possible acquisitions, we will seek to determine whether the transaction is advisable and in the best interests of us and our shareholders. We believe it is possible that our attractiveness as a potential buyer of businesses may increase after the consummation of an initial transaction and there may or may not be additional acquisition opportunities as we grow and integrate our acquisitions. We may or may not make future acquisitions. Fundamentally, however, we believe that, following an initial transaction, we could learn of, identify and analyze acquisition targets in the same way after an initial transaction as we will before an initial transaction. To the extent we are able to identify multiple acquisition targets and options as to which business or assets to acquire as part of an initial transaction, we intend to seek to consummate the acquisition which is most attractive and provides the greatest opportunity for creating shareholder value. The determination of which entity is the most attractive would be based on our analysis of a variety of factors, including whether such acquisition would be in the best interests of our securityholders, the purchase price, the terms of the sale, the perceived quality of the assets and the likelihood that the transaction will close.

In structuring the transaction, we may elect to form a Foreign Subsidiary in connection with a proposed business combination, which may be used to make the acquisition. In that event, we would either combine with such Foreign Subsidiary (with the Foreign Subsidiary being the surviving entity) or we would dissolve and liquidate our assets to our shareholders, which would include the equity securities we own in the Foreign Subsidiary. In the event that we do choose to combine with such a Foreign Subsidiary or dissolve and liquidate our ownership of such Foreign Subsidiary to our shareholders, the agreement relating to the transaction would provide: (i) for each issued and outstanding ordinary share to be converted into a similar right to receive ordinary shares or their equivalents in the subsidiary and (ii) that each of our outstanding warrants of whatever class will be assumed by the subsidiary with the same terms and restrictions, except that they will be exercisable for ordinary shares or their equivalents of the subsidiary. This alternative is discussed in greater detail in the section “Taxation — Tax and Reporting Issues as to Formation of Foreign Subsidiary.”

The time and costs required to select and evaluate a target acquisition and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target acquisition with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. While we may pay fees or compensation to third parties for their efforts in introducing us to a potential target business, in no event, however, will we pay any of our existing officers, directors or shareholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us or in connection with the consummation of the initial business combination.

Contractual Arrangements

The Chinese government has restricted or limited foreign ownership of certain kinds of assets and companies operating in a wide variety of industries, including certain aspects of telecommunications, advertising, food production, and heavy equipment manufacturers. The Chinese government may apply these restrictions in other industries in the future. In addition, there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or having “famous Chinese brand names” or “well established Chinese brand names.” Subject to the review requirements of the Ministry of Commerce and other relevant agencies as discussed elsewhere for acquisitions of assets and companies in China and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted Chinese parties. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of Chinese parties who would likely be designated by our company.

For example, these contracts could result in a structure where, in exchange for our payment of the acquisition consideration: (i) the target company would be majority owned by Chinese residents whom we designate and the target company would continue to hold the requisite licenses for the target business and (ii) we would establish a new subsidiary in China which would provide technology, technical support, consulting and related services to the target company in exchange for fees, which would transfer to us substantially all of the economic benefits of ownership of the target company.

These contractual arrangements would be designed to provide the following:

•	Our exercise of effective control over the target company;
•	A substantial portion of the economic benefits of the target company would be transferred to us; and
•	We, or our designee, would have an exclusive option to purchase all or part of the equity interests in the target company owned by the Chinese residents whom we designate, or all or part of the assets of the target company, in each case when and to the extent permitted by Chinese regulations.

While we cannot predict the terms of any such contract that we will be able to negotiate, at a minimum, any contractual arrangement would need to provide us with: (i) effective control over the target’s operations and management either directly through board control or through affirmative and/or negative covenants and veto rights with respect to matters such as entry into material agreements, management changes and issuance of debt or equity securities, among other potential control provisions and (ii) a sufficient level of economic value to ensure that we satisfy the 80.0% threshold required for our initial business combination. We have not, however, established specific provisions which must be in an agreement in order to meet the definition of business combination.

These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under Chinese law and regulation. If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore, these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership through a merger or stock exchange. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under Chinese law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

Moreover, we expect that the contractual arrangements upon which we would be relying would be governed by Chinese law and would be the only basis of providing resolution of disputes which may arise through either arbitration or litigation in China. Accordingly, these contracts would be interpreted in accordance with Chinese law and any disputes would be resolved in accordance with Chinese legal procedures. Uncertainties in the Chinese legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control over the target business.

We have not selected any target business or target industry on which to concentrate our search for a business combination and we are, therefore, unable to determine at this time what form an acquisition of a target business will take.

Fair Market Value of Target Acquisition

The initial target acquisition that we acquire must have a fair market value equal to at least 80.0% of our assets held in the trust account prior to the exercise of shareholder redemption rights described herein (net of:

(i) taxes paid or reserved for and (ii) interest which we may draw as provided for herein to pay for our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution) and excluding the amount held in the trust account representing a portion of the underwriters’ discount and non-accountable expense allowance) at the time of such acquisition, although we may acquire a target acquisition whose fair market value significantly exceeds 80.0% of our net assets held in the trust account. To accomplish this, we may seek to raise additional funds through credit facilities or other secured financings or a private offering of debt or equity securities if such funds are required to consummate such a business combination, although we have not entered into any such fund raising arrangement and do not currently anticipate effecting such a financing other than in connection with the consummation of the business combination.

Prior to entering into an agreement for a target acquisition, the fair market value of such target acquisition will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target acquisition has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent third party appraiser, which may or may not be an investment banking firm that is a member of the Financial Industry Regulatory Authority, Inc. (formerly the NASD), stating whether the fair market value meets the 80.0% of net assets held in the trust account threshold. If such an opinion is obtained, we anticipate distributing copies, or making a copy of such opinion available, to our shareholders. We will not be required to obtain an opinion from a third party as to the fair market value if our board of directors independently determines that the target acquisition complies with the 80.0% threshold unless there is a conflict of interest with respect to the transaction. Our officers and directors have experience evaluating target acquisitions based upon generally accepted financial standards and have performed such evaluations for transactions valued in the range contemplated by this offering. Satisfaction of the 80.0% threshold is determined by calculating the fair market value of what our shareholders receive in the business combination and comparing it to 80.0% of the net assets held in trust. Whether assets or stock of a target business is acquired, such assets or stock would be evaluated based upon generally accepted valuation standards in order to determine if the fair market value of such assets or stock equals at least 80.0% of our assets held in the trust account prior to the exercise of shareholder redemption rights described herein (net of: (i) taxes paid or reserved for and (ii) interest which we may draw as provided for herein to pay for our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution) and excluding the amount held in the trust account representing a portion of the underwriters’ discount and non-accountable expense allowance).

Possible Lack of Business Diversification

Our business combination must be with a target acquisition which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, we expect to have the ability to effect only a single business combination, although this process may entail the simultaneous acquisitions of several businesses. Therefore, at least initially, the prospects for our ability to generate revenue and profit may be entirely dependent upon the future performance of a single business operation. Unlike other entities that may have the resources to complete several business combinations of entities or assets operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity or asset, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and
•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

In the event we ultimately determine to simultaneously acquire several businesses or assets and such businesses or assets are owned by different sellers, we may need for each of such sellers to agree that our purchase of its business or assets is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the businesses or assets into a single operating business.

Limited Ability to Evaluate the Target Business’s Management

Although we intend to closely scrutinize the incumbent management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment will prove to be correct. In addition, we cannot assure you that new members that join our management following a business combination will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While our current officers and directors may remain associated in senior management or advisory positions with us following a business combination, they may not devote their full time and efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with such business combination, which would be negotiated at the same time as the business combination negotiations are being conducted and which may be a term of the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement or replace the incumbent management of the target business. We cannot assure you that we will have the ability to recruit such managers, or that any such managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management, if any.

Opportunity for Shareholder Approval of Business Combination

Prior to the completion of our business combination, we will submit the transaction to our shareholders for approval, even if the nature of the acquisition is such as would not ordinarily require shareholder approval under applicable state law. In connection with seeking shareholder approval of a business combination, we will also submit to our shareholders for approval a proposal to amend our Amended and Restated Memorandum and Articles of Association to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend the corporate life to continue perpetually following the consummation of a business combination will be taken only if the business combination is approved. We will only consummate a business combination if shareholders vote both in favor of such business combination and our amendment to extend our corporate life. In connection with seeking shareholder approval of a business combination, we will furnish our shareholders with proxy solicitation materials prepared in accordance with Cayman Islands law the rules of the SEC pertaining to “foreign private issuers”.

In connection with the shareholder vote required to approve any business combination, our existing shareholders have agreed to vote all of their ordinary shares owned by them prior to this offering in accordance with a majority of the public shareholders who vote at the special or annual meeting called for the purpose of approving a business combination. Our existing shareholders have also agreed that if they acquire ordinary shares in or following completion of this offering, they will vote such acquired ordinary shares in favor of a business combination.

We will proceed with the business combination only if a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and public shareholders owning less than 30.0% of the ordinary shares sold in this offering exercise their rights to cause us to redeem their subunits for cash in connection with their vote against a business combination. Voting against the business combination alone will not result in redemption of a shareholder’s subunits for a pro rata cash portion of the trust account.

Such shareholder must have also exercised its redemption rights described below. We have set the redemption threshold of our offering at 30.0% to be consistent with the recent trend of other blank check companies currently in the market, although blank check companies have historically used a 20.0% threshold. This structural change to a 30.0% threshold is consistent with other consummated blank check offerings as well as current filings with the SEC and it will increase the likelihood of an approval of any proposed business combination by making it easier for us to consummate a business combination with which some public shareholders may not agree.

Upon the completion of our business combination, unless required by Cayman Islands law, the federal securities laws, and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek shareholder approval for any subsequent acquisitions.

Shareholder Redemption Rights

At the time we seek shareholder approval of any business combination, each public shareholder (but not to our existing shareholders, nor to any of our officers and directors to the extent that they receive ordinary shares prior to this offering, or purchase any ordinary shares in this offering or the aftermarket) will have the right to cause us to redeem such shareholder’s subunits for cash if the shareholder votes against the business combination and the business combination is approved and completed. Our existing shareholders are not entitled to redeem any of their ordinary shares acquired prior to this offering, in this offering or after this offering for a pro rata cash portion of the trust account. The actual per-subunit redemption price will be equal to the amount in the trust account, which shall include $1,900,000 from the purchase of the private placement warrants by an affiliate of our sponsor, inclusive of any interest (net of any taxes due on such interest and franchise taxes, which taxes shall be paid from the trust account, and amounts disbursed for working capital purposes, and calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of ordinary shares sold in this offering. Without taking into any account interest earned on the trust account or taxes payable on such interest or amounts of trust account interest we are permitted to draw, the initial per-subunit redemption price would be approximately $7.84.

Notwithstanding the foregoing, our Amended and Restated Memorandum and Articles of Association provides a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from seeking redemption rights with respect to more than 10% of the shares sold in this offering. Such a public shareholder would still be entitled to vote against a proposed business combination with respect to all shares owned by such holder or such holder’s affiliates. We believe this restriction will discourage shareholders from accumulating large blocks of shares before the vote held to approve a proposed business combination and subsequent attempts by such holders to use their redemption right as a means to force us or our management to purchase their shares at a significant premium to the then current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than 10% of the shares sold in this offering could threaten to vote against a proposed business combination and seek redemption, regardless of the merits of the transaction, if such holder’s shares are not purchased by us or our management at a premium to the then current market price or on other undesirable terms. By limiting our shareholders’ ability to cause us to redeem only 10% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block a transaction which is favored by our other public shareholder. However, nothing in our Amended and Restated Memorandum and Articles of Association or otherwise restricts the ability of any public shareholder from voting all of their shares against a proposed business combination.

Given the interest that they have in a business combination being consummated, it is possible that we or our existing shareholders, officers, directors and their respective affiliates may acquire securities from public shareholders who have elected to redeem their subunits (as described below) in order to obtain the requisite level of approval for the business combination. Although we and our existing shareholders, officers, directors and their respective affiliates have no intention of entering into purchase arrangements with any of our shareholders subsequent to this offering and have not entered into any agreements, arrangements or understandings (formal or otherwise) with respect to any such purchases, we and they may do so in the future both as an expression of confidence in the value of our ordinary shares following the initial business combination and as a means of increasing the likelihood that the initial business combination will be approved. We expect that any such purchases would be conducted in conformance with applicable securities laws.

We expect that each of such purchases, should they occur at all, would be : (i) isolated, privately negotiated transactions with one or a discrete group of shareholders who have elected to exercise their redemption rights and (ii) negotiated after the time when shareholders have voted against the proposed business combination and elected to redeem their subunits. Any shares purchased from shareholders by us or our existing shareholders, officers, directors, their respective affiliates would be purchased for cash or other consideration at a price to be negotiated between such shareholders on the one hand and us, our existing shareholders, officers, directors or their respective affiliates on the other hand. Such price would depend on a variety of factors including, but not limited to, the size of the shareholders’ position in our company and the method and timing of payment to such shareholder. Should such purchases be negotiated, it is possible that the value of the purchase price for such shares would exceed the per share amount to be distributed from trust upon liquidation. We have agreed with the underwriters, however, that if we enter into any such privately negotiated transactions, we may only pay to applicable public shareholders funds up to the per share redemption price set forth in this prospectus; negotiated premiums, if any, to such per share redemption price would thus need to be paid by someone other than us, which would most likely be our existing shareholders, officers, directors, their respective affiliates or third parties and would not be paid by us.

Any privately negotiated transaction to purchase the subunits of a shareholder who would otherwise choose to vote against a proposed business combination would include a contractual acknowledgement that such shareholder, although still the record holder of our subunits is no longer the beneficial owner thereof and therefore agrees to vote the applicable ordinary shares as directed by our existing shareholders. In the event that we or our existing shareholders, officers, directors or their respective affiliates purchase subunits in privately negotiated transactions from public shareholders who have already cast votes against a proposed business acquisition and requested redemption of their subunits, such selling shareholders would be required to revoke their prior votes against the proposed acquisition and to revoke their prior elections to redeem their shares and to cast new votes in favor of the proposed acquisition.

Investors are cautioned that neither our existing shareholders, officers, directors and their respective affiliates nor any third parties have agreed to purchase and such subunits or pay any such premiums, and their failure to so agree at the applicable time could adversely impair our ability to effect a business combination. Moreover, applicable rules and regulations may preclude such parties from undertaking any privately negotiated share purchases at all, and the inability of such persons to effect such purchases could adversely impair our ability to effect a business combination.

If a business combination is approved, shareholders that vote against the business combination and elect to redeem their subunits for cash also will be entitled to receive their pro-rata portion of the $1,680,000 ($.24 per share) of deferred underwriting compensation held in the trust account.

An eligible shareholder may request redemption at any time after the mailing to our shareholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the shareholder votes against the business combination and the business combination is approved and completed. Additionally, we may require public shareholders, whether they are a record holder or hold their securities in “street name,” to either tender their subunit certificates to our transfer agent at any time through the vote on the business combination or to deliver their subunits to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy solicitation materials that we will furnish to shareholders in connection with the vote for any proposed business combination will indicate whether we are requiring shareholders to satisfy such certification and delivery requirements. Accordingly, a shareholder would have from the time we send out our proxy statement through the vote on the business combination to tender his subunits if such shareholder wishes to seek to exercise their redemption rights, a period that will not be less than 10 days. This time period is expected to vary depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the shareholder, whether or not he is a record holder or his securities are held in “street name,” in a matter of hours (because the transfer is made electronically once final instruction is given to Depository Trust Company) by simply contacting the transfer agent or his broker and requesting delivery of his subunits through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipated. Additionally, if the subunits cannot be transferred through the DWAC system, the process may take such number of days required to complete the proper paperwork, obtain the necessary authorizations and consents and to locate and deliver physical stock certificates, if any.

Traditionally, in order to perfect redemption rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to redeem. After the business combination was approved, the company would contact such shareholder to arrange for him to deliver his certificate to verify ownership. As a result, the shareholder then had an “option window” after the consummation of the business combination during which such shareholder could monitor the price of the stock in the market. If the price rose above the redemption price, the shareholder could sell his, her or its shares in the open market before actually delivering his shares to the company for cancellation. Thus, the redemption right, to which shareholders were aware they needed to commit before the shareholder meeting, would become a right of redemption surviving past the consummation of the business combination and which the company would be obligated to honor until the redeeming holder delivered the share certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. This fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares prior to the meeting. The need to deliver subunits is a requirement of redemption regardless of the timing of when such delivery must be effectuated. Accordingly, this would not result in any increased cost to shareholders when compared to the traditional process; however, in the event a shareholder elects redemption of their subunits but the proposed business combination is not approved, a shareholder will have paid $35 to elect redemption but would not actually have their subunits redeemed. Further, it is possible this tendering process will be cost-prohibitive for shareholders in the event their aggregate holdings of our subunits do not exceed $35.

Any request for redemption, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a shareholder delivered his certificate for redemption and subsequently decided prior to the meeting not to elect redemption, such shareholder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to shareholders entitled to redeem their subunits who elect redemption will be distributed promptly after completion of a business combination. Public shareholders who redeem their subunits will still have the right to exercise or continue to trade any Class A warrants they still hold.

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months from the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public shareholders voting against our initial business combination who exercised their redemption rights would not be entitled to redeem their subunits into a pro rata cash portion of the aggregate amount then on deposit in the trust account. In such case, if we have required public shareholders to tender their subunit certificates prior to the meeting, we will promptly return such certificates to the tendering public shareholder. Public shareholders would be entitled to receive their pro rata cash portion of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation. If a shareholder redeems his subunits, such shareholder will still have the right to exercise or continue to trade the Class A warrants received as part of the units purchased in the offering in accordance with the terms hereof. If the proposed business combination is not consummated, then a shareholder’s subunits will not be redeemed into cash, even if such shareholder elected to redeem.

Automatic Dissolution and Subsequent Liquidation if no Business Combination

If we do not complete a business combination within 24 months after the consummation of this offering, our corporate existence will cease by operation of law and we will liquidate the trust account and distribute to all of our public shareholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest (net of taxes payable and amounts of trust account interest we are permitted to draw for working capital).

Our Amended and Restated Memorandum and Articles of Association provides that we will continue in existence only until 24 months of the consummation of this offering. If we have not completed a business combination by such date and amended this provision in connection thereto, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. At this time, the company will become subject to a voluntary liquidation procedure under the Companies Law. Our liquidator would give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the Cayman Islands Official Gazette, although in practice this notice requirement need not necessarily delay the distribution of assets if the liquidator is satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. We anticipate the trust account should be liquidated shortly following expiration of the 21 day period. As soon as the affairs of the company are fully wound-up, the liquidator must lay his final report and accounts before a final general meeting which must be called by a public notice at least one month before it takes place. After the final meeting, the liquidator must make a return to the Registrar confirming the date on which the meeting was held and three months after the date of such filing the company is dissolved.

Additionally, in any liquidation proceedings of the company under Cayman Islands law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account we cannot assure you we will be able to return to our public shareholders the liquidation amounts payable to them. Furthermore, a liquidator of the company might seek to hold a shareholder liable to contribute to our estate to the extent of distributions received by them pursuant to the dissolution of the trust account beyond the date of dissolution of the trust account. Additionally, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims for having paid public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

If we are unable to consummate a transaction within the necessary time periods, our purpose and powers will be limited to dissolving, liquidating and winding up and ultimately dissolving. Upon notice from us, the trustee of the trust account will distribute the amount in our trust account to our public shareholders as part of our plan of dissolution and distribution. Concurrently, we propose that our liabilities and obligations will be paid from funds not held in trust, although we cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the trust account for such purpose, our sponsor has agreed that they it be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only to the extent such parties have not executed valid and enforceable waivers against the trust account. Upon our liquidation, the underwriters have agreed to waive any right they may have to the deferred underwriting discount and non-accountable expense allowance to be held in the trust account, all of which shall be distributed to the public shareholders. There will be no redemption with respect to our warrants, regardless of class, upon such liquidation, which will expire worthless. We will pay the costs of the dissolution and liquidation of the trust account which are estimated to be $15,000 from our remaining assets outside of the trust account.

If we were to expend all of the net proceeds of this offering and the private placement, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-subunit liquidation redemption price would be $7.84. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public shareholders. We cannot assure you that the actual per-subunit liquidation redemption price will not be less than $7.84, plus interest (net of taxes payable, which taxes, if any, shall be paid from the trust account, and amounts of trust account interest we are permitted to draw for working capital), due to claims of creditors. Although we will seek to have all creditors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is risk that they will not execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our shareholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is a risk that such entities will not agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our sponsor has agreed pursuant to agreements with us and the underwriters, that, if we distribute the proceeds held in trust to our public shareholders, in order to protect the amounts held in the trust account, our sponsor will indemnify us for claims of creditors, vendors, service providers and target businesses that have not executed a valid and enforceable waiver of their right to seek payment of amounts due to them out of the trust account. We cannot assure you, however, that our sponsor will be able to satisfy this obligation.

We believe the likelihood of our sponsor having to indemnify the trust account is limited because we will endeavor to have all creditors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. In the event we automatically dissolve and subsequently liquidate the trust account, where it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received a return of funds from the liquidation of our trust account could be liable for such amounts to creditors.

If we are unable to do so by the expiration of the 24-month period from the consummation of this offering, we will automatically dissolve and subsequently liquidate the trust account. Pursuant to the terms of the Investment Trust Agreement, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public shareholders. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose.

Our public shareholders will be entitled to receive funds from the trust account only in the event of an automatic dissolution and subsequent liquidation of the trust account or if the shareholders seek to cause us to redeem their respective subunits for cash upon a business combination which the shareholder voted against and which is actually completed by us. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. Voting against the business combination alone will not result in redemption of a shareholder’s subunits into a pro rata cash portion of the trust account. Such shareholder must have also exercised its redemption rights described above.

Competition

We expect to encounter intense competition from other entities having a business objective similar to ours, including other blank check companies and other entities, domestic and international, competing for the type of businesses that we may intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in China. Many of these competitors possess greater technical, human and other resources, or more local knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Our ability to compete with respect to large acquisitions will be limited by our available financial resources, giving a competitive advantage to other acquirers with greater resources. Our competitors may adopt transaction structures similar to ours, which would decrease our competitive advantage in offering flexible transaction terms. In addition, the number of entities and the amount of funds competing for suitable investment properties, assets and entities may increase, resulting in increased demand and increased prices paid for such investments. If we pay higher prices for a target business, our profitability may decrease and we may experience a lower return on our investments. Increased competition may also preclude us from acquiring those properties, assets and entities that would generate the most attractive returns to us.

Further, the following may not be viewed favorably by certain target acquisitions:

•	our obligation to seek shareholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to shareholders in connection with such business combination may delay or prevent the completion of a transaction;
•	our obligation to redeem for cash the subunits held by our public shareholders in certain instances may reduce the resources available to us for a business combination;
•	the requirement to acquire assets or an operating business that has a fair market value equal to at least 80.0% of our assets held in the trust account prior to the exercise of shareholder redemption rights described herein (net of: (i) taxes paid or reserved for and (ii) interest which we may draw as provided for herein to pay for our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution) and excluding the amount held in the trust account representing a portion of the underwriters’ discount and non-accountable expense allowance) at the time of the acquisition could require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination;
•	The ability of our public shareholders voting against a business combination to cause us to redeem their subunits for a pro rata cash portion of the trust account, which could lower our cash available to consummate a business combination, cause us to seek third party financing and generally lead to uncertainty in structuring the business combination; and
•	our outstanding Class A and Class B warrants and unit purchase option, and the potential future dilution they represent, may not be viewed favorably by certain target businesses.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target acquisition. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our principal executive offices at Room 409, 4/F Aetna Tower, 107 Zunyi Road, Shanghai, 200051, China. Our registered office is c/o Campbell Corporate Services Limited, Scotia Centre, PO Box 268, Grand Cayman KY1-1104, Cayman Islands. Campbell Corporate Services Limited is affiliated with our Cayman Islands counsel, Campbells, Attorneys-at-Law. We have also agreed to pay a monthly fee of $7,500 to Shanghai Fair Value Investment Company Limited, an affiliate of our sponsor, for general and administrative services, including but not limited to reception, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business combination, (ii)         , 2010 [24 months from the date of this prospectus] and (iii) the date on which we cease our corporate existence in accordance with our Amended and Restated Memorandum and Articles of Association. We consider our current office space to be adequate for our current operations.

Employees

We have three executive officers: Messrs. Bin Zhou, Peifeng Zhu and Dongbing Ma. We anticipate that we will have access to the services of other personnel on an as-needed basis, but there is a risk that any such personnel will be able to devote sufficient time, effort or attention to us when we need it. None of our officers nor any of these other personnel, all of whom we will be dependent upon prior to effecting a business combination, have entered into employment agreements with us and none are obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether we are in the process of: (i) seeking a potential target acquisition, or (ii) performing due diligence on one or more target acquisitions or (iii) completing the business combination for a selected target acquisition. Our officers may spend more time than others, or no time at all, on the various phases of the acquisition process depending on their competing time requirements apart from our business and their particular areas of expertise. We do not intend to have any full-time employees prior to the consummation of a business combination.

Legal Proceedings

There is no litigation currently pending or, to our knowledge, contemplated against us or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds and underwriting compensation for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$54,880,000 of the net offering and private placement proceeds will be deposited into the trust account at J.P. Morgan Chase, N.A. maintained by American Stock Transfer & Trust Company, acting as trustee. These proceeds consist of $53,480,000 from the net proceeds payable to us and $1,680,000 of the proceeds attributable to the underwriters’ deferred compensation.	$50,400,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $54,880,000 of net offering and private placement proceeds held in the trust account will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target acquisition	The initial target acquisition that we acquire must have a fair market value equal to at least 80.0% of our assets held in the trust account prior to the exercise of shareholder redemption rights described herein (net of: (i) taxes paid or reserved for and (ii) interest which we may draw as provided for herein to pay for our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution) and excluding the amount held in the trust account representing a portion of the underwriters’ discount and non-accountable expense allowance) at the time of such acquisition.	We would be restricted from acquiring a target acquisition unless the fair value of such business or net assets to be acquired represent at least 80.0% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. The subunits and Class A warrants comprising the units will begin separate trading on the 10th business day following the earlier to occur of (i) the expiration of the underwriters’ overallotment option or (ii) its exercise in full. The Class B warrants will not trade separately and will be attached to and trade as a subunit with the ordinary shares included within our units. If we consummate a business combination, the subunits will automatically separate and, pursuant to our warrant agreement, every two Class B warrants will automatically convert into one Class A warrant and the subunits and Class B warrants will no longer be outstanding. For every odd lot Class B warrant so converted, we will pay to each holder thereof on a record date which is the first trading day following our business combination cash in an amount equal to one half of the fair market price of the Class A warrants, which will be calculated by the volume weighted average trading price of the Class A warrants for the 15 trading days prior to the date of the vote by our shareholders on our business combination.	No trading of the units or the underlying ordinary shares and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
In no event will the subunits and Class A warrants begin to trade separately until we have filed a Form 6 K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 6-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over allotment option is exercised following the initial filing of such Form 6-K, a second or amended Form 6-K will be filed to provide information to reflect the exercise of the over-allotment option.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Exercise of the warrants	The Class A warrants (including Class A warrants received upon automatic conversion of the Class B warrants to Class A warrants on a 2-for-1 basis following our business combination) cannot be exercised until the later of the completion of a business combination and one year from the effective date of the registration statement and, accordingly, will be exercised only after the trust account has been terminated and distributed. The Class B warrants are subject to forfeiture if the holder elects to cause us to redeem the subunit of which the Class B warrant forms a part for such holder’s pro rata cash portion of our trust account as described in this prospectus.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	We will give our shareholders the opportunity to vote on our business combination, and in the event that a majority of shares voted by the public shareholders vote in favor of the proposed business combination, and subject to not receiving votes against the business combination by holders of 30.0% or more of the outstanding ordinary shares, the business combination will be approved. In connection with seeking shareholder approval, we will send each shareholder a proxy statement containing information required by the SEC. A shareholder who votes against the transaction and who follows the procedures described in this prospectus is given the right to cause us redeem his or her subunits for a pro rata cash portion of the trust account; provided, however, that if holders of 30.0% or more of our outstanding ordinary shares both elect to redeem their subunits and vote against the business combination, we will not consummate such business combination. A shareholder who does not follow these procedures or a shareholder who does not take any action would not be entitled to the return of any funds. Although we will not distribute copies of the Form 6-K to individual unit holders, the Form 6-K will be available on the SEC’s website. See the section appearing elsewhere in the prospectus entitled “Where You Can Find Additional Information.”	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a shareholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust account or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline	If we are unable to complete a business combination by, 2010 [24 months from the date of this prospectus],
	our existence will automatically terminate and as promptly as practicable thereafter the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public shareholders, including any interest earned on the trust account not used to cover liquidation expenses, net of income taxes payable on such interest and after distribution to us of interest income on the trust account balance as described in the prospectus. However, if we complete a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.	If an acquisition has not been consummated within 18 months after the effective date of the registration statement, funds held in the trust account or escrow account would be returned to investors.
Release of funds	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon failure to effect a business combination within the allotted time, except that to the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay any tax obligations related thereto. We will also be permitted to draw amounts of trust account interest for working capital. While we intend, in the event of our liquidation, to distribute funds from our trust account to our public shareholders as promptly as possible, the actual time at which our public shareholders receive their funds will be longer than the 5 business days under a Rule 419 offering. For a detailed discussion of the timing involved in a return of funds from our trust account to our public shareholders, see “Proposed Business — Automatic dissolution and subsequent liquidation if no business combination.”	The proceeds held in the escrow account, including all of the interest earned thereon (net of taxes payable) would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within 18 months. See “Risk Factors — Risks associated with our business — You will not be entitled to protections normally afforded to investors of blank check companies.” In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within 5 business days of such date.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Interest on proceeds held in the trust account	Interest earned on the trust account in excess of the amount necessary to allow for a $7.84 per subunit liquidation distribution, subject to any valid claims by our creditors that are not covered by amounts in the trust account or indemnities provided by our sponsor, will be available to be drawn by us in order to fund our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution) as follows: we will be permitted to draw, as earned, up to 75% of the cumulative interest earned on the funds held in the trust account, after taxes, per month for the first 12 months following the consummation of this offering, and thereafter 50% cumulative interest earned on the funds held in the trust account per month, after taxes; however, if the underwriters’ over-allotment option is exercised in full, we will not be permitted to draw such amounts until $168,000 (or a lesser amount if less than the full over-allotment option is exercised, pro rata based on the amount of the over-allotment exercised) of interest shall have been earned on the trust account with the resulting effect that there shall be a minimum of $7.84 per unit held in the trust account. We will be permitted to draw no more than an aggregate of $2,000,000 of such interest.	Interest earned on proceeds held in the trust account would be held in the trust account for the sole benefit of the shareholders and would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time. In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within five business days of such date.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Bin Zhou	46	Chairman and Co-Chief Executive Officer
Peifeng Zhu	50	Vice Chairman and Co-Chief Executive Officer
Dongbing Ma	40	Vice Chairman and President
Yuanfei Ma	64	Director
Danlin Meng	53	Director
Gordon H. Silver	60	Director
H. David Sherman	60	Director

Bin Zhou has been our Chairman of the board of directors and our Co-Chief Executive Officer since our founding. He is a citizen of the United States. Since March 2007, Dr. Zhou has been a managing director of our sponsor, Fair Value Capital Ltd., a private equity firm focused on investments in the People’s Republic of China. Since August 2006, Dr. Zhou has also served as a financial advisor to Chinese People Gas Holding Limited, a Hong Kong Exchange Listed Company (Code: 681) and in that capacity has been involved in several of that company’s key acquisitions and capital operations, including a $40 million convertible bond private placement and the acquisition of Fujian Anran Gas Company in 2006. Since 2003, Dr. Zhou has been the President of Fair Value Research, a research and consulting company specializing in mutual fund fair value research and mutual fund market-timing analysis. From 1996 to 2002, Dr. Zhou was a managing director of Chronos Asset Management, a hedge fund with $400 million under management at its peak. Before his hedge fund career, Dr. Zhou was an assistant professor of Management Sciences at the Sloan School of Management at Massachusetts Institute of Technology (MIT) from 1991 to 1996. Dr. Zhou received his Ph.D. in Statistics from the University of California, Berkeley in 1991, an M.S. in Statistics from the University of Texas at El Paso in 1987, an M.A. in Numerical Computation from Shanghai Normal University, China in 1984 and a B.A. in Mathematics from Shanghai Maritime University in 1981.

Peifeng Zhu has been a vice chairman of our board of directors and our Co-Chief Executive Officer since our founding. He is a citizen of China and a resident of the Hong Kong Special Administrative Region. Since March 2007, Mr. Zhu has been a managing director of our sponsor, Fair Value Capital Ltd., a private equity firm focused on investments in the People’s Republic of China. Since April 2005, Mr. Zhu has also served as the Vice Chairman of the Board of Directors of Chinese People Gas Holding Limited (CPG), a Hong Kong Exchange Listed Company (Code: 681). Mr. Zhu was a key member of the team that was responsible for CPG’s reverse merger initial public offering in 2004 and has been involved in all its subsequent acquisitions, including acquiring over 40 gas companies throughout China and issuing two convertible bond private placements totaling US$60 million dollars, which grew the company’s market cap from slightly over HK$100 million to current over HK$2 billion in less than four years. Before joining the CPG in 2005, Mr. Zhu was a senior executive at Guotai Junan Securities, one of the largest brokerage and investment banking firms in China, and was primarily responsible for that company’s overseas business activities, including the restructuring of its Hong Kong subsidiary, Guotai Junan Securities (HK) Limited, in 1998 and launching China B share mutual fund in Hong Kong in 2001. Mr. Zhu was also a Managing Member of World Expo 2010 Shanghai Bidding Office from June 2002 to December 2003. As a member of the team, he lobbied 88 member countries, which was instrumental in the Chinese government’s successful bid for the 2010 World Expo in Shanghai. Mr. Zhu received his bachelors degree in mathematics from Shanghai Maritime University in 1981 and a masters degree in Economics from Shanghai Tongji University in 1989.

Dongbing Ma has been a member of our board of directors and our President since our founding. He is a citizen of China and a permanent resident of Canada. Since March 2007, Mr. Ma has been a managing director of our sponsor, Fair Value Capital Ltd., a private equity firm focused on investments in the People’s Republic of China. Mr. Ma was a founder and Chief Executive Officer of Fujian Anran Gas Company from 2001 to 2006. Through mergers and acquisitions, Mr. Ma led his company from a startup to one of the largest gas utility companies in Fujian Province, with licenses to provide natural gas to 70% of Fujian Province in 2006. Mr. Ma sold Fujian Anran to Chinese People Gas Holding Limited (HK: 681) for HK$190 million in cash and stock in 2006. Mr. Ma has made successful investments in Anhui GuoTong Pipes Limited, a Shanghai Stock Exchange Listed Company (Code: 600444) and Hefei Urban Construction Development Co. Ltd, a Shenzhen Stock Exchange listed company (Code: 002208). Mr. Ma graduated from Anhui University of Finance and Economics in 1989.

Yuanfei Ma is a member of our board of directors. Since 2000, Mr. Ma has been the Secretary of Governor’s Office, Deputy Director of the Governor’s Advisory Committee of the Anhui Province, China. From 1983 to 2000, he served as the Mayor, Deputy Mayor and the General Secretary of the Chinese Communist Party Committee in Hefei, a provincial capital city of Anhui, with a population of 4.4 million. Mr. Ma was also elected as a representative of Chinese National Congress from 1998 to 2003. Mr. Ma graduated from Anhui University majoring in philosophy in 1966.

Danlin Meng is a member of our board of directors. Since 2006, Dr. Meng has been the Chairman of Sino-link International Development (Group) Co., Ltd. (“Sino-link”), an investment firm located in Hong Kong focusing on the Chinese energy and agriculture industries. From 2003 to 2005, Dr. Meng acted as Chairman of Asia Securities Co., Ltd., a Chinese broker-dealer firm. From 2001 to 2003, Dr. Meng served as President of Sino-link. Prior to his involvement in the private sector, Dr. Meng served in several capacities in the Chinese government, including: Deputy Major of Chaohu, Anhui Province (1999 – 2001); Director of Department of Enterprise, the Economic Commission of Anhui Province (1992 – 1999); and General Secretary, Deputy General Secretary and Minister of the Communist Youth Leagues in the cities of Suzhou and Hefei and in Anhui Province (1981 – 1992). Dr. Meng received his Ph.D. in Economics from the Chinese Academy of Social Science in 2002, his M.A. in Economics from Fudan University in 1992 and a B.A. in Mathematics from Anhui University in 1981.

Gordon H. Silver is a member of our board of directors. From 1987 – 2004, Mr. Silver was a Managing Director and a Senior Managing Director and Senior Administrative Officer of Putnam Investments. He was responsible for coordinating the relationship between Putnam Investments and the Board of Trustees of the Putnam family of mutual funds. During 2006, Mr. Silver was an independent fee consultant to the New York Board of Trustees of the DWS Funds (formerly the Scudder Funds), where he advised on management fees, investment performance and related aspects of the Funds’ business. From 1972 to 1987, Mr. Silver was an associate and then partner with the law firm of Choate, Hall & Stewart, where he specialized in corporate practice. He is presently a director of J.I. Kislak, Inc., a private company in the real estate business. Mr. Silver is a graduate of Cornell University and has a J.D. from the Harvard Law School and an MBA from Harvard Business School.

H. David Sherman is a member of our board of directors. Professor Sherman has been a professor at Northeastern University since 1985, specializing in, among other areas, financial and management accounting, global financial statement analysis and contemporary accounting issues. His research areas include financial literacy, shareholder reporting and corporate governance; management and financial accounting in high technology, multinationals, financial service and health care organizations; financing and managing new ventures; service business productivity and Data Envelopment Analysis (DEA); and mergers and acquisition performance measurement. He was previously on the faculty of the Sloan School of Management at Massachusetts Institute of Technology (MIT) and also, among other academic appointments, held an adjunct professorship at Tufts Medical School. From 2004 – 2005, he was an Academic Fellow at the U.S. Securities and Exchange Commission in the Division of Corporate Finance’s Office of Chief Accountant and in 2006 was one of three finalists for a board position with the Financial Accounting Standards Board (FASB). In addition to his academic achievements, Professor Sherman is an accomplished speaker, author and consultant, and has also served as a board member or advisor to both private and publicly-traded companies. Professor Sherman received his A.B. in Economics from Brandeis University and both an MBA and doctoral degrees from Harvard Business School. He is a Certified Public Accountant and previously practiced with Coopers & Lybrand.

Our Amended and Restated Memorandum and Articles of Association provide that the number of directors which may constitute the board of directors shall be two or greater. Upon completion of this offering our board of directors will have seven members. Each director serves for a term of one year. Our Amended and

Restated Memorandum and Articles of Association have no: (i) mandatory retirement provisions, including with respect to age-related retirement or (ii) requirement that a director own any of our securities.

Compensation for Officers and Directors

No executive officer has received any cash compensation for services rendered to us. No compensation of any kind, including finders, consulting fees or other similar compensation, will be paid to any of our existing officers, directors, shareholders or any of their respective affiliates, prior to or in connection with a business combination. However, such individuals and entities will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target acquisitions and performing due diligence on suitable business combinations.

After our initial business combination, our executive officers and directors who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to our shareholders. It is unlikely, however, that the amount of such compensation will be known at the time of a shareholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. Any compensation to be paid to our chief executive officer and other officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors, in accordance with the rules of the American Stock Exchange.

Director Independence

Our board of directors has determined that Yuanfei Ma, Danlin Meng, Gordon Silver and H. David Sherman are “independent directors” as such term is defined in the rules of the American Stock Exchange and Rule 10A-3 of the Exchange Act.

Board Committees

Prior to the completion of this offering, our board of directors will form an audit committee and a nominating committee. Each committee will be composed of three directors.

Audit Committee

On completion of this offering, our audit committee will consist of Prof. Sherman, Mr. Silver and Mr. Yuanfei Ma. As required by the rules of the American Stock Exchange, each of the members of our audit committee is financially literate, and we consider Prof. Sherman to qualify as an “audit committee financial expert” and “financially sophisticated” as defined under SEC and American Stock Exchange rules, respectively. The responsibilities of our audit committee will include:

•	meeting with our management periodically to consider the adequacy of our internal control over financial reporting and the objectivity of our financial reporting;
•	appointing the independent registered public accounting firm, determining the compensation of the independent registered public accounting firm and pre-approving the engagement of the independent registered public accounting firm for audit and non-audit services;
•	overseeing the independent registered public accounting firm, including reviewing independence and quality control procedures and experience and qualifications of audit personnel that are providing us audit services;
•	meeting with the independent registered public accounting firm and reviewing the scope and significant findings of the audits performed by them, and meeting with management and internal financial personnel regarding these matters;
•	reviewing our financing plans, the adequacy and sufficiency of our financial and accounting controls, practices and procedures, the activities and recommendations of the auditors and our reporting policies and practices, and reporting recommendations to our full board of directors for approval;

•	establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;
•	monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and
•	reviewing and approving all payments made to our officers, directors and affiliates. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Nominating Committee

On completion of this offering, our nominating committee will consist of Prof. Sherman, Mr. Silver and Dr. Meng. The functions of our governance and nominating committee include:

•	recommending qualified candidates for election to our board of directors;
•	evaluating and reviewing the performance of existing directors;
•	making recommendations to our board of directors regarding governance matters, including our Amended and Restated Memorandum and Articles of Association and charters of our committees; and
•	developing and recommending to our board of directors governance and nominating guidelines and principles applicable to us.

Code of Ethics and Committee Charters

We will adopt a code of ethics that applies to our officers, directors and employees. We will file copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, we will provide a copy of our code of ethics upon request, without charge, by contacting Dr. Bin Zhou at our principal offices, Room 409, 4/F Aetna Tower, 107 Zunyi Road, Shanghai, 200051, China. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a current report on Form 6-K.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.
•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicting fiduciary duties in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the discussion below as well as the previous section entitled “Management — Directors and Executive Officers” and “Risk Factors — Risks Related to our Business.” Such officers and directors may become subject to conflicts of interest regarding us and other business ventures in which they may be involved, which conflicts may have an adverse effect on our ability to consummate a business combination.
•	Our officers and directors are now and may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.
•	Since the existing shareholders own ordinary shares which will be released from escrow if a business combination is completed and since the existing shareholders may own securities which will become worthless if a business combination is not consummated, our board, all of whom are existing shareholders, may have a conflict of interest in determining whether a particular target acquisition is appropriate to effect a business combination. Additionally, members of our executive management may enter into consulting, asset management or employment agreements with us as part of a business combination, pursuant to which they may be entitled to compensation for their services. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target acquisition, timely completing a business combination and securing the release of their stock.
•	Other than with respect to the business combination, we have not adopted a policy that expressly prohibits our directors, officers, securityholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may also compete with us.
•	Our directors and officers may purchase subunits as part of the units sold in this offering or in the open market. Our directors and officers have agreed to vote any ordinary shares acquired by them as part of the subunits, whether as part of or after this offering, in favor of a business combination.
•	If we were to make a deposit, down payment or fund a “no shop” provision in connection with a potential business combination, we may have insufficient funds available outside of the trust account to pay for due diligence, legal, accounting and other expenses attendant to completing a business combination. In such event, our sponsor or others may have to incur such expenses in order to proceed with the proposed business combination. As part of any such combination, our sponsor or other parties may negotiate the repayment of some or all of any such expenses, without interest or other compensation, which if not agreed to by the target business’s management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest.
•	If our management negotiates to be retained post-business combination as a condition to any potential business combination, their financial interests, including compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and such negotiations may result in a conflict of interest. For example, management may look unfavorably upon or reject a business combination with a potential target business whose owners refuse to retain members of our management post-business combination.

Under Cayman Islands law, our directors have a duty of loyalty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our Amended and Restated Memorandum and Articles of Association. In certain limited circumstances, a shareholder has the right to seek damages if a duty owed by our directors is breached (for example, in the case where a Cayman Islands shareholder has suffered a loss which is distinct to that of the loss by a company as a result of the directors’ breach, the directors can be said to have assumed a personal obligation to the shareholder in question or alternatively on behalf of the company by way of a derivative action).

In connection with the shareholder vote required to approve any business combination, the existing shareholders have agreed to vote the ordinary shares owned by them prior to or in this offering, in the same manner as a majority of the public shareholders who vote at the special or annual meeting called for the purpose of approving a business combination. The existing shareholders have also agreed that if they acquire ordinary shares in or following this offering, they will vote such acquired ordinary shares in favor of a business combination. Accordingly, any ordinary shares acquired by the existing shareholders in the open market will not have the same right to vote as public shareholders with respect to a potential business combination (since they are required to vote in favor of a business combination). Additionally, the existing shareholders will not have redemption rights with respect to ordinary shares acquired during or subsequent to this offering (since they may not vote against a business combination), except upon our liquidation. In addition, with respect to ordinary shares owned by them prior to this offering, they have agreed to waive their respective rights to participate in any liquidation including the liquidation of our trust account to our public shareholders, occurring upon our failure to consummate a business combination but only with respect to those ordinary shares acquired by them prior to this offering and not with respect to any subunits acquired in the open market.

While we do not intend to pursue a business combination with any company that is affiliated with our sponsor, executive officers or directors, we are not prohibited from pursuing such a transaction. In the event we seek to complete a business combination with such a company, we would obtain an opinion from an independent investment banking firm which is a member of FINRA and is reasonably acceptable to the underwriters, that such a business combination is fair to our shareholders from a financial point of view. Such opinion would be included in our proxy statement relating to the business combination. Although our management has not consulted with any investment banker in connection with such an opinion, it is possible that we may not be able to obtain such an opinion (either for potential affiliated transaction or in order to assist our management in determining whether the 80% net asset test for a proposed business combination has been met) due to, among other factors, timing and cost issues. In considering such costs, we will need to consider the cost of procuring a fairness opinion, and we expect to seek such an opinion unless the cost is substantially in excess of what it would be otherwise. In the event that we cannot obtain an opinion, we will include appropriate explanatory disclosure in the business combination proxy statement.

Each of our directors has, or may come to have, to a certain degree, following the consummation of this offering, other fiduciary obligations. Each of our directors may have fiduciary obligations to those companies on whose board of directors they currently sit or may sit in the future. To the extent that they identify business opportunities that may be suitable for any of these other companies, they may have competing fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless these other companies and any successors to such entities has declined to accept such opportunities.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our sponsor and or officers and directors has agreed, pursuant to letter agreements with our company and the underwriters, that until the earlier of a business combination, our liquidation (or, in the case of our officers and directors, until such time as he ceases to be an officer or director), to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Cayman Islands law, taking into account any pre-existing fiduciary obligations they might have. This agreement is intended to be enforceable by our company through the board of directors, but not by shareholders directly. While our sponsor will by necessity have access to the business combination opportunities presented to us and could pursue such business combinations independent of us, given that the our sponsor has focused on minority private equity investments, we believe that the risk is low that our sponsor will itself effect business combinations that would be appropriate for our consideration.

Below is a table summarizing the companies to which our officers and directors owe fiduciary obligations, all of which would have to: (i) be presented appropriate potential business combination targets by our officers and directors and (ii) reject the opportunity to acquire such potential target businesses prior to their presentation of such target businesses to us:

Individual	Entity	Affiliation
Bin Zhou	Fair Value Capital Ltd. Fair Value Research Shanghai Fair Value Investment Company	Managing Director President Managing Director
Peifeng Zhu	Fair Value Capital Ltd. Chinese People Gas Holding Limited Shanghai Fair Value Investment Company	Managing Director Vice Chairman Chief Executive Officer
Dongbing Ma	Fair Value Capital Ltd. Shanghai Fair Value Investment Company	Managing Director Chairman
Danlin Meng	Sino-link International Development (Group) Co., Ltd.	Chairman

While we do not currently believe that any conflict will arise between us and the entities mentioned above which are affiliated with our officers and directors, because our officers and directors have pre-existing relationships with these entities, it is likely that any such conflicts would be resolved in favor of those companies.

Although it may be beneficial to us that the members of our management team know each other and work together, these previous and/or existing relationships may influence the roles taken by our officers and directors with respect to us. For example, one of our directors or officers may be less likely to object to a course of action with respect to our activities because it may jeopardize their relationships in another enterprise. Therefore, such persons may not protect our interests as strenuously as would persons who had no previous relationship with each other.

Neither we nor the members of our management team or board of directors have established any procedures or the criteria to evaluate contacts or discussions related to potential target businesses if such potential target businesses created a conflict of interest situation.

Each of our executive officers may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no specified limit on the amount of these out-of-pocket expenses. Our board of directors has designated Dr. Zhou, our Chairman and Chief Executive Officer, to pass upon the reasonableness of any reimbursable expenses incurred by members of our management that exceed $2,000. To the extent that Dr. Zhou seeks reimbursement of expenses he has incurred in excess of $2,000, such reimbursement will be reviewed by our board of directors with Dr. Zhou abstaining. Other than through this review process, or the review of a court of competent jurisdiction if such reimbursement is challenged, there will be no other review of the reasonableness of these expenses. Although we believe that all actions taken by our directors on our behalf will be in our best interests, we cannot assure you that this will be the case.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus and as adjusted to reflect the sale of private placement warrants and the sale of our ordinary shares included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;
•	each of our officers and directors; and
•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

	Ordinary Shares
	Before the Offering		As Adjusted for the Offering(4)
Name and Address of Beneficial Owners(1)(2)	Number of Ordinary Shares(3)	Percentage of Ordinary Shares	Number of Ordinary Shares(4)	Percentage of Ordinary Shares
Fair Value Capital, Ltd.(5)	1,932,000	96%	1,670,000	19.1%
Bin Zhou(5)	1,932,000	96%	1,670,000	19.1%
Peifeng Zhu(5)	1,932,000	96%	1,670,000	19.1%
Dongbing Ma(5)	1,932,000	96%	1,670,000	19.1%
Yuanfei Ma	11,500	*	10,000	*
Danlin Meng	11,500	*	10,000	*
Gordon H. Silver	28,750	*	25,000	*
H. David Sherman	28,750	*	25,000	*
All Directors and Officers as a group (7 persons)	2,012,500	100%		19.89%

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of the shareholder is Room 409, 4/F Aetna Tower, 107 Zunyi Road, Shanghai, 200051, China.
(2)	Unless otherwise indicated, all ownership is direct beneficial ownership.
(3)	Pre-offering share numbers include an aggregate of 262,500 ordinary shares which were issued in a 1.15-for-1 stock split effected on March 14, 2008 in order for our existing shareholders to maintain ownership of 20.0% of our outstanding ordinary shares following this offering and which will be forfeited if the underwriter’s over-allotment option is not exercised (with a lesser amount being forfeited, pro rata based on the amount of the over-allotment exercised).
(4)	Assumes only: (i) the sale of 7,000,000 units in this offering, but not the exercise of the 7,000,000 Class A warrants or 7,000,000 Class B warrants (exercisable into 3,500,000 ordinary shares) which form a part of our subunits or the 2,666,667 private placement warrants and (ii) no exercise of the underwriter’s over-allotment option and the resulting forfeiture of an aggregate of 262,500 ordinary shares by our existing shareholders.
(5)	Fair Value Capital Ltd. is equally owned by each of Messrs. Bin Zhou, Peifeng Zhu and Dongbing Ma, each whom may be deemed to each beneficially own the ordinary shares owned by Fair Value Capital Ltd.

Fair Value Opportunity Ltd., a Samoa company of which our sponsor is the manager and of which more than a majority of the interests are collectively owned by Dr. Zhou and Messrs. Zhu and Ma, has agreed that prior to the consummation of the offering, it will purchase, in a private placement in accordance with Regulation S under the Securities Act, an aggregate of 2,666,667 warrants from us at a price of $0.75 per warrant. These private placement warrants have terms and provisions that are identical to the Class A warrants being sold in this offering, respectively, except that: (i) the private placement warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, (ii) the private placement warrants will be non-redeemable so long as they are held by the initial holders or their permitted assigns and (iii) the private placement warrants are exercisable (a) on a “cashless” basis at any time after the later to occur of a business combination or one year from the date of this prospectus, if held by the initial holders or their permitted assigns and (b) in the absence of an effective registration statement covering the ordinary shares underlying the warrants. The transfer restriction on the private placement warrants does not apply to transfers made pursuant to registration or an exemption that is occasioned by operation of law or for estate planning purposes, while remaining in escrow. $1,900,000 of the $2,000,000 of the purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of one or more business combinations, and $100,000 of the same $2,000,000 shall be held outside the trust will be used for working capital purposes. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then $1,900,000 of the purchase price of the private placement warrants will become part of the liquidation amount distributed to our public shareholders from our trust account and the private placement warrants will become worthless.

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing shareholders’ collective ownership of at least 20.0% of our issued and outstanding ordinary shares upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our ordinary shares to maintain the existing shareholders’ collective ownership at 20% of our issued and outstanding ordinary shares upon consummation of this offering, in each case, without giving effect to the private placement.

On the effective date of the registration statement of which this prospectus forms a part, our existing shareholders will place the ordinary shares owned before this offering or acquired in the private placement into an escrow account maintained by American Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), the ordinary shares will not be transferable until the earlier of: (i) one year after the consummation of a business combination, (ii) three years from the date of this prospectus, or (iii) the consummation of a liquidation, share reconstruction and amalgamation, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to our consummating a business combination with a target acquisition, at which time such ordinary shares will be released from escrow, unless we were to engage in a transaction after the consummation of the initial business combination that results in all of the shareholders of the combined entity having the right to exchange their ordinary shares for cash, securities or other property. The private placement warrants will not be transferable, except in limited circumstances, until after the consummation of a business combination.

During the escrow period, the holders of these ordinary shares will not be able to sell or transfer their securities except in certain limited circumstances (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), but will retain all other rights as our shareholders, including, without limitation, the right to vote their ordinary shares. If dividends are declared and payable in ordinary shares, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, the existing shareholders will not receive any portion of the liquidation proceeds with respect to ordinary shares owned by them prior to this offering.

Each of Dr. Zhou and Messrs. Zhu and Dongbing Ma may be deemed a “promoter” of our company, as such term is defined under the Federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On August 10, 2007, we issued 1,750,000 of our ordinary shares to our sponsor for an aggregate amount of $25,000 in cash, at a purchase price of approximately $0.0143 per share. Subsequently, our sponsor transferred 70,000 of these ordinary shares to our independent directors and 10,000 shares to a third party. On March 14, 2008, our shareholders approved a 1.15-for-1 split of our outstanding shares. The 262,500 shares issued as a result of such split are subject to forfeiture, pro rata, based on the amount of the underwriter’s over-allotment option exercised. The purpose of the split was to allow our existing shareholders to maintain their 20.0% ownership of the outstanding ordinary shares if the underwriter’s over-allotment option is exercised in full or in part.

Immediately after this offering and the private placement, our existing shareholders will beneficially own 20.0% of the then issued and outstanding of our ordinary shares (assuming no exercise of the underwriters’ over-allotment option). Because of this ownership block, our existing shareholders may be able to effectively influence the outcome of all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

Fair Value Opportunity Ltd., a Samoa company of which our sponsor is the manager and of which more than a majority of the interests are collectively owned by Dr. Zhou and Messrs. Zhu and Ma, has agreed that prior to the consummation of the offering, it will purchase in a private placement transaction 2,666,667 warrants from us at a price of $0.75 per warrant. These private placement warrants have terms and provisions that are identical to the Class A warrants being sold in this offering, respectively, except that: (i) the private placement warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, (ii) the private placement warrants will be non-redeemable so long as they are held by the initial holders or their permitted assigns and (iii) the private placement warrants are exercisable (a) on a “cashless” basis at any time after the later to occur of a business combination or one year from the date of this prospectus, if held by the initial holders or their permitted assigns and (b) in the absence of an effective registration statement covering the ordinary shares underlying the private placement warrants. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that is occasioned by operation of law or for estate planning purposes, while remaining in escrow. $1,900,000 of the purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of one or more business combinations, and $100,000 will be used for working capital purposes. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then $1,900,000 of the purchase price of the private placement warrants will become part of the liquidation amount distributed to our public shareholders from our trust account and the private placement warrants will become worthless.

The holders of a majority of all of: (i) the ordinary shares owned or held by the existing shareholders; and (ii) the ordinary shares issuable upon exercise of the private placement warrants will be entitled to make up to two demands that we register these securities pursuant to an agreement to be signed prior to or on the effective date of the registration statement. Such holders may elect to exercise these registration rights at any time commencing on or after the date on which these securities are released from escrow. In addition, these shareholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these securities are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements. Because the private placement warrants sold in the private placement were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the holders of the private placement warrants purchased in the private placement will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the ordinary shares issuable upon exercise of such warrants is not current. Our private placement warrants will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus.

In order to protect the amounts held in the trust account, our sponsor has agreed to indemnify us for claims of creditors, vendors, service providers and target businesses that have not executed a valid and enforceable waiver of their right to seek payment of amounts due to them out of the trust account. As a result, we cannot assure you that the per-subunit distribution from the trust account, if we liquidate, will not be less than $7.84, plus interest then held in the trust account.

Our sponsor has advanced an aggregate of $175,000 to us as of the effective date of the registration statement to cover expenses related to this offering, such as SEC registration fees, AMEX listing fees, FINRA registration fees and legal and accounting fees and expenses. The loan will be payable without interest on the earlier of June 30, 2008 or the consummation of this offering. We intend to repay this loan from the proceeds of this offering not being placed in trust.

We have agreed to pay a monthly fee of $7,500 to Shanghai Fair Value Investment Company Limited, an affiliate of our sponsor, for general and administrative services, including but not limited to reception, secretarial and general office services. This agreement, which was agreed upon by our sponsor and its affiliate, commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business combination, (ii)           , 2010 [24 months from the date of this prospectus] and (iii) the date on which we cease our corporate existence in accordance with our Memorandum and Articles of Association. We believe, based on rental and administrative fee costs in Shanghai and the fees paid by similar blank check companies with offices in Shanghai for similar services, that the fee charged by Shanghai Fair Value Investment Company Limited is reasonable. This office space, and the services to be provided, are expected to be shared with Shanghai Fair Value Investment Company Limited.

We will reimburse our officers and directors, subject to board approval, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target acquisitions and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged. Accountable out-of-pocket expenses incurred by our officers and directors will not be repaid out of proceeds held in the trust account until these proceeds are released to us upon the completion of a business combination, provided there are sufficient funds available for reimbursement after such consummation.

In order to fund our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution), we will be permitted to draw, as earned, up to 75% of the cumulative interest earned on the funds held in the trust account, after taxes, per month for the first 12 months following the consummation of this offering, and thereafter 50% cumulative interest earned on the funds held in the trust account per month, after taxes; however, if the underwriters’ over-allotment option is exercised in full, we will not be permitted to draw such amounts until $168,000 (or a lesser amount if less than the full over-allotment option is exercised, pro rata based on the amount of the over-allotment exercised) of interest shall have been earned on the trust account with the resulting effect that there shall be a minimum of $7.84 per unit held in the trust account. We will be permitted to draw no more than an aggregate of $2,000,000 of such interest. Other than these amounts and as provided for in our administrative services agreement and for the reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders, consulting fees or other similar compensation, will be paid to our existing shareholders, officers or directors who owned our ordinary shares prior to this offering, or to any of their respective affiliates prior to or with respect to a business combination.

Our existing shareholders, officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount held outside of the trust account unless the business combination is consummated and there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the shareholders’ best interest.

After the consummation of a business combination, if any, to the extent our management remains as officers of the resulting business, some of our officers and directors may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our disinterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF SECURITIES

General

We are a Cayman Islands company and our affairs are governed by our Amended and Restated Memorandum and Articles of Association and the Companies Law and the common law of the Cayman Islands. The following are summaries of material provisions of our Amended and Restated Memorandum and Articles of Association and the Companies Law insofar as they relate to the material terms of our ordinary shares. We have filed copies of our Amended and Restated Memorandum and Articles of Association as exhibits to our registration statement on Form F-1.

Our Amended and Restated Memorandum and Articles of Association authorizes the issuance of up to 90,000,000 ordinary shares, par value $0.0004348 per share, and 10,000,000 preferred shares, par value $0.0005 per share. Prior to the effective date of the registration statement, 2,012,500 ordinary shares will be outstanding, held by our existing shareholders (262,500 of which are subject to forfeiture based on the potential exercise of the underwriter’s over-allotment option). No preferred shares are currently outstanding. Except with respect to our officers, directors and holders of shares prior to this offering as described in this prospectus, there are no limitations under our Amended and Restated Memorandum and Articles of Association and the Companies Law or under Cayman Islands law that restrict the right to hold or vote any of our securities.

Units and Subunits

Each unit consists of:

•	one subunit; and
•	one Class A warrant.

Each subunit consists of one ordinary share and one Class B warrant.

The units will begin trading on or promptly after the date of this prospectus. The subunits and Class A warrants comprising the units (but not the Class B warrants, which will continue to be attached to and trade as a subunit with the ordinary shares until after our business combination) will begin separate trading on the 10th business day following the earlier to occur of: (i) the expiration of the underwriters’ overallotment option or (ii) its exercise in full. In no event will the subunits and Class A warrants begin to trade separately until we have filed a Form 6-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 6-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 6-K, a second or amended Form 6-K will be filed to provide information to reflect the exercise of the over-allotment option. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and any securityholder of our subunits and Class A warrants may elect to combine them together and trade them as a unit. Securityholders will have the ability to trade our securities as units until such time as the Class A warrants expire or are redeemed. Although we will not distribute copies of the Form 6-K to individual unit holders, the Form 6-K will be available on the SEC’s website after filing. See the section appearing elsewhere in this prospectus entitled “Where You Can Find Additional Information”.

If we consummate a business combination, the subunits will automatically separate and, pursuant to our warrant agreement with American Stock Transfer & Trust Company, our warrant agent, every two Class B warrants will automatically convert into one Class A warrant and the subunits and Class B warrants will no longer be outstanding. For every odd lot Class B warrant so converted, we will pay to each holder thereof on a record date which is the first trading day following our business combination cash in an amount equal to one half of the fair market price of the Class A Warrants, which will be calculated by the volume weighted average trading price of the Class A warrants for the 15 trading days prior to the date of the vote by our shareholders on our business combination.

Ordinary Shares

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Rights of shareholders may not be altered, except by a special resolution requiring two-thirds shareholder approval. In connection with the shareholder vote required to approve any business combination, all of our existing shareholders have agreed to vote the ordinary shares owned by them prior to this offering in the same manner as a majority of the public shareholders who vote at the special or annual meeting called for the purpose of approving a business combination. Our existing shareholders have also agreed that if they acquire ordinary shares in or following this offering, they will vote such acquired shares in favor of a business combination.

We will proceed with the business combination only if a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and public shareholders owning not more than one share less than 30.0% of the shares sold in this offering exercise their redemption rights discussed below. Voting against the business combination alone will not result in redemption of a shareholder’s subunits into a pro rata cash portion of the trust account. Such shareholder must have also exercised its redemption rights described below.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50.0% of the shares voted for the election of directors can elect all of the directors.

If we automatically dissolve and liquidate the trust account prior to a business combination, our public shareholders are entitled to share ratably in the trust account, inclusive of any interest (net of taxes payable, which taxes, if any, shall be paid from the trust account, and amounts of trust account interest we are permitted to draw for working capital), and any net assets remaining available for distribution to them after payment of liabilities. Our existing shareholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those ordinary shares acquired by them prior to this offering. Additionally, upon a liquidation redemption, the underwriters have agreed to waive any right they may have to the amount of their deferred underwriting compensation being held in the trust account, all of which shall be distributed to the public shareholders.

Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available. In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders are entitled, subject to the rights of holders of preferred shares, if any, to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no conversion, preemptive or other subscription rights. There are no sinking fund or redemption provisions applicable to the ordinary shares, except that public shareholders have the right to redeem their subunits for cash equal to their pro rata cash portion of the trust account if they vote against the business combination and the business combination is approved and completed. Public shareholders who elect to cause us to redeem their subunits into their pro rata cash portion of the trust account in connection with their vote against a business combination still have the right to exercise or continue to trade the Class A warrants that they received as part of the units.

Preferred Shares

Our Amended and Restated Memorandum and Articles of Association authorizes the issuance of 10,000,000 undesignated, or “blank check,” preferred shares with such designation, rights and preferences as may be determined from time to time by our board of directors. No preferred shares are being issued or registered in this offering. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. We may issue some or all of the preferred shares to effect a business combination. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

Class A Warrants, Class B Warrants and Private Placement Warrants

As of the consummation of this offering, we will have three types of warrants outstanding: (i) Class A warrants, (ii) Class B warrants and (iii) warrants issued in our private placement.

Class A Warrants

As of the consummation of this offering, we will have 7,000,000 Class A warrants outstanding, exercisable into an equal number of ordinary shares. Each Class A warrant entitles the registered holder to purchase one of our ordinary shares at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and
•	one year from the date of this prospectus.

Subject to their prior exercise or redemption, or our liquidation, the Class A warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

The Class A warrants will begin separate trading on the 10th business day following the earlier to occur of (i) the expiration of the underwriters’ overallotment option or (ii) its exercise in full. In no event will the Class A warrants begin to trade separately until we have filed a Form 6-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 6-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 6-K, a second or amended Form 6-K will be filed to provide information to reflect the exercise of the over-allotment option.

We may redeem the outstanding Class A warrants included in the units sold in this offering and Class A warrants issued upon exercise of the underwriters’ unit purchase option:

•	in whole and not in part,
•	at a price of $0.01 per Class A warrant at any time after the warrants become exercisable,
•	upon not less than 30 days’ prior written notice of redemption, and
•	if, and only if, the last sales price of our ordinary shares equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

In addition, we may not redeem the Class A warrants unless such Class A Warrants and the ordinary shares underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption. The redemption provisions for our Class A warrants have been established at a price which is intended to provide warrant holders a premium to the initial exercise price. There can be no assurance, however, that the price of the ordinary shares will exceed either the redemption price of $11.50 or the warrant exercise price of $6.00 after we call the warrants for redemption. We have established these criteria to provide Class A warrant holders with a reasonable premium to the initial warrant exercise price as well as a degree of liquidity to cushion against a negative market reaction, if any, to our redemption call.

The Class A warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Class A warrants.

The exercise price and number of ordinary shares issuable on exercise of the Class A warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, share reconstruction and amalgamation or consolidation. However, the Class A warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

The Class A warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The Class A warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No Class A warrants will be exercisable unless at the time of exercise a prospectus relating to ordinary shares issuable upon exercise of the Class A warrants is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to maintain a current prospectus relating to ordinary shares issuable upon exercise of the Class A warrants until the expiration of the Class A warrants. If we are unable to maintain the effectiveness of such registration statement until the expiration of the Class A warrants, and therefore are unable to deliver registered ordinary shares, the Class A warrants may become worthless. Such expiration would result in each holder paying the full unit purchase price solely for the ordinary shares underlying the unit. Additionally, the market for the Class A warrants may be limited if the prospectus relating to the ordinary shares issuable upon the exercise of the Class A warrants is not current or if the ordinary shares is not qualified or exempt from qualification in the jurisdictions in which the holders of the Class A warrants reside. In no event will the registered holders of a Class A warrant be entitled to receive a net-cash settlement, stock, or other consideration in lieu of physical settlement in of our ordinary shares.

No fractional ordinary shares will be issued upon exercise of the Class A warrants. If, upon exercise of the Class A warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of ordinary shares to be issued to the Class A warrant holder.

Class B Warrants

The Class B warrants are identical to the Class A warrants except:

•	each Class B warrant entitles the holder to purchase one half (1/2) of one of our ordinary shares;
•	the Class B warrants will not trade separately and will be attached to and trade as a subunit with the ordinary shares included within our units;
•	the Class B warrants are subject to forfeiture if the holder elects to redeem the subunit of which the Class B warrant forms a part for such holder’s pro rata cash portion of our trust account as described in this prospectus; and
•	If we consummate a business combination, the subunits will automatically separate and, pursuant to our warrant agreement with American Stock Transfer & Trust Company, our warrant agent, every two Class B warrants will automatically convert into one Class A warrant and the subunits and Class B warrants will no longer be outstanding. For every odd lot Class B warrant so converted, we will pay to each holder thereof on a record date which is the first trading day following our business combination cash in an amount equal to one half of the fair market price of the Class A Warrants, which will be calculated by the volume weighted average trading price of the Class A warrants for the 15 trading days prior to the date of the vote by our shareholders on our business combination.

Private Placement Warrants

Fair Value Opportunity Ltd., a Samoa company of which our sponsor is the manager and of which more than a majority of the interests are collectively owned by Dr. Zhou and Messrs. Zhu and Ma, has agreed that, prior to the consummation of the offering, it will purchase, in a private placement in accordance with Regulation S under the Securities Act, 2,666,667 warrants from us at a price of $0.75 per warrant. These private placement warrants have terms and provisions that are identical to the Class A warrants being sold in this offering, respectively, except that: (i) the private placement warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, (ii) the private placement warrants will be non-redeemable so long as they are held by the initial holders or their permitted assigns and (iii) the private placement warrants are exercisable (a) on a “cashless” basis at any time after the later to occur of a business combination or one year from the date of this prospectus, if held by the initial holders or their permitted assigns and (b) in the absence of an effective registration statement covering the ordinary shares underlying the warrants. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that is occasioned by operation of law or for estate planning purposes, while remaining in escrow. $1,900,000 of the purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of one or more business combinations, and $100,000 will be used for working capital purposes. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then $1,900,000 of the purchase price of the private placement warrants will become part of the liquidation amount distributed to our public shareholders from our trust account and the private placement warrants will become worthless.

The price of the warrants has been arbitrarily established by our sponsor and the underwriters after giving consideration to numerous factors, including but not limited to, the pricing of units in this offering, the pricing associated with warrants in other blank-check financings in both the public after-market and any pre-offering private placement, and the warrant purchase obligations of managers in similar type transactions. No particular weighting was given to any one aspect of those factors considered. We have not performed any method of valuation of the warrants. As part of the negotiations between the underwriters and the sponsor, the sponsor agreed that the warrants would be purchased directly from us and not in open market transactions. By making a direct investment in us, the amount held in the trust account pending a business combination has been increased.

Because the warrants sold in the private placement were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the holders of warrants purchased in the private placement will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the ordinary shares issuable upon exercise of such warrants is not current. As described above, the holders of the warrants purchased in this offering will not be able to exercise them unless we have a current registration statement covering the ordinary shares issuable upon their exercise.

The private placement warrants will become worthless if we do not consummate a business combination. The personal and financial interests of our affiliates may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, our officers’ and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest.

Effect of Foreign Subsidiary

In the event we elect to form a Foreign Subsidiary in connection with a proposed business combination, the Foreign Subsidiary will assume our obligations under all of our warrants in the event that we liquidate or combine with the Foreign Subsidiary, as provided for, with respect to the Class A warrants and Class B warrants, in Section 4.4 of our warrant agreement, a form of which is filed as exhibit 4.7 to this Registration Statement, and a holder of our warrants will have the right, under certain conditions, to exercise the warrant for shares in the Foreign Subsidiary.

Purchase Option

We have agreed to sell to the underwriters, for $100, an option to purchase up to a total of 350,000 units at an exercise price of $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the warrants included in the units sold in the offering). For a more complete description of the purchase option, including the registration rights afforded to the holders of such option, see the section appearing elsewhere in this prospectus entitled “Underwriting — Purchase Option.”

Dividends

We have not paid any cash dividends on our ordinary shares to date and we do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends following consummation of a business combination, if any, will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future. In addition, our board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we may increase the size of the offering pursuant to Rule 462(b) under the Securities Act. Further, our ability to declare dividends may be limited to restrictive covenants if we incur any indebtedness.

Changes in Capital

We may from time to time by ordinary resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe. The new shares shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the shares in the original share capital. We may by ordinary resolution:

•	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;
•	sub-divide our existing shares, or any of them into shares of smaller amount than is fixed by our amended and restated memorandum of association, subject nevertheless to the provisions of Section 13 of the Companies Law; or
•	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

We may by special resolution reduce our share capital and any capital redemption reserve fund in any manner authorized by law.

Certain Reporting Obligations

As a foreign private issuer, we are exempt from the rules under the Securities Exchange Act of 1934, as amended, prescribing the furnishing and content of proxy statements and materials. Because of this exemption, at the time we seek approval from our shareholders of our initial business combination, we will not be required to file with the SEC preliminary proxy solicitation materials regarding our business combination, but will rather prepare and mail proxy solicitation materials in accordance with Cayman Islands law and, as required, file such materials with the SEC after mailing. Investors are therefore cautioned that such materials will not have been reviewed by the SEC and will likely not have all of the material disclosures required under U.S. proxy rules. In addition, we will not be required under the Exchange Act to file current reports with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we plan to comply with the rules and regulations under the Exchange Act prescribing the requirements and filing deadlines for Current Reports on Form 8-K and will file reports on Form 6-K complying with those rules and regulations.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our Class A and Class B warrants is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038.

CAYMAN ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our Amended and Restated Memorandum and Articles of Association and by the Companies Law (2007 Revision) of the Cayman Islands. The Companies Law of the Cayman Islands is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of what we believe to be the material, pertinent differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders. A brief discussion of the procedure for acquisitions and similar arrangements in the Cayman Islands also follows.

There have been few, if any, court cases interpreting the Companies Law in the Cayman Islands, and we can not predict whether Cayman Islands courts would reach the same conclusions as U.S. courts. Thus, you may have more difficulty in protecting your interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the Companies Law and the Delaware General Corporation Law relating to shareholders’ rights.

Cayman Islands	Delaware
Shareholder Meetings
• Held at a time and place as designated in the Articles of Association	• May be held at such time or place as designated in the certificate of incorporation or the by-laws, or if not so designated, as determined by the board of directors
• May be held within or without the Cayman Islands	• May be held within or without Delaware
• Notice:	• Notice:

    •

Whenever shareholders are required to take action at a meeting, written notice shall state the place, date and hour of the meeting and indicate that it is being issued by or at the direction of the person calling the meeting

    •

Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any

• A copy of the notice of any meeting shall be given personally or sent by mail as designated in the Articles of Association	• Written notice shall be given not less than 10 nor more than 60 days before the meeting
Shareholders’ Voting Rights

•

Any action required to be taken by meeting of shareholders may be taken without meeting if consent is in writing and is signed by all the shareholders entitled to vote if permitted by the Articles of Association

• Any action required to be taken by meeting of shareholders may be taken without meeting if consent is in writing and is signed by all the shareholders entitled to vote
• Any person authorized to vote may authorize another person or persons to act for him by proxy if permitted by the Articles of Association	• Any person authorized to vote may authorize another person or persons to act for him by proxy
• Changes in the rights of shareholders as set forth in the Amended and Restated Memorandum and Articles of Association require approval of two-thirds of the shareholders.	• Except as provided in the charter documents, changes in the rights of shareholders as set forth in the charter documents require approval of a majority of the shareholders.

Cayman Islands	Delaware
• Quorum is as designated in the Articles of Association

•

For stock corporations, certificate of incorporation or by-laws may specify the number to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum

• For non-stock companies, certificate of incorporation or by-laws may specify the number of members to constitute a quorum. In the absence of this, one-third of the members shall constitute a quorum.
• The Memorandum and Articles of Association may provide for cumulative voting in the election of directors	• The certificate of incorporation may provide for cumulative voting
Directors
• Board must consist of at least one member	• Board must consist of at least one member
• Maximum number of directors can be changed by an amendment to the Articles of Association (two-thirds vote required)

•

Number of board members shall be fixed by the by-laws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by amendment of the certificate (majority vote required)

•

If the board is authorized to change the number of directors actually appointed, provided that the number still falls within the maximum and the minimum number of directors as set out in the Articles of Association, it can do so provided that it complies with the procedure set out in the Articles of Association.

Fiduciary Duties
• Duty to act in good faith in what the directors believe to be in the best interests of the company as a whole;	• Directors and officers must act in good faith, with the care of a prudent person, and in the best interest of the corporation.
•        Duty to exercise powers for the purposes for          which those powers were conferred;
•        Duty to exercise powers fairly as between          different sections of shareholders
•        Duty not to put himself in a position of conflict;          and
•        Duty to exercise independent judgment
• Directors and officers must refrain from self- dealing, usurping corporate opportunities and receiving improper personal benefits.
• Decisions made by directors and officers on an informed basis, in good faith and in the honest belief that the action was taken in the best interest of the corporation will be protected by the “business judgment rule”.

Cayman Islands	Delaware
• In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as “a reasonably diligent person having both:
• the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company, and
• the general knowledge, skill and experience that that director has”.

•

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of his position. However, in some instances a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the Articles of Association or alternatively by shareholder approval at general meetings.

Shareholders’ Derivative Actions

•

Generally speaking, the company is the proper plaintiff in any action. Derivative actions brought by one or more of the registered shareholders may only be brought with the leave of the Grand Court where the following circumstances apply:
    •    Those who control the company have          refused a request by the shareholders to          move the company to bring the action;
    •    Those who control the company have          refused to do so for improper reasons such          that they are perpetrating a “fraud on the          minority” (this is a legal concept and is          different to “fraud” in the sense of          dishonesty);
    •    a company is acting or proposing to act          illegally or beyond the scope of its          authority;

• In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.
•    Complaint shall set forth with particularity the      efforts of the plaintiff to obtain the action by the      board or the reasons for not making such effort.
•    Such action shall not be dismissed or      compromised without the approval of the      Delaware Chancery Court.
•    If we were a Delaware corporation, a
     shareholder that redeemed his, her or its shares
     of our ordinary shares, or whose shares were
     canceled in connection with our dissolution,
     would not be able to bring a derivative action
     against us after the shares have been redeemed
or canceled.

Cayman Islands	Delaware
• the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained;
• the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; and

    •

Once a shareholder has relinquished his, her or its shares (whether by redemption or otherwise), it is generally the case that they could no longer bring a derivative action as they would no longer be a registered shareholder.

Certain Differences in Corporate Law

Mergers and Similar Arrangements.  Cayman Islands law does not provide for mergers as that expression is understood under United States corporate law. However, there are statutory provisions under Cayman Islands law that facilitate the reconstruction and amalgamation of companies in certain circumstances which have substantially the same effect as a merger. Because this would require the approval of more than a majority of our shareholders, we do not anticipate the use of such statutory provisions because a business combination can be achieved through other means, such as a share capital exchange, asset acquisition or control, contractual arrangements or similar means.

In the event that a business combination was sought pursuant to the statutory provisions relating to reconstructions and amalgamations, the relevant statutory provisions provide that the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. If such reconstruction or amalgamation is presented to shareholders with the request to approve the reconstruction and amalgamation, the higher majority required to approve the business combination will, as a matter of fact, apply, as one cannot be carried without the other. The convening of the meetings regarding the reconstruction and amalgamation and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction ought not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•	we are not proposing to act illegally or beyond the scope of its authority and the statutory provisions as to majority vote have been complied with;
•	the shareholders have been fairly represented at the meeting in question;
•	the arrangement is such as a businessman would reasonably approve; and
•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a “fraud on the minority”.

When a takeover offer is made and accepted by holders of 90.0% of the shares within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits.  Our Cayman Islands counsel is not aware of any reported class action having been brought in a Cayman Islands court. In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder. However, based on English authority, which could be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting or proposing to act illegally or beyond the scope of its authority;
•	the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained;
•	the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or
•	those who control the company are perpetrating a “fraud on the minority.”

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 8,750,000 ordinary shares outstanding, or 10,625,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 7,000,000 shares sold in this offering, or 8,050,000 ordinary shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any ordinary shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 2,012,500 ordinary shares (262,500 of which are subject to forfeiture to the extent the over-allotment option is not exercised) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Notwithstanding this restriction, these 2,012,500 ordinary shares have been placed in escrow and will not be transferable until the earlier of one year from the consummation of a business combination or three years from the date of this prospectus and will only be released prior to that date subject to certain limited exceptions, such as our liquidation prior to a business combination (in which case the certificate representing such ordinary shares will be destroyed), and the consummation of a liquidation, share reconstruction and amalgamation, stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to our consummating a business combination with a target business. Up to 262,500 of such shares may be released from escrow if they are forfeited.

Additionally, after this offering there will be 2,666,667 private placement warrants outstanding that upon full exercise will result in the issuance of 2,666,667 ordinary shares to the holders of the private placement warrants. Such private placement warrants and the underlying ordinary shares are subject to registration as described below under “ — Registration Rights”.

Rule 144

The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008 and will apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted ordinary shares or warrants for at least six months would be entitled to sell their securities provided that: (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted ordinary shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1.0% of the number of ordinary shares then outstanding, which will equal 87,500 ordinary shares immediately after this offering (or 98,000 if the over-allotment option is exercised in full); and
•	if the ordinary shares is listed on a national securities exchange, the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Sales Under Rule 144 By Non-Affiliates

Under Rule 144, a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted ordinary shares proposed to be sold for at least 6 months, including the holding period of any prior owner other than an affiliate, is entitled to sell their ordinary shares without complying with the manner of sale and volume limitation or notice provisions of Rule 144. We must be current in our public reporting if the non-affiliate is seeking to sell under Rule 144 after holding his ordinary shares between 6 months and one year. After one year, non-affiliates do not have to comply with any other Rule 144 requirements.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position in the recent amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our sponsor and other existing shareholders will be able to sell the shares and the purchaser of the private placement warrants will be able to sell the private placement warrants pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of a majority of all of: (i) the 2,012,500 ordinary shares owned or held by the existing shareholders (of which 262,500 are subject to forfeiture to the extent the over-allotment option is not exercised); and (ii) the 2,666,667 ordinary shares issuable upon exercise of the 2,666,667 private placement warrants will be entitled to make up to two demands that we register these securities pursuant to an agreement to be signed prior to or on the effective date of the registration statement. Such holder may elect to exercise these registration rights at any time commencing on or after the date on which these securities are released from escrow. In addition, these shareholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these securities are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Although the underwriters’ purchase option and its underlying securities have been registered on the registration statement of which this prospectus forms a part, the option grants holders demand and “piggy back” registration rights for periods of five and seven years, respectively, from the date of this prospectus. These rights apply to all of the securities directly and indirectly issuable upon exercise of the option.

Amended and Restated Memorandum and Articles of Association

Our Amended and Restated Memorandum and Articles of Association became effective under the laws of the Cayman Islands on March 14, 2008. As set forth in the preamble to the Amended and Restated Memorandum and Articles of Association, the objects for which our company is established are unrestricted and we shall have full power and authority to carry out any object not prohibited by the Companies Law or as the same may be revised from time to time, or any other law of the Cayman Islands.

Under our Amended and Restated Memorandum and Articles of Association, we will hold our annual meetings at such time and place as determined by our directors, and if not so determined, the annual meeting shall be held on the second Wednesday in December of each year. Notice of such meeting must be sent to all shareholders. The majority of directors, the chief executive officer or the chairman of the board also may call special meetings, and in any event, must call special meetings upon the request of ten percent of our shareholders.

Articles 168 through 173 of our Amended and Restated Memorandum and Articles of Association contains provisions designed to provide certain rights and protections to our shareholders prior to the consummation of a business combination, including:

•	a requirement that all proposed business combinations be presented to shareholders for approval regardless of whether or not the Cayman Islands requires such a vote;
•	a prohibition against completing a business combination if 30.0% or more of our shareholders exercise their redemption rights in connection with their vote against a business combination;
•	the right of shareholders voting against a business combination to cause us to redeem their subunits for a pro rata cash portion of the trust account in connection with their vote against a proposed business combination;
•	a requirement that in the event we do not consummate a business combination within 24 months after the consummation of this offering, our corporate existence will cease by operation of law and we will distribute to our public shareholders the amount in our trust account (inclusive of interest) plus any remaining assets; and
•	limitation on shareholders’ rights to receive a portion of the trust account so that they may only receive a portion of the trust account upon our dissolution and subsequent liquidation of the trust account or upon the exercise of their redemption rights.

Our Amended and Restated Memorandum and Articles of Association and the underwriting agreement that we will enter into with the underwriters in connection with this offering, prohibits the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination. While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Cayman Islands law, although, pursuant to the underwriting agreement we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination. We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions because we view these provisions as fundamental and contractual terms of this offering. We believe these provisions to be obligations of our company to its shareholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions. As a result, the board of directors will not, and pursuant to agreements with the underwriters cannot, at any time prior to the consummation of a business combination, propose any amendment or modification of our Amended and Restated Memorandum and Articles of Association relating to any of the foregoing provisions and will not support, directly or indirectly, or in any way endorse or recommend that shareholders approve an amendment or modification to such provisions.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of its anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited. We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects that another person is engaged in money laundering or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report such belief or suspicion to either the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Criminal Conduct Law (2005 Revision) if the disclosure relates to money laundering or to a police officer of the rank of constable or higher if the disclosure relates to involvement with terrorism or terrorist property, pursuant to the Terrorism Law. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Listing of Securities

We have applied to have our units, subunits and Class A warrants listed on the on the American Stock Exchange under the symbols CGN.U, CGN. and CGN.WS, respectively. We anticipate that our units will be listed on the American Stock Exchange on or promptly after the effective date of the registration statement. Following the date the subunits and Class A warrants are eligible to trade separately, we anticipate that the units and Class A warrants will be quoted separately and as a unit on the on the American Stock Exchange. Our Class B warrants will not trade separately and will be attached to and trade as a subunit with the ordinary shares included within our units until the time of our initial business combination, at which time every two Class B warrants will automatically convert into one Class A warrant and the subunits and Class B warrants will no longer be outstanding.

If the American Stock Exchange delists our securities from trading on its exchange, it could result in:

•	a limited availability of market quotations for our securities;
•	a determination that our ordinary shares constitute a “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our ordinary shares;
•	a limited amount of news and analyst coverage for our company; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

We expect to hold an annual meeting of shareholders within 12 months after this offering is consummated.

TAXATION

The following summary of the material Cayman Islands and United States federal income tax consequences of an investment in ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Government of the Cayman Islands will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the company or its shareholders. The Cayman Islands are not party to any double taxation treaties.

No Cayman Islands stamp duty will be payable by you in respect of the issue or transfer of ordinary shares or warrants. However, an instrument transferring title to an ordinary share or warrant, if brought to or executed in the Cayman Islands, would be subject to Cayman Islands stamp duty.

We have applied for and can expect to receive an undertaking from the Governor-in-Cabinet of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on the shares, debentures or other obligations of the company or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by the company to its members or a payment of principal or interest or other sums due under a debenture or other obligation of the company.

United States Federal Income Taxation

General

The following is a summary of the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of our ordinary shares, Class A warrants and Class B warrants issued pursuant to this offering. The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply if you are a beneficial owner of ordinary shares, Class A warrants or Class B warrants and you are for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If you are not described as a U.S. Holder and are not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, you will be considered a “Non-U.S. Holder” for purposes of this discussion. The U.S. federal income tax consequences applicable to Non-U.S. Holders is described below under the heading “Non-U.S. Holders.”

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a person’s decision to purchase our units, subunits, ordinary shares, Class A warrants and Class B warrants. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances, and this discussion addresses only persons that acquire our units, subunits, ordinary shares, Class A warrants and Class B warrants as part of units upon their original issuance pursuant to this offering and assumes that each of our ordinary shares and warrants trade separately. In particular, this discussion considers only holders that will own our units, subunits, ordinary shares, Class A warrants and Class B warrants as capital assets within the meaning of Section 1221 of the Code and does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or “financial services entities”;
•	broker-dealers;
•	taxpayers who have elected mark-to-market accounting;
•	tax-exempt entities;
•	insurance companies;
•	regulated investment companies;
•	certain expatriates or former long-term residents of the United States;
•	persons that actually or constructively own 10.0% or more of our ordinary shares;
•	persons that hold our units, subunits, ordinary shares, Class A warrants or Class B warrants as part of a straddle, constructive sale, hedging, conversion or other integrated transaction; or
•	persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, or state, local or non-U.S. tax laws. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our units, subunits, ordinary shares, Class A warrants and Class B warrants through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our units, subunits, ordinary shares, Class A warrants and Class B warrants, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

We have not sought, and will not seek, a ruling from the Internal Revenue Service (“IRS”) as to any U.S. federal income tax consequence described below. The IRS may disagree with the description herein, and its determination may be upheld by a court.

BECAUSE OF THE COMPLEXITY OF THE TAX LAWS AND BECAUSE THE TAX CONSEQUENCES TO ANY PARTICULAR INVESTOR MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN, EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT WITH ITS TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR UNITS, SUBUNITS, ORDINARY SHARES, CLASS A WARRANTS AND CLASS B WARRANTS, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS.

Allocation of Purchase Price Between Ordinary Shares and Warrants

For U.S. federal income tax purposes, each holder of a unit generally must allocate the purchase price of a unit between the ordinary share, Class A warrant and Class B warrant that comprise the unit based on the relative fair market values of each at the time of issuance. Of the purchase price for a unit offered hereunder, we intend to allocate U.S. $6.875 to each ordinary share, U.S. $0.75 to each Class A warrant and U.S. $0.375 to each Class B warrant comprising part of such unit. The price allocated to each ordinary share and each warrant (regardless of class) generally will be the U.S. Holder’s tax basis in such share or warrant, as the case may be. While uncertain, the IRS, by analogy to rules relating to the allocation of the purchase price to components of a unit consisting of debt and equity, may take the position that our allocation of the purchase price will be binding on a U.S. Holder of a unit, unless the U.S. Holder explicitly discloses in a statement attached to the U.S. Holder’s timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the unit that the U.S. Holder’s allocation of the purchase price between the Interest and the warrants that comprise the unit is different than our allocation. Our allocation is not, however, binding on the IRS.

Each U.S. Holder is advised to consult such holder’s own tax advisor with respect to the risks associated with an allocation of the purchase price between the Interest and the warrants that comprise a unit that is inconsistent with our allocation of the purchase price.

U.S. Holders

Tax Reporting

Certain U.S. Holders will be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of cash or other property to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Each U.S. Holder is urged to consult with its own tax advisor regarding this reporting obligation.

Taxation of Distributions Paid on Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder will be required to include in gross income as ordinary income the amount of any dividend paid on our ordinary shares. A distribution on our ordinary shares will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Such dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. Distributions in excess of such earnings and profits will be applied against and reduce the U.S. Holder’s basis in its ordinary shares and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares.

With respect to non-corporate U.S. Holders for taxable years beginning before January 1, 2011, dividends may be taxed at the lower applicable long-term capital gains rate (see “ — Taxation on the Disposition of Ordinary Shares and Warrants” below) provided that: (1) our ordinary shares (or, in our case, subunits) are readily tradable on an established securities market in the United States, (2) we are not a PFIC, as discussed below, for either the taxable year in which the dividend was paid or the preceding taxable year, and (3) certain holding period requirements are met. It is not entirely clear, however, whether a U.S. Holder’s holding period for our ordinary shares would be suspended for purposes of clause (3) above for the period that such holder had a right to have such ordinary shares redeemed by us. In addition, under recently published IRS authority, ordinary shares are considered for purposes of clause (1) above to be readily tradable on an established securities market in the United States only if they are listed on certain exchanges, which presently include the OTC Bulletin Board. U.S. Holders are advised consult their own tax advisors regarding the availability of the lower rate for any dividends paid with respect to our ordinary shares.

Taxation on the Disposition of Subunits, Ordinary Shares and Warrants

Upon a sale or other taxable disposition of our subunits, ordinary shares or warrants (which, in general, would include a redemption of ordinary shares or warrants), and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the applicable securities. See “ — Exercise or Lapse of a Warrant” below for a discussion regarding a U.S. Holder’s basis in the ordinary shares acquired pursuant to the exercise of a warrant.

Capital gains recognized by U.S. Holders generally are subject to U.S. federal income tax at the same rate as ordinary income, except that long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a maximum rate of 15% for taxable years beginning before January 1, 2011 (and 20% thereafter). Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares or warrants exceeds one year. The deductibility of capital losses is subject to various limitations.

Exercise or Lapse of a Warrant

Subject to the discussion of the PFIC rules below, a U.S. Holder generally will not recognize gain or loss upon the exercise of a warrant. Ordinary shares acquired pursuant to the exercise of a warrant for cash generally will have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant. The holding period of such ordinary shares generally would begin on the day after the date of exercise of the warrant. If the terms of a warrant provide for any adjustment to the number of shares of ordinary shares for which the warrant may be exercised or to the exercise price of the warrants, such adjustment may, under certain circumstances, result in constructive distributions that could be taxable to the U.S. Holder of the warrants. Conversely, the absence of an appropriate adjustment similarly may result in a constructive distribution that could be taxable to the U.S. Holders of the ordinary shares. See “ — Taxation of Distributions Paid on Ordinary Shares,” above. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

Passive Foreign Investment Company Rules

A foreign corporation such as ours will be a passive foreign investment company, or PFIC, if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any company in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any company in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents, royalties, and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for the current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if: (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us is uncertain. If our start-up year is determined to be 2007 due to the de minimus gross income that we earned in 2007, then we will likely not consummate a business combination by December 31, 2008 and therefore we will be considered a PFIC since 2007. Also, after acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets and the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for the current taxable year. Our actual PFIC status for any taxable year will not be determinable until after the end of the taxable year, and accordingly there can be no assurance that we will not be considered a PFIC for the current taxable year or any future taxable year.

If we are a PFIC for any taxable year during which a U.S. Holder held our ordinary shares or warrants, and the U.S. Holder did not make a timely qualified electing fund (“QEF”) election for the first taxable year of its holding period for our ordinary shares or a mark-to-market election, as described below, such holder will be subject to special rules with respect to:

•	any gain recognized by the U.S. Holder on the sale or other taxable disposition of its subunits, ordinary shares or warrants; and
•	any excess distribution made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the applicable securities during the three preceding taxable years or, if shorter, such U.S. Holder’s holding period for the applicable securities).

Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the subunits, ordinary shares or warrants;

•	the amount allocated to the taxable year in which the U.S. Holder recognized the gain or excess distribution will be taxed as ordinary income;
•	the amount allocated to each prior year, with certain exceptions, will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and
•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year.

In addition, if we are a PFIC, a U.S. Holder who acquires our subunits, ordinary shares or warrants from a deceased U.S. Holder who dies before January 1, 2010 generally will be denied the step-up of U.S. federal income tax basis in such shares or warrants to their fair market value at the date of the deceased holder’s death. Instead, such U.S. Holder would have a tax basis in such securities equal to the deceased holder’s tax basis, if lower.

In general, a U.S. Holder may avoid the PFIC tax consequences described above in respect of our subunits acquired as part of a unit in this offering by making a timely QEF election to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election with respect to its Class A warrants and Class B warrants. As a result, if a U.S. Holder sells or otherwise disposes of a warrant (other than upon exercise of a warrant), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held the warrants. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired ordinary shares, but the adverse tax consequences relating to PFIC shares will continue to apply with respect to such ordinary shares (which generally will be deemed to have a holding period for the purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by reason of the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new basis and holding period in the ordinary shares acquired upon the exercise of the warrants for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching an appropriately completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive certain information from us. Upon request from a U.S. Holder, we will endeavor to provide to the U.S. Holder no later than 90 days after the request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has elected the application of the QEF rules to our subunits, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for the first tax year of the U.S. Holder’s holding period for our ordinary shares or a purge of the PFIC taint pursuant to a purging election), any gain recognized on the appreciation of our ordinary shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally will not be taxable as a dividend. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to our PFIC status will be made annually, an initial determination that we are a PFIC will generally apply for subsequent years to a U.S. Holder who held ordinary shares while we were a PFIC, whether or not we meet the test for PFIC status in those years. A U.S. Holder who makes the QEF election discussed above for our first tax year in which the U.S. Holder holds (or is deemed to hold) our ordinary shares and for which we are determined to be a PFIC, however, will not be subject to the PFIC tax and interest charge rules (or the denial of basis step-up at death) discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for the tax years in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our tax years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder owns subunits or ordinary shares in a PFIC that is treated as marketable stock, the U.S. Holder may make a mark-to-market election. If the U.S. Holder makes a valid mark-to-market election, such holder generally will not be subject to the PFIC rules described above in respect to its subunits or ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its subunits or ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its subunits or ordinary shares over the fair market value of its subunits or ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its subunits or ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the subunits or ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission or on Nasdaq, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Since we expect that our ordinary shares will be listed and traded on the American Stock Exchange, our subunits and ordinary shares may qualify as marketable stock for purposes of this election. U.S. Holders are advised to consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our subunits and ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC. Upon request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder no later than 90 days after the request the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

If a U.S. Holder owns (or is deemed to own) shares during any year in a PFIC, such holder may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made).

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares and warrants are advised to consult their own tax advisors concerning the application of the PFIC rules to their acquisition, ownership and disposition of our subunits, ordinary shares and warrants under their particular circumstances.

Non-U.S. Holders

Dividends paid to a Non-U.S. Holder in respect to its ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our ordinary shares or warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to tax in the same manner as for a U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes will apply to distributions made on our ordinary shares within the United States to a non-corporate U.S. Holder and to the proceeds from sales and other dispositions of our ordinary shares or warrants to or through a U.S. office of a broker by a non-corporate U.S. Holder. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances.

In addition, backup withholding of United States federal income tax, currently at a rate of 28%, generally will apply to dividends paid on our ordinary shares to a non-corporate U.S. Holder and the proceeds from sales and other dispositions of shares or warrants by a non-corporate U.S. Holder, in each case who:

•	fails to provide an accurate taxpayer identification number;
•	is notified by the IRS that backup withholding is required; or
•	in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

Opinion

Our counsel, Ellenoff Grossman & Schole LLP, will provide us with an opinion (subject to the assumptions and qualifications set forth in such opinion) which states that the material United States federal income tax consequences of the acquisition, ownership and disposition of our units, ordinary shares and warrants are as described above.

NOTE ON ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the Cayman Islands because of the following benefits found there:

•	political and economic stability;
•	an effective judicial system;
•	a favorable tax system;
•	the absence of exchange control or currency restrictions; and
•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

•	the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and
•	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment:

•	is given by a competent foreign court;
•	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;
•	is final;
•	is not in respect of taxes, a fine or a penalty; and
•	was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

UNDERWRITING

Ferris, Baker Watts, Incorporated is acting as the lead manager of the underwriters named below and Jesup & Lamont Securities Corporation is acting as co-lead manager. Subject to the terms and conditions in the underwriting agreement, each underwriter named below has agreed to purchase from us, on a firm commitment basis, the respective number of units shown opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Underwriter	Number of Units
Ferris, Baker Watts, Incorporated
Jesup & Lamont Securities Corporation
Maxim Group LLC
Total	7,000,000

The underwriting agreement provides that the underwriters are committed to purchase all of the units offered by this prospectus if they purchase any of the units. This commitment does not apply to the units subject to an over-allotment option granted by us to the underwriters to purchase additional units in this offering. The underwriting agreement also provides that the obligations of the underwriters to pay for and accept delivery of the units are subject to the passing upon of certain legal matters by counsel and certain other conditions.

The address for Ferris, Baker Watts, Incorporated is 100 Light Street, Baltimore, Maryland 21202. The address for Jesup & Lamont Securities Corporation is 650 Fifth Avenue, New York, New York 10019.

Underwriting Terms

Pursuant to the underwriting agreement, we have granted to the underwriters an option, exercisable for 45 days after the date of this prospectus, to purchase up to an additional 1,050,000 units from us on the same terms and at the same per unit price as the other units being purchased by the underwriters from us. The underwriter may exercise the option solely to cover over-allotments, if any, in the units that the underwriters have agreed to purchase from us. If the over-allotment option is exercised in full, the total public offering price, underwriting discounts and commissions and proceeds to us before expenses will be $64,400,000, $2,576,000 and $61,824,000, respectively.

The following table shows the public offering price, underwriting fees and expenses to be paid by us to the underwriters and the proceeds of the public offering, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Unit	Without Option	With Option
Public offering price	$8.00	$56,000,000	$64,400,000
Underwriting Discount(1)	$0.32	$2,240,000	$2,576,000
Non-accountable expense allowance(2)	$0.04	$280,000	$280,000
Deferred underwriting discount(3)	$0.20	$1,400,000	$1,610,000
Deferred non-accountable expense allowance(4)	$0.04	$280,000	$280,000
Proceeds before other expenses(5)	$7.40	$51,800,000	$59,570,000

(1)	Does not include an additional 2.5% of the gross proceeds, or $0.20 per unit ($1,400,000) payable to the underwriters from the sale of 7,000,000 units in this offering ($1,610,000 if the over-allotment option is exercised in full) that will be paid to the underwriters with accrued interest thereon, net of taxes, only upon consummation of a business combination (and then only with respect to those units as to which the component subunits have not been redeemed) which amounts are reflected in this table as deferred underwriting compensation. If a business combination is not consummated and we are liquidated, such amounts will not be paid to the underwriters, but rather will be distributed among our public shareholders.

(2)	The non-accountable expense allowance payable to the underwriters is not payable with respect to the units sold upon exercise of the underwriters’ over-allotment option.
(3)	The per unit deferred underwriting discount is $0.20 with respect to units sold in the offering. The underwriters have agreed to forego their deferred underwriting discount with respect to each subunit that we redeem for cash upon the consummation of a business combination. The underwriters have also agreed to forfeit their deferred underwriting discount in the event a business combination is not consummated and our trust account is liquidated to our public shareholders as part of our plan of dissolution and liquidation.
(4)	50% ($280,000, or $0.04 per unit) of the underwriters non-accountable expense allowance will only be payable to the underwriters upon consummation of a business combination.
(5)	Additional expenses attributable to this offering are estimated to be approximately $500,000.

The distribution of our securities will end upon the underwriters’ cessation of selling efforts and stabilization activities, provided, however, in the event that the underwriters were to exercise their over-allotment option to purchase securities in excess of its short position, then the distribution will not be deemed to have been completed until all of the securities have been sold.

We have agreed to sell the units to the underwriters at the initial public offering price less the underwriting discount set forth on the cover page of this prospectus. The underwriting agreement also provides that the underwriters will be paid a non-accountable expense allowance equal to 1.0% of the gross proceeds from the sale of the units offered by this prospectus ($60,000 of which has been previously advanced to Jesup & Lamont Securities Corporation), exclusive of any units purchased on exercise of the over-allotment option. 50% of such non-accountable expense allowance ($280,000, or $0.04 per unit) will be placed in our trust account and will be payable to the underwriters only upon consummation of a business combination. In the event the offering is terminated, the underwriters will return to us any amounts previously advanced by us less the underwriters’ actual out-of-pocket expenses incurred in connection with the offering.

We estimate that the total expenses of the offering payable by us, not including underwriting discounts, commissions, the non-accountable expense allowance and not taking into consideration the underwriters’ over-allotment option, will be approximately $1,905,000. These expenses include, but are not limited to, SEC registration fees, FINRA filing fees, AMEX filing fees, accounting fees and expenses, legal fees and expenses, printing and engraving expenses and transfer agent fees.

The underwriters will initially offer the units to be sold in this offering directly to the public at the initial public offering price set forth on the cover of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of $[    ] per unit. The underwriters may allow, and the selected dealers may reallow, a concession not in excess of $[    ] per unit on sales to brokers and dealers. After the offering, the underwriters may change the offering price and other selling terms. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus.

Purchase Option

We have agreed to sell to the underwriters, for $100, an option to purchase up to 350,000 units at an exercise price of $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the warrants included in the units sold in the offering). This option commences on the later of the consummation of a business combination or 180-days from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 350,000 units, the 350,000 subunits, the 350,000 Class A warrants underlying such units and all underlying securities have been deemed compensation by the FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the FINRA Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a 180-day period (including the foregoing 180 day period) following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Thereafter, such units will be transferable provided such transfer is in accordance with the provisions of the Securities Act. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” registration rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, share reconstruction and amalgamation or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price. We will set aside and at all times have available a sufficient number of ordinary shares to be issued upon exercise of such units.

Other Matters

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the subunits, Class A warrants and Class B warrants were negotiated between us and the underwriters. Factors considered in determining the prices and terms of the units, including the ordinary shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business or assets at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies and assets;
•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

In connection with this offering, the underwriters may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe PDF format will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of units offered by this prospectus to accounts over which they exercise discretionary authority without obtaining the specific approval of the account holder.

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. The “Restricted Period” under Regulation M for this offering will have ended when: (i) all of the Units have been sold, (ii) there are no more selling efforts, (iii) there is no more stabilization, and (iv) the overallotment option has been exercised or has expired. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.
•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the underwriters may engage in syndicate covering transactions by purchasing our securities in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option.
•	Penalty Bids. The underwriters may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the American Stock Exchange or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Neither the underwriters nor any other FINRA member firm participating in this offering has provided any services to us in connection with a potential business combination or additional capital raising activities. Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in arm’s length negotiations.

The underwriting agreement provides for indemnification between us and the underwriters against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the underwriters to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

Foreign Regulatory Restrictions on Purchase of the Units

We have not taken any action to permit a public offering of the units outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of units and the distribution of the prospectus outside the United States.

Cayman Islands.  No offer or invitation to subscribe for units in this offering may be made to the public in the Cayman Islands.

European Economic Area.  In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), an offer of our units described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to our units which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of our units may be made to the public in that Relevant Member State at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or
•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of our units described in this prospectus located within a Relevant Member State will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer of units to the public” in relation to any units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The sellers of the units have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the sellers or the underwriters.

Italy.  This offering of the units has not been cleared by Consob, the Italian Stock Exchanges regulatory agency of public companies, pursuant to Italian securities legislation and, accordingly, no units may be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to the units be distributed in Italy, except (1) to professional investors (operatori qualificati); or (2) in circumstances which are exempted from the rules on solicitation of investments pursuant to Decree No. 58 and Article 33, first paragraph, of Consob Regulation No. 11971 of May 14, 1999, as amended. Any offer, sale or delivery of the units or distribution of copies of this prospectus or any other document relating to the units in Italy under (1) or (2) above must be: (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Decree No. 58 and Legislative Decree No. 385 of September 1, 1993, or the Banking Act; and (ii) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in Italy and their characteristics; and (iii) in compliance with any other applicable laws and regulations.

Germany.  The offering of the units is not a public offering in the Federal Republic of Germany. The units may only be acquired in accordance with the provisions of the Securities Sales Prospectus Act (Wertpapier-Verkaufspropsektgestz), as amended, and any other applicable German law. No application has been made under German law to publicly market the units in or out of the Federal Republic of Germany. The units are not registered or authorized for distribution under the Securities Sales Prospectus Act and accordingly may not be, and are not being, offered or advertised publicly or by public promotion. Therefore, this prospectus is strictly for private use and the offering is only being made to recipients to whom the document is personally addressed and does not constitute an offer or advertisement to the public. The units will only be available to persons who, by profession, trade or business, buy or sell shares for their own or a third party’s account.

France.  The units offered by this prospectus may not be offered or sold, directly or indirectly, to the public in France. This prospectus has not been or will not be submitted to the clearance procedure of the Autorité des Marchés Financiers, or the AMF, and may not be released or distributed to the public in France. Investors in France may only purchase the units offered by this prospectus for their own account and in accordance with articles L. 411-1, L. 441-2 and L. 412-1 of the Code Monétaire et Financier and decree no. 98-880 dated October 1, 1998, provided they are “qualified investors” within the meaning of said decree. Each French investor must represent in writing that it is a qualified investor within the meaning of the aforesaid decree. Any resale, directly or indirectly, to the public of the shares offered by this prospectus may be effected only in compliance with the above mentioned regulations.

“Les actions offertes par ce document d’information ne peuvent pas être, directement ou indirectement, offertes ou vendues au public en France. Ce document d’information n’a pas été ou ne sera pas soumis au visa de l’Autorité des Marchés Financiers et ne peut être diffusé ou distribué au public en France. Les investisseurs en France ne peuvent acheter les actions offertes par ce document d’information que pour leur compte propre et conformément aux articles L. 411-1, L. 441-2 et L. 412-1 du Code Monétaire et Financier et du décret no. 98-880 du 1 octobre 1998, sous réserve qu’ils soient des investisseurs qualifiés au sens du décret susvisé. Chaque investisseur doit déclarer par écrit qu’il est un investisseur qualifié au sens du décret susvisé. Toute revente, directe ou indirecte, des actions offertes par ce document d’information au public ne peut être effectuée que conformément à la réglementation susmentionnée.”

Switzerland.  This prospectus may only be used by those persons to whom it has been directly handed out by the offeror or its designated distributors in connection with the offer described therein. The units are only offered to those persons and/or entities directly solicited by the offeror or its designated distributors, and are not offered to the public in Switzerland. This prospectus constitutes neither a public offer in Switzerland nor an issue prospectus in accordance with the respective Swiss legislation, in particular but not limited to Article 652A Swiss Code Obligations. Accordingly, this prospectus may not be used in connection with any other offer, whether private or public and shall in particular not be distributed to the public in Switzerland.

United Kingdom.  In the United Kingdom, the units offered by this prospectus are directed to and will only be available for purchase to a person who is an exempt person as referred to at paragraph (c) below and who warrants, represents and agrees that: (a) it has not offered or sold, and will not offer or sell, any units offered by this prospectus to any person in the United Kingdom except in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of section 85 of the Financial Services and Markets Act 2000 (as amended) (“FSMA”); and (b) it has complied and will comply with all applicable provisions of FSMA and the regulations made thereunder in respect of anything done by it in relation to the units offered by this prospectus in, from or otherwise involving the United Kingdom; and (c) it is a person who falls within the exemptions to Section 21 of the FSMA as set out in The Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (“the Order”), being either an investment professional as described under Article 19 or any body corporate (which itself has or a group undertaking has a called up share capital or net assets of not less than £500,000 (if more than 20 members) or otherwise £5 million) or an unincorporated association or partnership (with net assets of not less than £5 million) or is a trustee of a high value trust or any person acting in the capacity of director, officer or employee of such entities as defined under Article 49(2)(a) to (d) of the Order, or a person to whom the invitation or inducement may otherwise lawfully be communicated or cause to be communicated. The investment activity to which this document relates will only be available to and engaged in only with exempt persons referred to above. Persons who are not investment professionals and do not have professional experience in matters relating to investments or are not an exempt person as described above, should not review nor rely or act upon this document and should return this document immediately. It should be noted that this document is not a prospectus in the United Kingdom as defined in the Prospectus Regulations 2005 and has not been approved by the Financial Services Authority or any competent authority in the United Kingdom.

Israel.  The units offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (ISA). The units may not be offered or sold, directly or indirectly, to the public in Israel. The ISA has not issued permits, approvals or licenses in connection with the offering of the units or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the units being offered. Any resale, directly or indirectly, to the public of the units offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Sweden.  Neither this prospectus nor the units offered hereunder have been registered with or approved by the Swedish Financial Supervisory Authority under the Swedish Financial Instruments Trading Act (1991:980) (as amended), nor will such registration or approval be sought. Accordingly, this prospectus may not be made available nor may the units offered hereunder be marketed or offered for sale in Sweden other than in circumstances which are deemed not to be an offer to the public in Sweden under the Financial Instruments Trading Act. This prospectus may not be distributed to the public in Sweden and a Swedish recipient of the prospectus may not in any way forward the prospectus to the public in Sweden.

Norway.  This prospectus has not been produced in accordance with the prospectus requirements laid down in the Norwegian Securities Trading Act 1997, as amended. This prospectus has not been approved or disapproved by, or registered with, either the Oslo Stock Exchange or the Norwegian Registry of Business Enterprises. This prospectus may not, either directly or indirectly be distributed to Norwegian potential investors.

Denmark.  This prospectus has not been prepared in the context of a public offering of securities in Denmark within the meaning of the Danish Securities Trading Act No. 171 of 17 March 2005, as amended from time to time, or any Executive Orders issued on the basis thereof and has not been and will not be filed with or approved by the Danish Financial Supervisory Authority or any other public authority in Denmark. The offering of units will only be made to persons pursuant to one or more of the exemptions set out in Executive Order No. 306 of 28 April 2005 on Prospectuses for Securities Admitted for Listing or Trade on a Regulated Market and on the First Public Offer of Securities exceeding EUR 2,500,000 or Executive Order No. 307 of 28 April 2005 on Prospectuses for the First Public Offer of Certain Securities between EUR 100,000 and EUR 2,500,000, as applicable.

LEGAL MATTERS

The validity of the securities offered in this prospectus are being passed upon for us by Campbells, Attorneys-at-Law, Grand Cayman, Cayman Islands. Gersten Savage LLP, New York, New York, is acting as counsel for the underwriters in this offering. Ellenoff Grossman & Schole LLP, as special United States counsel, has provided an opinion relating to the tax disclosure under the caption “Taxation — United States Federal Income Taxation.”

EXPERTS

The financial statements of China Growth Alliance Ltd. as of September 27, 2007 and for the period from inception (August 10, 2007) to September 27, 2007, appearing in this prospectus and registration statement have been audited by UHY LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The report of UHY LLP appearing in this prospectus has been included with the consent of such firm.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form F-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

CHINA GROWTH ALLIANCE LTD.

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China Growth Alliance Ltd.

We have audited the accompanying balance sheet of China Growth Alliance Ltd. (a corporation in the development stage) (the “Company”) as of September 27, 2007, and the related statements of operations, shareholders’ equity and cash flows for the period from August 10, 2007 (inception) to September 27, 2007. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 27, 2007, and the results of its operations and its cash flows for the period from August 10, 2007 (inception) to September 27, 2007, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 and Note 2 to the financial statements, the Company has not engaged in any operations to date, has no revenue, and its business plan is dependant on completion of financing. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Notes 1, 2 and 3 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ UHY LLP

Albany, New York
October 18, 2007, except as to Note 7, as to which the date is March 14, 2008

CHINA GROWTH ALLIANCE LTD.
(A Corporation in the Development Stage)

BALANCE SHEET
September 27, 2007

ASSETS
Current Assets — Cash	$101,815
Deferred offering costs	101,275
Total Assets	$203,090
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$8,108
Note payable to shareholder	175,000
Total Liabilities	183,108
Commitments and Contingencies
Shareholders’ Equity
Preferred shares — $0.0005 par value; 10,000,000 shares authorized; none issued and outstanding	—
Ordinary shares — $0.0004348 par value; 90,000,000 shares authorized; 2,012,500 shares issued and outstanding	875
Additional paid-in capital	24,125
Deficit accumulated during the development stage	(5,018)
Total Shareholders’ Equity	19,982
Total Liabilities and Shareholders’ Equity	$203,090

The accompanying notes are an integral part of these financial statements.

CHINA GROWTH ALLIANCE LTD.
(A Corporation in the Development Stage)

STATEMENT OF OPERATIONS
For the Period August 10, 2007 (Inception) to September 27, 2007

Formation and operating costs	$5,110
Operating loss	(5,110)
Other income
Interest income	92
Net loss	$(5,018)
Weighted average shares outstanding basic and diluted	2,012,500
Basic and diluted net loss per share	$—

The accompanying notes are an integral part of these financial statements.

CHINA GROWTH ALLIANCE LTD.
(A Corporation in the Development Stage)

STATEMENT OF SHAREHOLDERS' EQUITY
For the Period August 10, 2007 (Inception) to September 27, 2007

	Ordinary Shares		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Shareholders' Equity
	Shares	Amount
Ordinary shares issued August 10, 2007 (inception)	2,012,500	$875	$24,125	$—	$25,000
Net loss	—	—	—	(5,018)	(5,018)
Balance at September 27, 2007	2,012,500	$875	$24,125	$(5,018)	$19,982

The accompanying notes are an integral part of these financial statements.

CHINA GROWTH ALLIANCE LTD.
(A Corporation in the Development Stage)

STATEMENT OF CASH FLOWS
For the Period August 10, 2007 (Inception) to September 27, 2007

Cash flows from operating activities:
Net loss	$(5,018)
Net cash used in operating activities	(5,018)
Cash flows from financing activities:
Proceeds from sale of ordinary shares	25,000
Proceeds from note payable to shareholder	175,000
Increase in deferred offering costs	(93,167)
Net cash provided by financing activities	106,833
Net increase in cash	101,815
Cash at beginning of period	—
Cash at end of period	$101,815
Supplemental Disclosure of Non-cash Financing Activities:
Accrual of Deferred Offering Costs:
Deferred offering costs	$8,108
Accrued expenses	(8,108)
$—

The accompanying notes are an integral part of these financial statements.

CHINA GROWTH ALLIANCE LTD.

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations

China Growth Alliance Ltd. (the “Company”) was incorporated in Cayman Islands on August 10, 2007 with an authorized share capital of 90,000,000 ordinary shares (par value $0.0004348 per share) and 10,000,000 preferred shares (par value $0.0005 per share). In August 2007, the Company’s sponsor, Fair Value Capital Ltd., a Samoa company (“Fair Value Capital”), contributed $25,000 to the formation of the Company and was issued 2,012,500 ordinary shares. Fair Value Capital is controlled by the Company’s executive officers. The Company was formed to acquire, through a stock exchange, asset acquisition or other similar business combination, an operating business having its primary operations located in the People’s Republic of China. The Company has neither engaged in any operations nor generated revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies.

Although substantially all of the net proceeds of the proposed offering of Units (as defined in Note 3 below) (the “Proposed Offering”), are intended to be generally applied toward consummating a business combination with (or acquisition of) one target business (“Business Combination”), there is no assurance that the Company will be able to effect a Business Combination or complete the Proposed Offering. To the extent the Company completes the closing of the Proposed Offering, approximately 98% of the gross proceeds, after deducting payment of certain amounts to the underwriter and other direct cost of the offering, will be held in a trust account (“Trust Account”) until the earlier of (i) the consummation of the first Business Combination or (ii) liquidation of the Company as described below. The proceeds held in the trust account, excluding $1,680,000 (or $1,890,000 if the underwriters’ over-allotment option is exercised in full) to be paid to the underwriters upon consummation of a Business Combination and a portion of the interest earned, may be used as consideration to pay the sellers of a target business with which the Company ultimately completes a Business Combination. Any amount not paid as consideration to the sellers of the target business may be used to finance operations of the target business or to effect other acquisitions, as determined by the Company’s board of directors at that time. The remaining proceeds of the Proposed Offering may be used to pay for business, legal and accounting, due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for shareholder approval. The business combination will proceed only if a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and public shareholders owning less than 30% of the subunits sold in the Proposed Offering exercise their rights to redeem their subunits for cash.

In order to fund its working capital requirements, the Company will be permitted to draw, as earned, up to 75% of the cumulative interest earned on the funds held in the Trust Account, after taxes, per month for the first 12 months following the consummation of the Proposed Offering, and thereafter 50% cumulative interest earned on the funds held in the Trust Account per month, after taxes. The Company will be permitted to draw no more than an aggregate of $2,000,000 of such interest.

In the event that the Company does not consummate a Business Combination within 24 months from the consummation of the Proposed Offering, the Company will be dissolved and the proceeds held in the Trust Account (other than a portion of the interest earned previously distributed to the Company for working capital) will be distributed to the Company’s public shareholders. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the warrants contained in the Units to be offered in the Proposed Offering discussed in Note 3).

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The Company has not commenced operations since its inception on August 10, 2007. All activities and expenses incurred from August 10, 2007 to September 27, 2007 are related to the Company’s formation and preparation of the Proposed Offering. The Company has selected December 31 as its fiscal year end.

CHINA GROWTH ALLIANCE LTD.

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this uncertainty are discussed in Note 3. There is no assurance that the Company’s plans to raise capital will be successful, or to consummate a Business Combination will be successful within the target business acquisition period. These factors, among others, indicate that the Company may be unable to continue operations as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cash

Cash is comprised of cash in bank deposit accounts.

Loss per Ordinary Share

Loss per share is computed by dividing net loss applicable to ordinary shareholders by the weighted average number of ordinary shares outstanding for the period. There were no dilutive securities outstanding during the period.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash. The Company maintains its cash in bank deposit accounts which, at times, may exceed insured limits. The Company has not experienced any losses in such accounts.

Income Taxes

Under current Cayman Island laws, the Company is not subject to income tax, and therefore, no income tax benefit has been recorded in respect of the net operating loss incurred.

The Company follows Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”, as amended, which establishes financial accounting and reporting standards for the effects of income taxes that result from an enterprise’s activities during the current and preceding years. It requires an asset and liability approach for financial accounting and reporting for income taxes.

The Company anticipates that substantially all of the funds in the trust account will be invested in tax exempt money market accounts that will generate income which generally should be exempt from United States federal income tax.

Foreign Currency Translation

The Company’s reporting currency is the United States dollar. Although the Company may maintain cash accounts in the Cayman Islands or elsewhere denominated in foreign currencies, most of its expenditures have been and are expected to continue to be denominated in United States dollars. Accordingly, the Company has designated its functional currency as the United States dollar.

For amounts not initially designated in United States dollars, asset and liability accounts are translated using the exchange rate in effect at the balance sheet date, and statement of operations accounts are translated using the average exchange rate for each quarterly reporting period.

Gains or losses resulting from translation adjustments, which there have been none to date, are included in other income (expense) in the statement of operations.

CHINA GROWTH ALLIANCE LTD.

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

Deferred Offering Costs

Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of capital or charged to expense if not completed.

Recent Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”), which provides companies with an option to report selected financial assets and liabilities at fair value. SFAS No. 159’s objective is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. Generally accepted account principles have required different measurement attributes for different assets and liabilities that can create artificial volatility in earnings. SFAS No. 159 helps to mitigate this type of accounting-induced volatility by enabling companies to report related assets and liabilities at fair value, which would likely reduce the need for companies to comply with detailed rules for hedge accounting. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 requires companies to provide additional information that will help investors and other users of financial statements to more easily understand the effect of the Company’s choice to use fair value on its earnings. SFAS No. 159 also requires companies to display the fair value of those assets and liabilities for which the Company has chosen to use fair value on the face of the balance sheet. SFAS No. 159 does not eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements included in SFAS No. 157 and SFAS No. 107. SFAS No. 159 is effective as of the beginning of a company’s first fiscal year beginning after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided the Company makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157. The Company is currently assessing the potential effect of SFAS No. 159 on its financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”), which establishes a formal framework for measuring fair value under GAAP. SFAS 157 defines and codifies the many definitions of fair value included among various other authoritative literature, clarifies and, in some instances, expands on the guidance for implementing fair value measurements, and increases the level of disclosure required for fair value measurements. Although SFAS 157 applies to and amends the provisions of existing FASB and American Institute of Certified Public Accountants (“AICPA”) pronouncements, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards. SFAS 157 applies to all other accounting pronouncements requiring or permitting fair value measurements, except for: SFAS 123R, share-based payment and related pronouncements, the practicability exceptions to fair value determinations allowed by various other authoritative pronouncements, and AICPA Statements of Position 97-2 and 98-9 that deal with software revenue recognition. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently assessing the potential effect of SFAS No. 157 on its financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 — Proposed Offering

The Proposed Offering calls for the Company to offer for public sale up to 7,000,000 units (“Units”). Each Unit consists of: (i) one subunit, which consists of: (A) one ordinary share of the Company, $0.0004348 par value and (B) one redeemable Class B warrant (“Class B Warrant”) and (ii) one redeemable Class A

CHINA GROWTH ALLIANCE LTD.

NOTES TO FINANCIAL STATEMENTS

Note 3 — Proposed Offering  – (continued)

warrant (“Class A Warrant”). Each Class A Warrant will entitle the holder to purchase from the Company one ordinary share at an exercise price of $6.00 commencing on the later of (a) one year from the effective date of the Proposed Offering or (b) the completion of a Business Combination with a target business, and expiring on the five year anniversary of the effective date. The Class A Warrants will be redeemable at a price of $0.01 per Class A Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the ordinary share is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on three business days prior to the date on which notice of redemption is given.

The Class B Warrants are identical to the Class A Warrants except: (i) each Class B Warrant entitles the holder to purchase one half (1/2) of one ordinary share of the Company, (ii) the Class B Warrants will not trade separately and will be attached to and trade as a subunit with the ordinary shares included as part of the Units until the time of the Business Combination and (iii) the Class B warrants are subject to forfeiture if the holder elects to redeem the subunit of which the Class B warrant forms a part for such holder’s pro rata cash portion of the Trust Account. If the Company consummates a Business Combination, the subunits will automatically separate and every two Class B warrants will automatically convert into one Class A warrant and the subunits and Class B warrants will no longer be outstanding.

To the extent the Company completes the Proposed Offering, the Company has agreed to sell the underwriters, for $100, an option to purchase up to a total of 350,000 units as compensation for their services. The units issuable upon exercise of this option are identical to those offered in the Proposed Offering, except that the warrants included in the option have an exercise price of $7.50. This option is exercisable at $10.00 per Unit commencing on the later of the consummation of a Business Combination or one year from the date of the prospectus and expires five years from the date of the prospectus. In lieu of the payment of the exercise price, the option may be converted into units on a net-share settlement or cashless exercise basis to the extent that the market value of the units at the time of conversion exceeds the exercise price of the option. The option may only be exercised or converted by the option holder and cannot be redeemed for cash by the Company or the option holder.

The sale of the unit purchase option is expected to be accounted for as an equity transaction in accordance with Emerging Issues Task Force No. 00-19, “Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled in a Company’s Own Stock,” as amended, and therefore would be measured at its fair value on the date of the sale in accordance with the Statements of Financial Accounting Standards No. 123R, “Share Based Payment,” which would result in an increase of the Company’s cash position and shareholders’ equity by the $100 proceeds from the sale. The Company has determined based upon the Black-Scholes model, that the estimated fair value of the option on the date of sale would be approximately $2.235 per unit or an aggregate of $782,250, using an expected life of four years after the first anniversary of the effective date of this registration statement, volatility of 38.48% and a risk free interest rate of 4.20%. Given that the parameters used in the computation of the fair value of the option change over time, the actual fair value of the option on the date of the sale is expected to be different from the estimated fair value noted above.

The volatility calculation of 38.48% is based on the three-year average volatility of ten Sample Companies that are US Listed Chinese Companies (the “Sample Companies”). Because the Company does not have a trading history, the Company estimated the potential volatility of its ordinary share price, which will depend on a number of factors that can not be ascertained at this time. The Company referred to the Sample Companies because management believes that the average volatility of such Sample Companies is a reasonable benchmark to use in estimating the expected volatility of the Company’s ordinary shares after the consummation of a Business Combination. Although an expected life of 4 years was taken into account for the purposes of assigning a fair value to this option, if the Company does not consummate a Business Combination within the prescribed time period and liquidates, this option would become worthless.

CHINA GROWTH ALLIANCE LTD.

NOTES TO FINANCIAL STATEMENTS

Note 3 — Proposed Offering  – (continued)

Pursuant to Rule 2710(g)(1) of the Financial Industry Regulatory Authority, Inc., the option to purchase 350,000 units is deemed to be underwriting compensation and therefore upon exercise, the underlying shares and warrants are subject to a 180 day lock up. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one year period (including the foregoing 180 day period) following the date of the Proposed Offering.

Note 4 — Commitments

The Company has agreed to pay Shanghai Fair Value Investment Company Limited, an affiliate of Fair Value Capital, $7,500 per month for the use of office space, utilities and personnel, commencing on the effective date of the Proposed Offering and continuing for 24 months.

In connection with the Proposed Public Offering, Fair Value Opportunity Ltd., an affiliate of Fair Value Capital Ltd., has agreed to purchase from the Company 2,666,667 warrants (“Private Placement Warrants”) at $0.75 per Warrant in a private placement in accordance with Regulation S under the Securities Act of 1933, as amended, to be completed prior to the effective date of the registration statement for the Proposed Public Offering (the “Effective Date”). Of the $2,000,000 of proceeds received from the sale of the Private Placement, $1,900,000 will be placed in the Trust Account and $100,000 will initially be held outside the Trust Account and used by the Company for working capital purposes.

The Private Placement Warrants will be identical to the Class A Warrants underlying the unit being offered with the Proposed Public Offering, except that they will be non-redeemable and may be exercised on a “cashless” basis at any time after the later to occur of a Business Combination or one year from the Effective Date, in each case if held by their initial holders or their permitted assigns. The holder of Private Placement Warrants will not have any right to any liquidation distributions with respect to the shares underlying such Private Placement Warrants in the event the Company fails to consummate a Business Combination, in which event the Private Placement Warrants will expire worthless.

Note 5 — Note Payable to Shareholder

The Company issued a $175,000 unsecured promissory note to Fair Value Capital on August 15, 2007. The note is non-interest bearing and is payable on the earlier of June 30, 2008 or the consummation of the Proposed Offering. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount.

Note 6 — Preferred Shares

The Company is authorized to issue 10,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors.

Note 7 — Subsequent Event

On March 14, 2008, the Company’s shareholders approved a 1.15-for-1 split of the Company’s ordinary shares and the cancellation of 13,500,000 of the post-split authorized but not issued ordinary shares. The 262,500 shares issued as a result of such split are subject to forfeiture, pro rata, based on the amount of the underwriter’s over-allotment option exercised. As a result of the split, and pursuant to Cayman Islands law, the par value of the Company’s ordinary shares was reduced to $0.0004348. All share and per share data in these financial statements have been adjusted retroactively to give effect to the split.

Until           , 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

$56,000,000

China Growth Alliance Ltd.

7,000,000 Units

PROSPECTUS

Ferris, Baker Watts Incorporated	Jesup & Lamont Securities Corporation
Maxim Group LLC

, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s Amended and Restated Memorandum and Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Memorandum and Articles of Association will provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own fraud or willful default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we sold the following ordinary shares without registration under the Securities Act:

Shareholders	Number of Shares
Fair Value Capital Ltd.	1,750,000
Total	1,750,000

Such ordinary shares were issued on August 10, 2007 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to our sponsor, an “accredited investor” as defined in Rule 501(a) of the Securities Act. The ordinary shares issued to our sponsor were sold for an aggregate offering price of $25,000 at a purchase price of $0.0143 per share. No underwriting discounts or commissions were paid with respect to such sales. Subsequently, our sponsor transferred 80,000 of these ordinary shares to our independent directors.

On March 14, 2008, our shareholders approved a 1.15-for-1 split of our outstanding shares. The 262,500 shares issued as a result of such split are subject to forfeiture, pro rata, based on the amount of the underwriter’s over-allotment option exercised. The purpose of the split was to allow our existing shareholders to maintain their 20.0% ownership of the outstanding ordinary shares if the underwriter’s over-allotment option is exercised in full or in part. As a result of the split, and pursuant to Cayman Islands law, the par value of our ordinary shares was reduced from $0.0005 to $0.0004348.

Prior to the consummation of the offering, Fair Value Opportunity Ltd., a Samoa company of which our sponsor is the manager and of which more than a majority of the interests are collectively owned by Dr. Zhou and Messrs. Zhu and Ma, will purchase an aggregate of 2,666,667 private placement warrants from us for an aggregate offering price of $2,000,000. Fair Value Opportunity Ltd. will enter into binding subscription agreements (the form of which is attached as an exhibit) to purchase these private placement warrants, which will be issued pursuant to the exemption from registration contained in Regulation S under the Securities Act. No underwriting discounts or commissions were paid with respect to such sales. Fair Value Opportunity Ltd. will subscribe for and, prior to the consummation of the offering, will purchase the private placement warrants.

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing shareholders’ collective ownership at least 20.0% of our issued and outstanding ordinary shares upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our ordinary shares to maintain the existing shareholders’ collective ownership at 20.0% of our issued and outstanding ordinary shares upon consummation of this offering, in each case without giving effect to the private placement.

Item 8. Exhibits and Financial Statement Schedules.

See the Exhibit Index, which follows the signature page which is incorporated by reference.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B:

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned hereby undertakes to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to Item 512(a)(4) of Regulation S-K and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(e) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Massachusetts, United States of America, on the 18th day of March, 2008.

CHINA GROWTH ALLIANCE LTD.

By:	/s/ Bin Zhou Name: Bin Zhou Title: Co-Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bin Zhou his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Bin Zhou Bin Zhou	Chairman and Co-Chief Executive Officer (Principal Executive Officer)	March 18, 2008
/s/ Peifeng Zhu Peifeng Zhu	Co-Chief Executive Officer and Director (Prinicpal Financial Officer)	March 18, 2008
/s/ Dongbing Ma Dongbing Ma	Vice Chairman and President	March 18, 2008
/s/ Yuanfei Ma Yuanfei Ma	Director	March 18, 2008
/s/ Danlin Meng Danlin Meng	Director	March 18, 2008
/s/ Gordon H. Silver Gordon H. Silver	Director	March 18, 2008
/s/ H. David Sherman H. David Sherman	Director	March 18, 2008

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
3.1	Memorandum and Articles of Association, dated August 10, 2007.
3.2	Amended and Restated Memorandum and Articles of Association, dated March 14, 2008.
4.1	Specimen Unit Certificate.*
4.2	Specimen Subunit Certificate.*
4.3	Specimen Ordinary Shares Certificate.*
4.4	Specimen Class A Warrant Certificate.*
4.5	Specimen Class B Warrant Certificate.*
4.6	Form of Unit Purchase Option to be granted to the underwriters.
4.7	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant.
5.1	Opinion of Campbells, Attorneys at law.*
8.1	Tax Opinion of Ellenoff Grossman & Schole LLP.
10.1	Form of Investment Management Trust Account Agreement between American Stock Transfer & Trust Company and the Registrant.
10.2	Form of Securities Escrow Agreement among the Registrant, American Stock Transfer & Trust Company, and the Existing Shareholders.
10.3	Form of Registration Rights Agreement among the Registrant and the Existing Shareholders.
10.4	Form of Letter Agreement by and between the Registrant and Bin Zhou.
10.5	Form of Letter Agreement by and between the Registrant and Peifeng Zhu.
10.6	Form of Letter Agreement by and between the Registrant and Dongbing Ma.
10.7	Form of Letter Agreement by and between the Registrant and Yuanfei Ma.
10.8	Form of Letter Agreement by and between the Registrant and Gordon H. Silver.
10.9	Form of Letter Agreement by and between the Registrant and H. David Sherman.
10.10	Form of Letter Agreement by and between the Registrant and Danlin Meng.
10.11	Administrative Services Agreement between the Registrant and Shanghai Fair Value Investment Company Limited.
10.12	Form of Subscription Agreement for the purchase of private placement warrants.
10.13	Promissory Note, dated August 15, 2007, issued to the Registrant in the amount of $175,000.
14	Code of Business Conduct and Ethics.*
23.1	Consent of UHY LLP.
23.2	Consent of Campbells, Attorneys-at-law (included in Exhibit 5.1).*
23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 8.1).
24	Power of Attorney (Included on Signature Page of this registration statement).
99.1	Audit Committee Charter.*
99.2	Nominating Committee Charter.*

*	To be filed by amendment.